EXHIBIT 99.1
LEASE
by and between
BMR-Landmark at Eastview LLC,
a Delaware limited liability company
and
Regeneron Pharmaceuticals, Inc.,
a New York corporation

INDEX

AAA	75
Above-Standard TI Allowance	11
Accountant	24
ADA	31
Additional Rent	20
Advance Request	12
Alterations	38
Alterations Consent	39
Annual Factor	17
Applicable Laws	79
Appraiser	70
Approved Budget	12
Available Premises	71
Base TI Allowance	11
Basic Annual Rent	20
Basic Electric	37
Broker	32
Building	3
Building Systems	1
CAM Pool Charges	21
CCRs	69
Claims	44
Code	52
Common Area	2
Completion Assurances	40
Confidentiality Agreement	73
Construction Management Fee	11
Contractor	6
control	55
Core Campus	79
CPI	39
CPI Adjustment	39
De Minimis Variations	6
Default	51
Defect Reporting Period	9
Defects	9
Disbursement Conditions	11
Disbursement Period	13
Documents	65
Early Access Date	15
Early Termination Payment	67
Entire Project	2
Estimated Cost	40
Estimated Term Commencement Date	4
Excess TI Costs	11
Excluded Services	1
Excluded Services Date	1
Excluded Services Notice	1
Excluded Services Premises	1
Execution Date	1
Exempt Transfer	55
Existing Project	1
Expansion Notice	81
Expansion Space	81
Fair Market Value	69
Force Majeure	35
GAAP	23
GOL	28
Governmental Authority	21
Hard Costs	11
Hazardous Material	66
Hazardous Materials List	65
Holdover Premises	32
HVAC	74
IDA	76
IDA Premises	76
Imputed Financing Cost	19
Imputed Land Cost	17
Indemnified Party	45
Independent Review	23
L/C Security	27
Landlord	1, 59
Landlord Change Order Request	5
Landlord Delay	16
Landlord IDA Documentation	76
Landlord IDA Sublease	77
Landlord IDA Subsublease	77
Landlord Parties	46
Landlord’s Authorized Representative	1
Landlord’s Building Systems and Structures	39
Landlord’s HVAC Premises	74
Landlord’s Work	6
Landlord’s Work Budget	6
Lease	1
Liability	45
Linde Building	1
Major Subtenant	58

Major Subtenant SNDA	58
Major Work	40
Minor Alterations	39
Neutral Architect	8
New Buildings	1
New Buildings Share	17
New Multiple Tenant Building	1
New Multiple Tenant Building Premises	1
New Premises	1
New Premises Basic Annual Rent	17
New Project	2
New Whole Building	1
New Whole Building Premises	1
Old Lease	1
Operating Expenses	21
Option	69
Overtime HVAC	74
Permitted Changes	7
PILOT Agreement	76
Plans and Specifications	6
Premises	2, 3
Prime Rate	22
Project Costs	17
Project Costs Calculation	19
Property	1
Property Management Fee	23
Public Inducements	76
Punchlist	8
Punchlist Deadline	9
Punchlist Items	8
Real Estate Tax Year	25
Real Estate Taxes	21
Rent	20
Rent Commencement Date	4
Rentable Area	26
Retained Premises	1
Retained Premises Basic Annual Rent	4
Retained Premises Early Termination	67
Retained Premises Early Termination Date	66
ROFO	72
ROFO Notice	72
ROFO Period	72
ROFO Space	72
ROFR	71
ROFR Lease	71
ROFR Notice	71
ROFR Premises	71
ROFR Response Period	71
Rooftop Equipment	32
RPAPL	80
RPL	80
Rules and Regulations	34
Security Deposit	26
Self-Help Warning Notice	9
Self-Help Work	9
Signage	30
Site Plan Approval	18
SNDA	63
Soft Costs	11
Substantial Completion	8
Substantially Complete	8
Tax Incentive	25
Tenant	1, 60
Tenant Delay	16
Tenant IDA Documentation	77
Tenant IDA Sublease	78
Tenant IDA Subsublease	78
Tenant Improvements	11,1
Tenant’s Above-Standard TI Share	11
Tenant’s Affiliate	55
Tenant’s Pro Rata Share	20
Term	6
Term Commencement Date	10
Term Expiration Date	4
Thirteenth Amendment	1
TI Allowance	11
TI Disbursement Deadline	13
TI Rent	13
TI Rent Installment	14
TI Rent Period	14
Tranche	13
Tranche Disbursement Date	13
Transfer	55
Transfer Conditions	56
Transfer Date	55
Transfer Notice	55
UBC	65
Utilities	35
Utility	35
Work Letter	11

LEASE
     THIS LEASE (this “Lease”) is entered into as of December 21, 2006 (the “Execution Date”), by and between BMR-Landmark at Eastview LLC, a Delaware limited liability company (“Landlord”), and Regeneron Pharmaceuticals, Inc., a New York corporation (“Tenant”).
RECITALS
     A. Landlord owns (or holds a long-term leasehold interest in) the real property commonly known as The Landmark at Eastview (the “Property”), as described in Exhibit I.
     B. Part of the Property is presently improved (such improvements, the “Existing Project”). The Existing Project includes the Core Campus as described in Article 54.
     C. On June 23, 1988, Tenant’s predecessor in interest and Landlord’s predecessor in interest entered into a Lease, which has been amended twelve (12) times in writing before the Execution Date as listed on Exhibit H (the “Old Lease”).
     D. Under the Old Lease, Tenant occupies multiple buildings within the Core Campus, including the building located at 765 Old Saw Mill River Road and commonly known as the “Linde Building.”
     E. As of the Execution Date, Landlord and Tenant are amending the Old Lease and simultaneously executing an agreement (the “Thirteenth Amendment”) in the form attached as Exhibit H-2 to remove from the Old Lease, effective only as of the Term Commencement Date under this Lease, a total of 27,021 square feet within the Linde Building (the “Retained Premises”) and to include the Retained Premises and the New Premises under this Lease, subject to certain Retained Premises Early Termination rights as provided for in Section 41. The Retained Premises are described in Exhibit A. As of the Term Commencement Date, the parties desire to have this Lease, instead of the Old Lease, govern the Retained Premises. Until the Term Commencement Date under this Lease, the Old Lease (as extended and amended by the Thirteenth Amendment) shall continue to govern the Retained Premises.
     F. Within the Entire Project, Landlord intends to construct three new buildings commonly referred to as Building A, Building B and Building C (the “New Buildings”). Building A is to be known under this Lease as the “New Whole Building” and Building B is to be known under this Lease as the “New Multiple Tenant Building.” Landlord may construct Building C at a later date.
     G. Tenant desires to take occupancy of the following, as depicted in Exhibit A (together, the “New Premises”): (a) the entire New Whole Building (the “New Whole Building Premises”); and (b) subject to Tenant’s expansion option set forth in Article 66, at least the two (2) upper floors (plus a portion of the basement) of the New Multiple Tenant Building (the “New Multiple Tenant Building Premises”).
     H. Under the Thirteenth Amendment, Landlord and Tenant also intend to keep the Old Lease in effect for all space Tenant occupies under the Old Lease, except that under the

Thirteenth Amendment: (a) the Retained Premises shall be removed from the Old Lease and become part of the Premises under this Lease as of the Term Commencement Date under this Lease; and (b) the expiration date of the Old Lease shall be modified to become the “Changed Expiration Date” as defined in the Thirteenth Amendment.
     I. Landlord and Tenant have entered into certain transactions with IDA (as defined below) to obtain certain Public Inducements (as defined below) in connection with execution of this Lease.
     J. Landlord wishes to lease to Tenant, and Tenant desires to lease from Landlord, the Premises pursuant to the terms and conditions of this Lease, as set forth in the Recitals above and as detailed below.
AGREEMENT
     NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:
1. Lease of Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises. The Property and all landscaping, parking facilities and other improvements and appurtenances related thereto, including, without limitation, all improvements located on the Property as of the Execution Date are hereinafter collectively referred to as the “Existing Project.” All landscaping, parking facilities and other improvements and appurtenances related thereto with respect to and including the New Buildings constructed after the Execution Date are hereinafter collectively referred to as the “New Project.” The Existing Project and the New Project are hereinafter collectively referred to as the “Entire Project.” All portions of the Entire Project that are for the non-exclusive use of tenants, including, without limitation, driveways, sidewalks, parking areas, landscaped areas, service corridors, stairways, elevators, public restrooms and public lobbies, are hereinafter referred to as “Common Area.”
2. Basic Lease Provisions. For convenience of the parties, certain basic provisions of this Lease are set forth herein. The provisions set forth herein are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.
     2.1 This Lease shall take effect upon the Execution Date and, except as specifically otherwise provided within this Lease, each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant from the Execution Date. The “Premises” as defined under this Lease will consist of the Retained Premises and the New Premises. To the extent that Tenant exercises its Expansion Space option, or any ROFO or ROFR under this Lease, the Premises shall expand to include the affected space.
     2.2 The Premises, the Buildings, and certain related terms are defined as follows. In these definitions, each Rentable Area is expressed in rentable square footage. Rentable Area and Tenant’s Pro Rata Shares are all subject to adjustment under this Lease, including under Section 9.2.

Means the Following (As of the Term
Definition or Provision	Commencement Date)
“Premises”	Retained Premises and New Premises

“Buildings”	Linde Building and New Buildings

Rentable Area of Premises	27,021 + 193,888 = 220,909 (without the Expansion Space1)
27,021 + 229,643 = 256,664 (with the Expansion Space)

Rentable Area of Buildings	177,203 for Linde Building 117,935 for New Whole Building 75,953 for New Multiple Tenant Building (without the Expansion Space)
111,708 for New Multiple Tenant Building (with the Expansion Space)

Rentable Area of Existing Project	751,648

Rentable Area of New Project	360,520

Rentable Area of Entire Project	1,112,168

Tenant’s Pro Rata Share of Buildings	15.25% of Linde Building (27,021 divided by 177,203)
100% of New Whole Building 67.95% of New Multiple Tenant Building (without the Expansion Space)
100% of New Multiple Tenant Building (with the Expansion Space)

Tenant’s Pro Rata Share of the Existing Project (Based on Retained Premises only)	3.595% (27,021 divided by 751,648)

Tenant’s Pro Rata Share of the New Project (Based on New Premises only (without the Expansion Space))	53.78%
Tenant’s Pro Rata Share of the New Project (Based on New Premises only (with the Expansion Space))	71.19%

[1]	The Expansion Space is 35,755 square feet.

Means the Following (As of the Term
Definition or Provision	Commencement Date)
Tenant’s Pro Rata Share of the Entire Project (Based on Retained Premises and New Premises (without the Expansion Space)	19.86%
Tenant’s Pro Rata Share of the Entire Project (Based on Retained Premises and New Premises with the Expansion Space)	23.08%
     2.3 Initial Annual (and Monthly Rental Installments) of Basic Annual Rent for Retained Premises (“Retained Premises Basic Annual Rent”) only (starting as of the Term Commencement Date, subject to adjustment under this Lease):

Rentable s.f.	Per Rentable s.f.	Total Annual	Total Monthly
27,021	$24.35	$657,961.35	$54,830.11
     2.4 New Premises Basic Annual Rent is provided for and defined in Section 6.1.
     2.5 For the Retained Premises, the Term Commencement Date and the Rent Commencement Date are the same. For the New Premises, the Rent Commencement Date is as set forth in Section 2.7. The Rent Commencement Date for the Retained Premises and the Rent Commencement Date for the New Premises are hereafter each individually and sometimes collectively referred to as the “Rent Commencement Date.” For the New Premises, the Term Commencement Date shall be the date Landlord delivers the entire New Premises to Tenant with Landlord’s Work Substantially Complete.
     2.6 The “Estimated Term Commencement Date” is March 6, 2008, and the actual Term Commencement Date shall be determined pursuant to Section 5.2.
     2.7 For the New Premises, the “Rent Commencement Date” shall be the earliest of: (a) twelve months (to afford Tenant time to construct the Tenant Improvements) after the Term Commencement Date, as such twelve (12) month period may be extended by reason of Landlord Delay; and (b) thirty (30) days after the date Tenant has substantially completed the Tenant Improvements for the New Premises and all certificates of occupancy and other approvals permitting Tenant to take occupancy and use of the New Premises for its intended uses have been issued. Tenant shall with reasonable diligence endeavor to cause all the conditions of clause “b” to be satisfied for the entire New Premises within a commercially reasonable period, subject to Landlord Delay and Force Majeure. Tenant may not take possession of any part of the New Premises before the Term Commencement Date, except as Section 5.8 allows.
     2.8 “Term Expiration Date”: Fifteen (15) years after the date when the Rent Commencement Date has occurred for the entire New Premises; provided, however, Tenant shall have: (a) the right to terminate the Lease for only the Retained Premises as provided in Article 41; and (b) options to extend this Lease as provided in Article 44.

     2.9 Security Deposit: An amount equal to three months of Basic Annual Rent, as in effect from time to time. As of the Execution Date, the Security Deposit shall be an estimated amount of $1,600,000, subject to adjustment under the previous sentence and the terms of this Lease, including Article 66. Promptly upon the Rent Commencement Date the parties shall adjust the Security Deposit to reflect the actual Basic Annual Rent as in effect at the Rent Commencement Date. Upon any increase in Basic Annual Rent, Tenant shall deliver to Landlord the corresponding increase in the Security Deposit.
     2.10 Permitted Use: Any lawful use consistent with any one or more of the following: (a) scientific research facility; (b) office; (c) laboratory; (d) vivarium; or (e) pilot manufacturing plant, provided that any such use(s) (“a” through “e”) shall conform to Applicable Laws (as defined in Section 54).

2.11 Address for Rent Payment:	BMR-Landmark at Eastview LLC
Unit A
P.O. Box 51918
Los Angeles, CA 90051-6218

2.12 Address for Notices to Landlord:	BMR-Landmark at Eastview LLC
17140 Bernardo Center Drive, Suite 222
San Diego, California 92128
Facsimile: (858) 485-9843
Attention: General Counsel/Real Estate

2.13 Address for Notices to Tenant:	Regeneron Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, New York 10591
ATTN: General Counsel

With a copy, at the same address to:	Regeneron Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, New York 10591
ATTN: Sr. Director, Facilities
     2.14 The following Exhibits are attached hereto and incorporated herein by reference:

Exhibit A	Premises
Exhibit B	Acknowledgement of Term Commencement Date and Term Expiration Date
Exhibit C	Tenant’s Personal Property
Exhibit D	Rules and Regulations
Exhibit E	Form of Estoppel Certificate
Exhibit F	Landlord’s Work Budget
Exhibit G	Work Letter
Exhibit H-1	Old Lease Amendments
Exhibit H-2	Thirteenth Amendment (Old Lease)
Exhibit I	Real Property Description

Exhibit J	Landlord’s Plans and Specifications (as of Execution Date)
Exhibit J-1	Exceptions to Landlord’s Plans and Specifications (as of Execution Date)
Exhibit K	Letter of Credit
Exhibit L	Title Policy with CCRs
Exhibit M	Form of Major-Subtenant SNDA
Exhibit N	Scope Allocation Matrix – Landlord’s Work/Tenant Improvements
Exhibit O	CAM Pools
Exhibit P	Excluded Services
Exhibit Q	Form of Mortgage SNDA
Exhibit R	Intentionally Omitted
Exhibit S	Preliminary Signage Sketches
Exhibit T	Operations Protocol
Exhibit U	Retained Premises HVAC Calculation Model
3. Term.
     3.1 This Lease shall take effect upon the Execution Date and, except as specifically otherwise provided within this Lease, each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant from the date of execution and delivery hereof by all parties hereto.
     3.2 The actual term of this Lease (the “Term”) shall commence when the Term Commencement Date has occurred for the entire Premises. The Term shall continue through the Term Expiration Date, subject to earlier termination of this Lease as provided herein.
4. Shell and Core Construction of New Buildings.
     4.1 Commencement of Landlord’s Work. On or before the later of (a) the date five (5) business days after Landlord has obtained all governmental approvals necessary or appropriate to start work; or (b) fifteen (15) business days after the Execution Date, Landlord shall cause Landlord’s contractor, William A. Berry & Son, Inc. or such replacement thereof, subject to Tenant’s reasonable approval, as Landlord may make from time to time (“Contractor”), to commence and thereafter diligently prosecute the Landlord’s Work, consisting of the construction of the core and shell of the New Buildings (as depicted on the Scope Allocation Matrix annexed as Exhibit N), and diligently seek to complete such construction on or before the Estimated Term Commencement Date (subject to Force Majeure and Tenant Delay). Landlord shall perform such construction in conformity with the drawings and specifications approved by the parties and annexed as Exhibit J (the “Plans and Specifications”), subject only to: (a) the mutually agreeable resolution of the items set forth on Exhibit J-1 (subject to Subsection 4.1(c) if the parties cannot agree); (b) de minimis variations from the Plans and Specifications (the “De Minimis Variations”); and (c) Permitted Changes, as defined below, made by Landlord. All such core and shell construction is referred to, collectively, as “Landlord’s Work.” Landlord’s budget for Landlord’s Work approved by the parties (with a confirmatory letter from Contractor) is attached as Exhibit F (“Landlord’s Work Budget”). (See “Permitted Changes” below for certain requirements for Tenant consent to changes in Landlord’s Work Budget.) The parties further agree as follows regarding Landlord’s Work:

          (a) The “Permitted Changes” shall mean: (a) minor field changes; (b) changes required by Governmental Authority; (c) any other change orders that do not change the size, configuration, functionality, quality, or overall appearance of the New Buildings, except De Minimis Variations, or Tenant’s ability to perform its Tenant Improvements or operate its business in the New Buildings; and (d) ordinary development of the Plans and Specifications in a manner not inconsistent with the Plans and Specifications attached as Exhibit J or Landlord’s Work as described on the Scope Allocation Matrix attached as Exhibit N. In addition, no Permitted Change shall reduce the scope of Landlord’s Work below “completion of core and shell,” as depicted on the Scope Allocation Matrix attached as Exhibit N. Notwithstanding anything to the contrary in this paragraph, if Landlord has exhausted all contingency line items provided for in Landlord’s Work Budget attached as Exhibit F, then Landlord shall make no further Permitted Changes (except those referred to in clause “b”) without Tenant’s prior written consent, not to be unreasonably withheld or delayed. Whether or not any Permitted Change requires Tenant’s consent, Landlord shall promptly give a copy of such Permitted Change to Tenant after such Permitted Change has been issued and finalized (as opposed to constructed).
          (b) Landlord shall develop the Plans and Specifications and administer Landlord’s Work (including selection of subcontractors, bidding, Permitted Changes, value engineering, scheduling, and payment) in a commercially reasonable manner in accordance with Landlord’s ordinary practices and procedures for construction projects undertaken on Landlord’s account. If Tenant desires to nominate subcontractors or material suppliers, Landlord shall not unreasonably refuse to approve such nominations, provided they would not, in Landlord’s reasonable determination, cause labor disharmony.
          (c) In performing Landlord’s Work and considering and approving Permitted Changes, Landlord shall (and shall cause Contractor to) actively consult with (and provide full and timely oral reports to) Tenant’s project manager, as designated in writing by Tenant from time to time. As of the Execution Date, Tenant’s project manager is Joanne Deyo, or such other representative as Tenant designates in writing from time to time. Landlord shall allow Tenant’s project manager and up to six consultants and advisers to Tenant to attend design and construction meetings. Landlord need not reschedule any meeting to accommodate such attendance. Upon Tenant’s specific request, Landlord shall keep Tenant’s project manager reasonably informed and answer Tenant’s reasonable inquiries about the Plans and Specifications, Landlord’s Work and Permitted Changes regarding Landlord’s construction and development of the New Premises. Landlord shall give Tenant’s project manager copies of the following documents as developed by Landlord and its vendors in the ordinary course of construction of the New Premises: progress printings during the construction development phase; project meeting minutes or memoranda; Landlord’s log of “requests for information”; and Landlord’s log of change orders. The foregoing rights to receive information shall not be deemed to give Tenant any approval rights not otherwise expressly provided for in this Lease. Landlord may exclude from Tenant’s informational deliveries any information about construction of improvements to be occupied by others. Landlord shall from time to time allow Tenant to inspect Landlord’s Work in progress in a reasonable manner and in compliance with Contractor’s reasonable instructions and procedures. Landlord shall reasonably consider all comments and requests made by Tenant. If the parties do not agree on (i) whether a proposed change constitutes a Permitted Change or (ii) a mutually agreeable resolution for those items set forth on Exhibit J-1, then the written determination of Dennis Noskin, AIA, with an office located at 55 South Broadway, Tarrytown, New York 10591 (the “Neutral Architect”) shall govern. The Neutral Architect shall render his determination within ten (10) business days of either party’s request (provided that a copy of such request was given simultaneously to the other party) and his determination shall be final and binding upon the parties. The parties agree to cooperate fully with each other and the Neutral Architect, and to answer inquiries and provide evidence in good faith as requested by the Neutral Architect in connection with the fair and equitable disposal of the dispute. If Dennis Noskin retires, dies, resigns, or becomes disabled then the parties shall replace him with the following individual (who will become the Neutral Architect): Reza Agahian, AIA, of Research and Academic Architecture, 208 Ivy Hill Lane, Rye Brook, New York 10573. If Reza Agahian retires, dies, resigns, or becomes disabled then the parties shall replace him with the following individual (who will become the Neutral Architect): Steve Pustola, AIA, of Pustola Associates with an office at 185 Meadow Street, Naugatuck, Connecticut 06770. If after such replacement the then current Neutral Architect retires, dies, resigns, or becomes disabled, then the parties shall mutually agree on a replacement for such individual to act as the Neutral Architect under the terms of this Lease. In every instance where this Lease or Exhibit G designates the Neutral Architect as the arbiter of a dispute, Tenant and Landlord agree to follow (and cause the Neutral Architect to follow) the protocol set forth in this Section 4.1(c).
          (d) For purposes of communicating with Tenant’s project manager, Landlord designates John F. Wilson, II, as its representative (or such other representative as Landlord designates from time to time), with authority to issue approvals and consents that bind Landlord. For informal and unofficial communications, Landlord designates Steve Marshall.
     4.2 Completion of Construction. Landlord’s Work shall be deemed “Substantially Complete” or there shall be “Substantial Completion” if Landlord has (a) completed all of Landlord’s Work identified on the Plans and Specifications (subject only to Landlord’s failure to complete specified minor and insubstantial details of construction that do not, except in a de minimis manner, interfere with Tenant’s performance of Tenant Improvements in the New Premises, the “Punchlist Items”); and (b) received a temporary certificate of occupancy from the applicable municipal authority(ies) or a certificate of substantial completion from Landlord’s Architect, or would have received such certificate but for Tenant Delay or failure of Tenant or Tenant’s architect to deliver items in accordance with the Work Letter. If the parties do not agree on whether Landlord has achieved Substantial Completion or on the scope of the Punchlist Items, then the written determination of the Neutral Architect shall govern, whose determination shall be final and binding upon the parties.
     4.3 Punchlist. Landlord shall endeavor to give Tenant ten (10) business days’ prior notice before Landlord Substantially Completes Landlord’s Work. When Landlord determines that Landlord has Substantially Completed Landlord’s Work, Landlord shall so notify Tenant. Within two (2) business days after the date of such notice, the parties shall jointly, with Landlord’s architect, inspect Landlord’s Work and attempt to agree upon a list of the Punchlist Items (the “Punchlist”). If Landlord fails to give any notice described in this paragraph, that shall not constitute a default but shall merely extend the time for commencement of the Punchlist walkthrough. To the extent that the parties cannot agree on the Punchlist, the written determination of the Neutral Architect shall govern, whose determination shall be final and binding upon the parties. The parties shall promptly memorialize the Punchlist in writing.

Landlord shall diligently endeavor to cause Contractor to complete all Punchlist Items with reasonable promptness and in any case within sixty (60) days after Substantial Completion (the “Punchlist Deadline”).
     4.4 Warranties; Defects. Landlord warrants to Tenant that (i) any and all materials, equipment and furnishings incorporated into Landlord’s Work shall be of good quality and new unless otherwise required or permitted under the Plans and Specifications; (ii) Landlord’s Work shall be free from defects not inherent in the quality required or permitted, and (iii) Landlord’s Work shall conform with the Plans and Specifications and Exhibit N. For a period of one (1) year after the date of Substantial Completion of all elements of Landlord’s Work, Landlord shall repair with reasonable promptness all defects in Landlord’s Work (the “Defects”) as to which Tenant notifies Landlord in writing within such one (1) year period (the “Defect Reporting Period”). Except for such Defects reported within the applicable Defect Reporting Period and except for Landlord’s continued maintenance, repair and replacement obligation set forth below, Tenant shall be deemed to have accepted the New Premises and Landlord’s Work in the condition delivered to it “As Is,” After the Defect Reporting Period expires, Landlord shall maintain and repair Landlord’s Work in accordance with this Lease, including Landlord’s right to recover Operating Expenses from Tenant as this Lease permits.
     4.5 Self-Help. If, thirty (30) days after either the Punchlist Deadline or the Defect Reporting Period ends, Landlord has not completed any Punchlist Item(s) or repaired any Defect(s) that Tenant timely reported, then Tenant may so notify Landlord, together with Tenant’s notice that Tenant intends to complete such Punchlist Item(s) or repair such Defect(s), which notice shall contain a reference to this Section 4.4 (a “Self-Help Warning Notice”). If, five (5) business days after receiving the Self-Help Warning Notice, Landlord has still not completed the Punchlist Item(s) (or repaired the Defect(s)) identified in the Self-Help Warning Notice, then notwithstanding anything to the contrary in this Lease, Tenant may complete such Punchlist Item(s) and repair such Defect(s) (the “Self-Help Work”), provided that: (a) Tenant may perform Self-Help Work only within the Premises; (b) Self-Help Work shall not adversely affect (even in a de-minimis manner) any other tenant or any Utilities; and (c) Tenant shall act in a commercially reasonable manner and diligently endeavor to minimize the cost of the Self-Help Work. Notwithstanding the foregoing, Tenant shall not engage in Self-Help Work involving building systems that serve both Tenant and any other tenant. Landlord shall promptly reimburse Tenant (or allow Tenant a credit against Basic Annual Rent) for Tenant’s actual, reasonable, necessary, and reasonably documented cost of any Self-Help Work.
5. Possession and Term Commencement Date of New Premises.
     5.1 Landlord shall tender possession of the New Premises upon Substantial Completion of Landlord’s Work. If Landlord’s Work is not Substantially Complete on or before the Estimated Term Commencement Date, then this Lease shall not be void or voidable and, except as otherwise provided below, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom. If Landlord fails to timely achieve Substantial Completion of Landlord’s Work for any reason whatsoever on or before the Estimated Term Commencement Date, then Landlord shall have no liability to Tenant, other than as set forth in the following sentence, for such failure and the Term Commencement Date shall not occur until Substantial Completion occurs. If Landlord has not Substantially Completed Landlord’s Work within two months after the Estimated Term Commencement Date (subject to Tenant Delay and Force Majeure), then Landlord shall reimburse the following percentage of Tenant’s actual, documented, out-of-pocket, third-party expenses for lost contract deposits, incremental design fees, and incremental Tenant Improvement costs that Tenant directly, actually, and reasonably incurs due to Landlord’s delayed delivery of the New Premises. The percentages immediately below depend on the actual date Landlord delivers Substantial Completion of Landlord’s Work and not the date the expenses were incurred.

Then Landlord Shall
If Landlord Achieves Substantial Completion of Landlord’s	Reimburse This
Work During the Following Months After the Estimated	Percentage of Tenant’s
Term Commencement Date (As Extended for Force Majeure	Actual Out of Pocket
and Tenant Delay):	Costs
Months 1 and 2	0%
Months 3 and 4	25%
Months 5 and 6	50%
Months 7 and 8	75%
Thereafter	100%
     NOTE: Month “1” means the period from the Estimated Term Commencement Date through the day before the one-month anniversary of the Estimated Term Commencement Date. Each subsequent month shall be measured in the same manner.
     5.2 The “Term Commencement Date” for the Premises shall be the later of: (a) the day Landlord Substantially Completes Landlord’s Work (or would have done so in the absence of Tenant Delay or Force Majeure) and (b) the Estimated Term Commencement Date. Landlord and Tenant shall each execute and deliver to the other written acknowledgment of the actual Term Commencement Date and the Term Expiration Date when such is established, and shall attach it to this Lease as Exhibit B. Failure to execute and deliver such acknowledgment, however, shall not affect the Term Commencement Date or Landlord’s or Tenant’s liability hereunder. Failure by Tenant to obtain validation by any medical review board or other similar governmental licensing of the Premises required for the Permitted Use by Tenant shall not serve to extend the Term Commencement Date.
     5.3 Prior to entering upon the Premises to construct Tenant Improvements, Tenant shall furnish to Landlord evidence satisfactory to Landlord that insurance coverages required of Tenant under the provisions of Article 22 and the Work Letter attached as Exhibit G are in effect, and such entry shall be subject to all the terms and conditions of this Lease other than the payment of Basic Annual Rent or Additional Rent (as defined below).
     5.4 Possession of areas of the Premises necessary for Landlord-controlled utilities, services, safety and operation of the Buildings is reserved to Landlord.

     5.5 TI Allowance. Tenant shall cause to be constructed tenant improvements in the Premises (the “Tenant Improvements”) pursuant to the “Work Letter” attached as Exhibit G at a cost to Landlord (the “Base TI Allowance”) not to exceed: (a) One Hundred Dollars ($100.00) per rentable square foot for the New Premises; and (b) Twenty-Five Dollars ($25.00) per rentable square foot for the Retained Premises, and, subject to the provisions of the last paragraph in this Section 5.5, for the Retained Premises and/or the New Premises, as applicable. Such amounts shall be applied to pay only the costs of the following (except as otherwise expressly provided in this Lease): (a) construction; (b) construction management by Landlord (which fee shall equal two and one-half percent (2.5%) of the cost of the Tenant Improvements) (the “Construction Management Fee”); (c) space planning, architectural, engineering, and other related services; and (d) building permits and other planning and inspection fees. For purposes of this Lease, Tenant’s cost of any Tenant Improvement shall include only items constituting “costs of improvement” within the meaning of the New York Lien Law, except that, with Landlord’s reasonable approval, notwithstanding anything to the contrary in the preceding clauses “a” through “d,” up to twenty-five percent (25%) of the Base TI Allowance may cover other costs (the “Soft Costs”) directly related to the Tenant Improvements, such as space design, planning and relocation costs, legal costs related to this Lease and the Tenant Improvements, and network cabling (the balance of which seventy-five percent (75%) of the Base TI Allowance is hereafter referred to as the “Hard Costs”). In addition to the Base TI Allowance, Landlord shall make available to Tenant an additional Base TI Allowance only for the New Premises (the “Above-Standard TI Allowance”) in an amount of One Hundred and Forty-Five Dollars ($145.00) per rentable square foot. The Base TI Allowance and the Above-Standard TI Allowance are together referred to as the “TI Allowance.”
     Landlord will advance to Tenant the entire amount of the Base TI Allowance for the New Premises (i.e., $100 per rentable square foot), when and as requisitioned by Tenant in compliance with this Lease (including Tenant’s satisfaction of the Disbursement Conditions below). After Landlord has advanced the entire Base TI Allowance for the New Premises, to the extent that Tenant projects that Tenant’s total cost of the Tenant Improvements for the New Premises will exceed the entire TI Allowance for the New Premises (the “Excess TI Costs”), Tenant and Landlord shall both contribute to the cost of further Tenant Improvements to the New Premises. Tenant’s share of that contribution shall equal the following (“Tenant’s Above-Standard TI Share”): (1) the projected Excess TI Costs divided by (2) the sum of the Above-Standard TI Allowance plus the projected Excess TI Costs. Landlord’s share of that contribution shall equal: (1) the Above-Standard TI Allowance divided by (2) the sum of the Above-Standard TI Allowance plus the projected Excess TI Costs. In no event shall Landlord be obligated to contribute more than the Above-Standard TI Allowance. If Tenant’s projected Excess TI Costs change from time to time the parties shall appropriately adjust their contribution shares (and make appropriate adjusting payments) so that Landlord ultimately contributes no more and no less than the Above-Standard TI Allowance. Tenant shall pay all Excess TI Costs.
     As a condition to obtaining each disbursement of TI Allowance, Tenant shall satisfy the following conditions in each case (the “Disbursement Conditions”):
          (a) Either (a) the Term Commencement Date has occurred or (b) the aggregate disbursements requested before the Term Commencement Date do not exceed twenty-five (25%) percent of the Base TI Allowance;

          (b) Tenant Improvements performed to date shall comply with this Lease;
          (c) Tenant shall not be in Default of either a monetary obligation or a material non-monetary obligation (or both) that remains uncured under this Lease (the parties agree that a material non-monetary obligation shall be one that creates a significant risk (and not merely de minimis risk) of potential liability or exposure for Landlord).
          (d) Landlord, as further detailed in item (f) below, shall make each disbursement within fifteen (15) days after Tenant has delivered the following, all reasonably satisfactory to Landlord: a disbursement request; backup invoices (paid or presently due and payable) for Tenant’s costs for the Tenant Improvements; a certificate of Tenant’s architect confirming that the Tenant Improvements to date substantially comply with the approved Plans and Specifications; progress (or final, as appropriate) lien waivers; Tenant’s plans and specifications for the Tenant Improvements and any revisions therein (to the extent not previously delivered); a consent by Tenant’s architects and engineers to Landlord’s use of such plans and specifications, as revised, if this Lease terminates, in such form as Landlord shall reasonably require; and such other deliveries as Landlord reasonably requests if one of its lenders so requires.
          (e) Notwithstanding anything to the contrary set forth elsewhere in the Lease or the Work Letter, Landlord shall have no obligation to advance to Tenant any portion of the TI Allowance for Hard Costs until Landlord shall have approved in writing the budget for the Tenant Improvements (the “Approved Budget”), which approval shall not be unreasonably withheld or delayed. Tenant shall as necessary deliver to Landlord a modified Approved Budget. Prior to Landlord’s approval of the Approved Budget, Tenant shall pay all of the costs and expenses incurred in connection with Tenant Improvements as they become due. Landlord shall not be obligated to reimburse Tenant for costs or expenses relating to Tenant Improvements that exceed either (a) the amount of the TI Allowance (other than pursuant to Section 7.2 of the Work Letter) or (b) the Approved Budget.
          (f) Upon submission by Tenant to Landlord of (a) a statement (an “Advance Request”) setting forth the total amount requested, (b) a detailed summary of the Soft Costs incurred related to the Tenant Improvements, (c) a detailed summary of the Hard Costs of the portion of the Tenant Improvements performed using AIA standard form Application for Payment (G 702) executed by the Tenant’s contractor and its architect), (c) lien releases from all of Tenant’s contractors and subcontractors and material suppliers, then Landlord shall, within fifteen (15) days following receipt by Landlord of an Advance Request and the accompanying materials required by this Subsection 5.5(e), relating to Soft Costs or Hard Costs, as the case may be, advance to Tenant or at Tenant’s request to a third party on behalf of Tenant the amount set forth in such Advance Request;
          (g) Tenant may apply the TI Allowance at Tenant’s sole discretion for the payment of construction and other costs (including, without limitation, standard laboratory improvements; finishes; building fixtures; building permits; and architectural, engineering, design, consulting, and construction management fees), in each case as reflected in the Approved Budget and the Approved Plans. Tenant may not apply any TI Allowance for the items described in Exhibit C;

          (h) At Tenant’s request, Landlord shall disburse directly to Tenant’s contractors against unpaid invoices;
          (i) Solely with respect to Above Standard TI Allowance, Tenant shall simultaneously contribute Tenant’s Above-Standard TI Share of the cost of the Tenant Improvements being funded from such disbursement of the TI Allowance, and Landlord’s contribution shall be limited as described in Section 5.5; and
          (j) Tenant shall not be entitled to any further disbursements of TI Allowance after the date (the “TI Disbursement Deadline”) that is twenty-four (24) months after the Term Commencement Date, as same is extended if the Tenant Improvements are delayed by Landlord Delay or Force Majeure. As of the TI Disbursement Deadline: (a) any TI Allowance not disbursed may be retained by Landlord, free of any claim by Tenant; and (b) Landlord shall have no further obligation to disburse any TI Allowance.
     Landlord shall disburse the Base TI Allowance for the Retained Premises (provided that Tenant has satisfied the Disbursement Conditions) only after Tenant’s Retained Premises Early Termination right has (i) lapsed without exercise, or (ii) been waived in writing by Tenant delivering notice to Landlord of its election not to exercise its December 31, 2009 Retained Premises Early Termination Right reserved to Tenant under Section 41.1, which disbursement by Landlord shall either be: (a) in a single installment if Tenant has already completed all its Tenant Improvements in the Retained Premises and/or the New Premises, as applicable; or (b) in proportion to the progress of Tenant Improvements in the Retained Premises and/or the New Premises, as applicable.
     5.6 To the extent that Landlord disburses the Above-Standard TI Allowance, Tenant shall on account thereof pay Additional Rent (such Additional Rent being referred to as the “TI Rent”) calculated and determined as follows, and subject to these definitions:
          (a) “Disbursement Period” means: (a) the period from the Term Commencement Date until one year after the Rent Commencement Date for the entire New Premises; and (b) the next year (365 or 366 days) after the period described in “a.”
          (b) “Tranche” of Above-Standard TI Allowance means, in the aggregate, (i) an incremental $4,847,200 ($25 per rentable square foot times 193,888 rentable square feet) for each of the first four tranches of Above-Standard TI Allowance (or some lesser amount if such disbursement represents Landlord’s final disbursement of Above-Standard TI Allowance), above and beyond all disbursements (if any) Landlord has previously made on account of Above-Standard TI Allowance and (ii) an incremental $8,724,960 ($45 per rentable square foot times 193,888 rentable square feet) for the fifth tranche of Above-Standard TI Allowance (or some lesser amount if such disbursement represents Landlord’s final disbursement of Above-Standard TI Allowance), above and beyond all disbursements (if any) Landlord has previously made on account of Above-Standard TI Allowance. Article 66 provides for possible changes in the dollar figures in this Section 5.6(b).
          (c) “Tranche Disbursement Date” means the first day of the next calendar month after any date when Landlord either (1) has disbursed the entire amount of a Tranche; or

(2) has disbursed part of a Tranche and no longer has any obligation to disburse Above-Standard TI Allowance. (Condition “2” might occur, for example, if Tenant can no longer satisfy Disbursement Conditions.) Any Tranche Disbursement Date that would otherwise have occurred before the Rent Commencement Date for the entire New Premises shall be deemed to have occurred on the Rent Commencement Date for the entire New Premises.
          (d) Except as Article 66 provides, in no event shall Landlord be obligated to disburse: (a) more than five Tranches in total, representing total Above-Standard TI Allowance in the amount of $28,113,760 ($145 times 193,888 rentable square feet); or (b) any Above-Standard TI Allowance(s) after the second Disbursement Period.
          (e) The dollar amounts in this Subsection (other than the per rentable square foot allocations) are subject to adjustment under Section 9.2.
          (f) Tenant shall pay TI Rent, starting on the first day of the second full calendar month after each Tranche Disbursement Date and continuing on the first day of each calendar month thereafter until the date fifteen (15) years after the Rent Commencement Date (such period, the “TI Rent Period” for that Tranche). Each installment of TI Rent is referred to as a “TI Rent Installment.” For each Tranche, each TI Rent Installment shall equal an amount sufficient to amortize (in equal monthly installments of principal and interest) the amount that Landlord disbursed (as if such disbursement were made on the Tranche Disbursement Date) on account of the particular Tranche, at the interest rate indicated in the table below, all as reasonably and accurately calculated by Landlord.
AMOUNT AND INTEREST RATE FOR EACH TRANCHE OF ABOVE-
STANDARD TI ALLOWANCE

	Representing Total TI
	Allowance in This Range		Tranche
Tranche	Starting at	Ending at	Interest Rate
First	$0	$4,847,200	9.50%
Second	$4,847,200.01	$9,694,400	9.75%
Third	$9,694,400.01	$14,541,600	10.00%
Fourth	$14,541,600.01	$19,388,800	10.25%
Fifth	$19,388,800.01	$28,113,760	10.50%
          (g) After each Disbursement Period, Landlord shall prepare a schedule of TI Rent showing the amount of each Tranche and Tranche Disbursement Date to date and the calculation of each monthly installment of TI Rent.
          (h) As an example, if in the first Disbursement Period Landlord disburses $8,000,000 of Above-Standard Base TI Allowance and assuming the Expansion Space has not been added to the New Premises, then TI Rent Installments would be determined as follows.

               (i) The first day of the first full calendar month after Landlord first disbursed a total of $4,847,200 would constitute the first (and so far the only) Tranche Disbursement Date. (If that date occurred before the Rent Commencement Date, then it would be deferred to the Rent Commencement Date.) The resulting monthly TI Rent Installment would equal an amount sufficient to amortize (in equal monthly installments of principal and interest) the sum of $4,847,200 at an interest rate of 9.50% starting on the first day of the next calendar month and ending on the date fifteen (15) years after the Rent Commencement Date for the entire New Premises;
               (ii) The additional $3,152,800 disbursed by Landlord in the first Disbursement Period would not be considered another Tranche until either (a) Landlord disbursed another $1,694,400 (to bring the additional disbursements to $4,847,200, representing the second Tranche); or (b) Tenant no longer qualified for additional disbursements (so the second Tranche would end up equaling $3,236,625). The first day of the first calendar month after either “a” or “b” occurs (or the Rent Commencement Date, if later) would be the Tranche Disbursement Date for the second Tranche.
               (iii) If, during the second Disbursement Period, it was determined that Landlord had no further obligation to disburse further Above-Standard TI Allowance, then the first day of the first calendar month after the date of such determination would be the Tranche Disbursement Date for the second Tranche. The resulting TI Rent Installment would equal an amount sufficient to amortize (in equal monthly installments of principal and interest) the sum of $3,152,800 at an interest rate of 9.75% starting on the first day of the next calendar month and ending on the date fifteen (15) years after the Rent Commencement Date for the entire New Premises.
     5.7 Tenant shall have the right, at Tenant’s sole cost and expense, to (i) designate a general contractor to construct the Tenant Improvements and Alterations, subject to Landlord’s reasonable approval and (ii) hire a project manager and other consultants without Landlord’s approval. Landlord confirms that Landlord has approved the following contractors: Structure Tone/Pavarini, Gilbane, Torcon, Whiting Turner, The Walsh Company, Turner Construction, Bovis Lend Lease, Skanska and William A. Berry & Sons.
     5.8 Subject to Contractor’s approval, if Tenant has engaged Contractor to perform Tenant Improvements, Tenant may enter the New Premises starting thirty (30) days before the Term Commencement Date (as then projected by Landlord), solely to begin construction of the Tenant Improvements (the “Early Access Date”), even if Landlord has not yet achieved Substantial Completion. Landlord shall determine the Early Access Date in reasonable consultation with Contractor and Tenant. Any access to the New Premises after the Early Access Date must not: (i) impede or impair, in any manner, Landlord’s achievement of Substantial Completion; or (ii) begin until Contractor and Landlord grant Tenant permission to begin constructing Tenant Improvements. If Tenant engages a contractor other than Contractor, then Landlord shall allow Tenant early access only to the following parts of the New Premises: (a) the area where Tenant intends to construct a new vivarium in the New Premises, at the earliest possible time in Landlord’s reasonable determination after consulting with Contractor; and (b) all other space in the New Premises, sixty (60) days before Landlord’s anticipated Substantial

Completion. Landlord shall reasonably endeavor to allow access at any reasonable time for Tenant’s consultants to measure and inspect in compliance with Landlord’s and Contractor’s reasonable rules and restrictions, subject to Landlord’s arrangements with Contractor.
     5.9 While Tenant performs Tenant Improvements, Landlord shall make available to Tenant, at Tenant’s option, reasonable amounts of temporary power, water, and other utility services. Tenant shall pay Landlord as Additional Rent an amount equal to Landlord’s reasonable estimate of the cost of Tenant’s consumption of such power, water, and other utility services. Landlord shall make available without charge to Tenant upon Tenant’s reasonable request a reasonable amount of “staging” and “lay-down” area in reasonable proximity to the New Buildings to facilitate the Tenant Improvements. Tenant shall: (a) maintain such area in a neat, organized, and safe manner; and (b) comply with Landlord’s reasonable requirements regarding security, safety, additional insurance, access controls, appearance, and scheduling of deliveries.
     5.10 Landlord shall provide such assistance as Tenant reasonably requests in obtaining permits, licenses, and other similar third-party governmental approvals as necessary or appropriate for the Tenant Improvements, provided that: (a) all applications to be signed by Landlord shall be subject to Landlord’s reasonable approval; (b) Tenant shall reimburse Landlord for all reasonable actual out of pocket costs (including legal, architectural, and expediting fees) in connection with such applications; and (c) Landlord has not given Tenant written notice that Tenant is in default under this Lease.
     5.11 (a) For purposes of this Lease, “Tenant Delay” means any delay in Landlord’s prosecution of Landlord’s Work caused by any of the following, to the extent that such circumstance actually delays Substantial Completion of Landlord’s Work beyond the date when Substantial Completion would have otherwise occurred (as determined by the Neutral Architect if Landlord and Tenant disagree and whose determination shall be final and binding upon the parties): (i) Tenant’s requests for changes in Landlord’s Work other than Permitted Changes; (ii) Tenant’s delay in responding to any inquiries or requests from Landlord relating to Landlord’s Work; (iii) Tenant’s exercise of its early access rights under Section 5.8 in violation of Section 5.8; (iv) any Default by Tenant under this Lease; or (v) any delays caused by any proceedings or threatened proceedings relating to or arising from any Tax Incentives or Tenant’s anticipated occupancy of the Premises. Notwithstanding any Tenant Delay, Landlord shall exercise diligent and commercially reasonable efforts to mitigate Tenant Delay to the extent reasonably practicable.
          (b) For purposes of this Lease, “Landlord Delay” means any delay in Tenant’s prosecution of Tenant Improvements caused by any of the following, to the extent that such circumstance actually delays substantial completion of the Tenant Improvements beyond the date when substantial completion would have otherwise occurred as contemplated under Section 2.7 and as determined (in case of a dispute between the parties) by the Neutral Architect, whose determination shall be final and binding upon the parties: (a) Landlord’s requests for changes in Tenant Improvements contrary to Landlord’s rights to do so under Section 7.2 of the Work Letter attached as Exhibit G; and (b) Landlord’s delay in responding to any inquiries or requests from Tenant for approvals from Landlord relating to the Tenant Improvements beyond the time periods set forth under this Lease and in the Work Letter. Notwithstanding any Landlord Delay, Tenant shall exercise diligent and commercially reasonable efforts to mitigate Landlord Delay.
     5.12 If this Lease terminates for any reason except Landlord’s default beyond applicable cure periods, then Tenant: (a) shall promptly deliver to Landlord any and all plans, specifications, and construction documents prepared by or for Tenant for the Tenant Improvements; and (b) hereby assigns and conveys to Landlord, without further consideration, effective upon such termination of this Lease, all of Tenant’s rights and interest in any and all such plans and specifications. Tenant shall cause its agreements with its architects, engineers, and other consultants to include their consent to such assignment and conveyance, and the vendor’s agreement that Landlord may use such plans and specifications to complete the Tenant Improvements or any other work within the New Premises.
6. Rent for the Premises.
     6.1 Starting on the Rent Commencement Date for the entire New Premises, Tenant shall pay to Landlord each year as Basic Annual Rent for the New Premises (“New Premises Basic Annual Rent”) during the Term the sum of Project Costs (as defined below) multiplied by nine and thirty-five one hundredths percent (9.35%) (the “Annual Factor”). New Premises Basic Annual Rent is subject to annual adjustment as provided in Article 7.
     6.2 “Project Costs” means the items of cost set forth below. Wherever this definition states that any cost item shall be allocated based on “New Buildings Share,” this means Project Costs shall include only such cost item times: (a) five-ninths (5/9) (representing the entire New Whole Building and two (2) out of three (3) floors of the New Multiple Tenant Building, divided by a total of nine (9) floors in the New Buildings as a whole); or (b) six-ninths (6/9) (if Tenant exercises its option under Article 66 to expand the New Premises to include the Expansion Space in the New Multiple Tenant Building). If Landlord does not construct Building C, then each reference to nine (floors) in the previous sentence shall refer to six (floors) instead.
          (a) Landlord’s imputed allocated land cost for the Property, which allocated land cost the parties conclusively agree shall be deemed to equal forty dollars ($40) per rentable square foot of the New Premises, or a total of $7,755,520 for the entire New Premises (subject to Article 66), and shall be deemed to have been invested as of the Execution Date (the “Imputed Land Cost”);
          (b) The Base TI Allowance;
          (c) The New Buildings Share times all sums paid or to be paid by Landlord to Contractor for construction of Landlord’s Work pursuant to Landlord’s agreement with Contractor (an unexecuted copy of which Tenant acknowledges having heretofore received), and all Permitted Changes implemented, together with Landlord’s actual cost of (a) completing all Punchlist Items or (b) reimbursing Tenant for Tenant’s cost of such completion or repair as Self-Help Work relating to Punchlist Items (only) in accordance with Section 4.5,
          (d) The New Buildings Share times all fees for, and the cost of, permits, licenses, inspections and certificates required by any Governmental Authority or in Landlord’s reasonable determination to be sound business practice for Landlord’s Work consistent with Landlord’s Work Budget; provided however that if any of the foregoing relate to more than Landlord’s Work, Project Costs shall include only Landlord’s reasonable allocation of such cost (but if the parties do not agree on any such reasonable allocation, they shall resolve the dispute through arbitration under Article 50);
          (e) The New Buildings Share times all fees and costs charged for services performed by Landlord’s architect, engineers and other consultants pursuant to their respective agreements with Landlord (copies of which agreements Tenant acknowledges having heretofore received), with respect to the design and construction of Landlord’s Work and the obtaining of entitlements relating thereto and consistent with Landlord’s Work Budget and Permitted Changes, provided however that if any of the foregoing relate to more than Landlord’s Work, Project Costs shall include only Landlord’s reasonable allocation of such cost (but if the parties do not agree on any such reasonable allocation, they shall resolve the dispute through arbitration under Article 50);
          (f) The New Buildings Share times the cost of construction, fire and extended coverage insurance premiums incurred by Landlord with respect (or reasonably allocable) to Landlord’s Work;
          (g) The New Buildings Share times Real Estate Taxes reasonably allocable to the New Buildings and related land from the Execution Date through the Term Commencement Date;
          (h) The New Buildings Share times the cost of any offsite improvements depicted on the “Site Plan Approval” of the Town of Greenburgh reasonably allocable to and pro-rated to Landlord’s Work, as reasonably determined by Landlord and consistent with Landlord’s Work Budget and Permitted Changes (but if the parties do not agree on any such reasonable allocation, they shall resolve the dispute through arbitration under Article 50);
          (i) The New Buildings Share times the cost of the construction of utilities and utility hook-up fees reasonably allocable by Landlord to Landlord’s Work and consistent with Landlord’s Work Budget and Permitted Changes (but if the parties do not agree on any such reasonable allocation, they shall resolve the dispute through arbitration under Article 50);
          (j) Brokerage commissions paid in connection with the execution of this Lease, whether paid to outside brokers or affiliates of Landlord, in an amount equal to Eleven Dollars ($11.00) per rentable square foot for the New Premises only;
          (k) The New Buildings Share times the cost of landscaping and hardscape for the New Buildings as shown on the Plans and Specifications or otherwise approved by Tenant, such approval not to be unreasonably withheld;
          (l) A development fee payable to Landlord, or an affiliate of Landlord, which is due and payable on or about the date halfway through Landlord’s construction of Landlord’s Work, as reasonably determined by Landlord, in an amount equal to $2,000,000 times the quotient of (a) the number of floors in the New Buildings (i.e., either five or six) that will become part of the Premises; divided by (b) six;
          (m) 100% of the incremental actual cost that Landlord incurs to: (a) increase the floor load capacity of the Premises (at Tenant’s request) beyond Landlord’s standard of one hundred (100) square feet of live load per square foot and/or (b) effectuate Tenant’s desired resolution of the design issues identified as “open” in Exhibit J-1 (including, in the case of this clause “b,” Landlord’s actual reasonable third party out of pocket bona fide costs relating to design, pricing, legal, permitting, and construction resulting from such design issues and their resolution);
          (n) Interest at an annual rate equal to 90-day (or three-month) LIBOR, as quoted from time to time in the Wall Street Journal, plus hundred (200) basis points (with appropriate proration for partial years) multiplied by all the foregoing items of Project Cost outstanding from time to time after the Execution Date through the day before the Rent Commencement Date, as reasonably calculated by Landlord (the “Imputed Financing Cost”); and
          (o) Imputed Financing Cost on Landlord’s disbursements of Above-Standard TI Allowance from the date advanced through the day before the next Tranche Disbursement Date.
          In the event that Project Costs are finally determined after the Rent Commencement Date for the entire New Premises, then in such event the parties shall work together to make such upward or downward adjustments as necessary to give effect to such change, all as contemplated under Section 6.3. In the event of underpayment, Tenant shall pay to Landlord an amount equal to any deficiency in the next installment of New Premises Basic Annual Rent payable hereunder and in the event of overpayment Tenant shall have the right to deduct such overpayment from the next installment of New Premises Basic Annual Rent.
     6.3 From time to time upon request and no more often than once every thirty (30) days, Landlord shall give Tenant and its advisors reasonable information about Landlord’s Project Costs incurred prior to the date of such request and access to reasonable supporting information for such Project Costs (other than Imputed Land Cost and Imputed Financing Cost). At least thirty (30) days before Landlord intends to disburse to Contractor the payment due Contractor on Substantial Completion and final completion of Contractor’s work, Landlord shall give Tenant a schedule showing Landlord’s calculation of Project Costs (the “Project Costs Calculation”). Tenant shall have the right to inspect and audit Landlord’s books and records relating thereto, provided that Tenant completes such inspection or audit within twenty-five (25) days after Landlord delivers to Tenant the Project Costs Calculation. If, during such audit, Tenant becomes aware of any discrepancies, Tenant shall promptly notify Landlord so Landlord may notify Contractor as soon as possible. Tenant shall pay New Premises Basic Annual Rent in monthly installments based upon Landlord’s calculation of Project Costs beginning on the Rent Commencement Date for the entire New Premises. (To the extent that Landlord incurs any further Project Costs after delivery of the Project Costs Calculation, Landlord may adjust New Premises Basic Annual Rent accordingly, to take into account such additional Project Costs and any Imputed Financing Cost thereon. Tenant shall have a forty-five (45)-day inspection and audit period after the date Landlord makes each such adjustment.) If Tenant’s inspection and/or audit of Landlord’s books and records determines within the audit period that Project Costs have been miscalculated in the aggregate by more than six percent (6%), there shall be an appropriate adjustment of monthly installments of New Premises Basic Annual Rent previously paid and a payment by either Landlord to Tenant or Tenant to Landlord of the amount of any overpayment or underpayment, as the case may be.
     6.4 Starting on the Term Commencement Date for the Retained Premises and continuing throughout the Term, Tenant shall pay to Landlord the Retained Premises Basic Annual Rent as set forth in Section 2.3, as may be adjusted from time to time in accordance with Article 7. For the Retained Premises, the Term Commencement Date and the Rent Commencement Date are identical, as set forth in Section 2.5. Starting on the Rent Commencement Date for the entire New Premises and continuing throughout the Term, Tenant shall pay to Landlord the New Premises Basic Annual Rent as set forth in Section 6.1 as may be adjusted from time to time in accordance with Article 7. For the entire New Premises the Term Commencement Date and the Rent Commencement Date are not identical and the Rent Commencement Date for the entire New Premises shall be determined as set forth in Section 2.7.
     6.5 The New Premises Basic Annual Rent and the Retained Premises Basic Annual Rent (collectively, the “Basic Annual Rent”) shall be paid in equal monthly installments, each in advance on the first day of each and every calendar month during the Term.
     6.6 In addition to Basic Annual Rent, Tenant shall pay to Landlord as additional rent (“Additional Rent”) at times hereinafter specified in this Lease: (a) Tenant’s aggregate pro rata share of the Entire Project (based on the entire Premises), as set forth in Section 2.2 (“Tenant’s Pro Rata Share”), of Operating Expenses as provided in Article 8 for each the Retained Premises, the New Whole Building and the New Multiple Tenant Building, (b) TI Rent as provided in Section 5.6, and (c) any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure on Tenant’s part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after notice and the lapse of any applicable cure periods.
     6.7 Basic Annual Rent and Additional Rent shall together be denominated “Rent.” Rent shall be paid to Landlord, without abatement, deduction or offset (except as this Lease otherwise expressly provides) in lawful money of the United States of America at the office of Landlord as set forth in Section 2.11 or to such other person or at such other place as Landlord may from time designate in writing. In the event the Term commences or ends on a day other than the first day of a calendar month, then the Rent for such fraction of a month shall be pro-rated for such period on the basis of a thirty (30) day month and shall be paid at the then-current rate for such fractional month.
7. Rent Adjustments. The Basic Annual Rent shall be subject to an annual upward adjustment of two and one-half percent (2.5%) of the then-current Basic Annual Rent (as adjusted under this Article 7). The first such adjustment shall become effective commencing with that monthly rental installment of the Retained Premises Basic Annual Rent, or the New Premises Basic Annual Rent, as applicable that is due on or after the first (1st) annual anniversary of the Rent Commencement Date for the Retained Premises, or the Entire New Premises, as

applicable. Subsequent adjustments shall become effective, for all Basic Annual Rent under the Lease, on every successive annual anniversary of the Rent Commencement Date for the Retained Premises, or the entire New Premises, as applicable (except the first day of any Term extension pursuant to an Option) for so long as this Lease continues in effect.
8. Operating Expenses.
     8.1 As used herein, the term “Operating Expenses” shall be comprised of and include (i) Real Estate Taxes referred to in item (a) below and (ii) CAM Pool Charges referred to in item (b) below, as follows:
          (a) Subject to the terms of Section 53 relating to the PILOT Agreement, all government impositions (collectively, “Real Estate Taxes”) including, without limitation, property tax costs consisting of real and personal property taxes and assessments, including amounts due under any improvement bond upon the Buildings or the Entire Project (or the components thereof), including the parcel or parcels of real property upon which the Buildings and areas serving such Building are located or assessments in lieu thereof imposed by any federal, state, regional, local or municipal governmental authority, agency or subdivision (each, a “Governmental Authority”) are levied; taxes on or measured by gross rentals received from the rental of space in the Buildings; taxes based on the square footage of the Premises, the Buildings or the Entire Project (or the components thereof), and the reasonable cost of attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the applicable taxes, less tax refunds obtained as a result of an application for review thereof. Real Estate Taxes shall not include any net income, franchise, capital stock, estate or inheritance taxes, mortgage recording taxes, or transfer taxes imposed on Landlord arising out of a transaction involving Landlord and not Tenant or taxes that are the personal obligation of Tenant or of another tenant of the Project; and
          (b) All other actual costs without duplication (the “CAM Pool Charges”) of any kind paid or incurred by Landlord in connection with the operation or maintenance of the Project, including the Common Areas, properly allocable to and pro-rated, if applicable, for the Retained Premises, the New Whole Building Premises and the New Multiple Tenant Building Premises, all as depicted in detail in Exhibit O. The various CAM Pool Charges depicted in Exhibit O shall be allocated to Tenant only as stated in Exhibit O. Landlord may from time to time modify Landlord’s calculation and allocation procedures for CAM Pool Charges, provided that such procedures shall produce dollar results substantially consistent with Exhibit O. For purposes of determining CAM Pool Charges relating to heating, ventilation, and air conditioning for the Retained Premises, Landlord shall apply the calculation model attached as Exhibit U, all as referenced in Exhibit O.
     Notwithstanding the foregoing, the CAM Pool Charges portion of Operating Expenses set forth on the attached Exhibit O shall not include: (i) any leasing commissions; (ii) expenses that relate to preparation of rental space for a tenant; (iii) expenses of initial development and construction, including, but not limited to, grading, paving, landscaping and decorating (as distinguished from maintenance, repair and replacement of the foregoing); (iv) legal expenses relating to other tenants; costs of repairs to the extent reimbursed by payment of insurance proceeds received by Landlord; (v) interest upon loans to Landlord or secured by a mortgage or deed of trust covering the Entire Project or a portion thereof; (vi) salaries of executive officers of Landlord; (vii) depreciation claimed by Landlord for tax purposes (provided that this exclusion of depreciation is not intended to delete from Operating Expenses actual costs of repairs and replacements that are provided for in the CAM Pool Charges attached as Exhibit O); (viii) any interest or penalty charges incurred by Landlord due to Landlord’s violation of any law, except for minor violations of law in the ordinary course of business; (ix) costs incurred with respect to a sale of all or any portion or interest (whether direct or indirect) in the Entire Project, and any financing or refinancing costs; (x) the cost of the acquisition or leasing of any artwork or similar items; (xi) the cost of tenant installations and decorations incurred in connection with preparing space for a new or existing tenant and any contribution by Landlord to the cost of tenant improvements or other concessions; (xii) any administrative wages and salaries above the grade of building manager and building manager’s supervisor, and any administrative wages and salaries (including, without limitation, salaries of personnel above the grade of building manager and such building manager’s supervisor) not allocable to the Buildings except that the salaries of any Building secretaries or bookkeepers who report to the Buildings manager shall be includable, to the extent allocable to the Buildings; (xiii) any expense for which Landlord is otherwise compensated through the proceeds of insurance or is otherwise compensated by any tenant (including Tenant) of the Buildings; (xiv) the cost of any facilities furnished to any tenant of the Entire Project (other than Tenant) to a greater extent or in a more favorable manner than that furnished to Tenant, (provided, however, Tenant shall pay as Operating Expenses the cost of any facilities furnished Tenant to a greater extent or in a more favorable manner than that furnished to any other tenant in the Entire Project); (xv) the cost of any item that, under GAAP, would not be regarded as an operating, maintenance or management expense, except as the next grammatical paragraph provides; (xvi) any expense arising by reason of a default by Landlord or its agents under any agreement or lease affecting the Property or the Entire Project (or any component thereof) to the extent such expense is incremental to the cost that would have been paid and charged to Operating Expenses in the absence of such default; (xvi) the cost of maintenance, repair or replacement of any part of Landlord’s Work that constitute Defects and are discovered within the Defect Reporting Period under Section 4.4; (xviii) the cost of replacement of any component of Landlord’s Work in connection with the New Buildings; and (xviii) Real Estate Taxes.
     Operating Expenses shall also include, as part of the appropriate CAM Pool in Landlord’s reasonable determination, the cost of all purchases of capital equipment, the making of all capital replacements, and the making of any other capital outlays, to the extent reasonably allocable to the Buildings or the Common Areas, provided that: (a) such cost or outlay is either required by Applicable Laws or Landlord incurs such cost or outlay in the exercise of its reasonable discretion for the benefit of the Buildings or the Common Areas, and in the latter case such cost or outlay does not arise from (i) an expansion of any structure; (ii) any construction work that benefits only particular tenant(s) other than Tenant; or (iii) construction of any new structure or substantial new site amenities that did not previously exist; and (b) any such cost shall be amortized, on a straight-line basis, over the shortest useful life permitted by GAAP (not to exceed a useful life of seven (7) years), with interest at an interest factor equal to two percent (2%) above the “prime rate” as quoted from time to time in the Wall Street Journal or other authoritative source Landlord designates (“Prime Rate”) at the time Landlord incurred such expenditure.

     Tenant may assume responsibility for certain Excluded Services, and thereupon be entitled to a reduction of the corresponding CAM Pools, as described in Exhibit P.
     8.2 Tenant shall pay to Landlord on the first day of each calendar month of the Term, as Additional Rent, (a) the Property Management Fee (as defined below) and (b) Landlord’s reasonable good faith estimate of Tenant’s Pro Rata Share of Operating Expenses, as applicable, for such month.
          (a) The “Property Management Fee” shall equal 1.80% of the sum of (a) Basic Annual Rent and (b) TI Rent due from Tenant.
          (b) On or before the date that is ninety (90) days after the conclusion of each calendar year (or such longer period as may be reasonably required by Landlord), Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Operating Expenses and Tenant’s Pro Rata Share of Operating Expenses for the previous calendar year. Any additional sum due from Tenant to Landlord shall be due and payable within thirty (30) days of receipt of Landlord’s statement of Tenant’s Pro Rata Share of Operating Expenses. If Tenant does not receive a statement showing in reasonable detail the actual Operating Expenses and Tenant’s Pro Rata Share of Operating Expenses for a given calendar year within two (2) years after the end of such calendar year, Landlord shall be deemed to have waived payment of such Operating Expenses for such calendar year, provided however, such period does not apply to supplemental tax bills, which Landlord shall not be deemed to waive payment of, unless after such two (2) year period Landlord fails to submit such supplemental tax bill to Tenant within thirty (30) days of Landlord’s receipt thereof. If the amounts paid by Tenant pursuant to this Section 8.2 exceed Tenant’s Pro Rata Share of Operating Expenses for the previous calendar year, then Landlord shall credit the difference against the Rent next due and owing from Tenant; provided that, if the Lease term has expired, Landlord shall accompany said statement with payment for the amount of such difference.
          (c) Any amount due under this Section 8.2 for any period that is less than a full month shall be pro-rated (based on a thirty (30)-day month) for such fractional month.
     8.3 Landlord’s annual operating statement shall be prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), except where the express requirements of this Lease vary from GAAP, and shall be final and binding upon Tenant unless, within ninety (90) days after Tenant’s receipt thereof, Tenant notifies Landlord in writing that Tenant has elected to audit and review Landlord’s books and records. Beginning ten (10) business days after the delivery of such notice, Tenant shall have the right to have an independent public accounting firm hired by Tenant on an hourly basis and not on a contingent-fee basis (at Tenant’s sole cost and expense) and approved by Landlord (which approval Landlord shall not unreasonably withhold or delay) audit and review such of Landlord’s books and records for the year in question as directly relate to the determination of Operating Expenses for such year (the “Independent Review”). Landlord shall promptly make such books and records available at the location where Landlord maintains them in the ordinary course of its business, provided that such location is within the Continental United States. Tenant shall use all reasonable commercial efforts to commence the Independent Review promptly after the date Landlord has given Tenant access to Landlord’s books and records for the Independent Review. Tenant shall complete the Independent Review and notify Landlord in writing of Tenant’s specific objections to Landlord’s calculation of Operating Expenses (including Tenant’s accounting firm’s written statement of the basis, nature and amount of each proposed adjustment) no later than six (6) months after Landlord has first given Tenant access to Landlord’s books and records for the Independent Review. Landlord shall review the results of any such Independent Review. The parties shall endeavor to agree promptly and reasonably upon Operating Expenses taking into account the results of such Independent Review. If, as of ninety (90) days after Tenant has submitted the Independent Review to Landlord, the parties have not agreed on the appropriate adjustments to Operating Expenses, then the parties shall engage a mutually agreeable independent third party accountant with at least ten (10) years’ experience in commercial real estate accounting in the New York metropolitan area (the “Accountant”). If the parties cannot agree on the Accountant, each shall within ten (10) days after such impasse appoint an Accountant (different from the accountant and accounting firm that conducted the Independent Review) and, within ten (10) days after the appointment of both such Accountants, those two Accountants shall select a third (which cannot be the accountant and accounting firm that conducted the Independent Review). If either party fails to timely appoint an Accountant, then the Accountant the other party appoints shall be the sole Accountant. Within ten (10) days after appointment of the Accountant(s), Landlord and Tenant shall each simultaneously give the Accountants (with a copy to the other party) its determination of Operating Expenses, with such supporting data or information as each submitting party determines appropriate. Within ten (10) days after such submissions, the Accountants shall by majority vote select either Landlord’s or Tenant’s determination of Operating Expenses. The Accountants may not select or designate any other determination of Operating Expenses. The determination of the Accountant(s) shall bind the parties. If the parties agree or the Accountant(s) determine that Tenant’s Pro Rata Share of Operating Expenses actually paid for the calendar year in question exceeded Tenant’s obligations for such calendar year, then Landlord shall, at Tenant’s option, either (a) credit the excess to the next succeeding installments of Basic Annual Rent or (b) pay the excess to Tenant within thirty (30) days after delivery of such results. If the parties agree or the Accountant(s) determine that Tenant’s payments of Tenant’s Pro Rata Share of Operating Expenses for such calendar year were less than Tenant’s obligation for the calendar year, then Tenant shall pay the deficiency to the Landlord within thirty (30) days after delivery of such results. If the final determination of the Independent Review (either by the Accountant(s) or if both parties agree) reveals that Operating Expenses as calculated by Landlord and Operating Expenses as determined in the Independent Review show Operating Expenses as calculated by Landlord exceed six (6%) percent of Operating Expenses as concluded in the final determination of the Independent Review, then Landlord shall pay the reasonable cost of the Independent Review and the Accountant(s).
     8.4 Tenant shall not be responsible for Operating Expenses attributable to the time period prior to the Rent Commencement Date for the entire Premises. Tenant’s responsibility for Tenant’s Pro Rata Share of Operating Expenses shall continue to the latest of (a) the date of termination of the Lease, (b) the date Tenant has fully vacated the Premises or (c) if termination of the Lease is due to a default beyond notice and opportunity to cure by Tenant, the date of rental commencement of a replacement tenant.
     8.5 Operating Expenses for the calendar year in which Tenant’s obligation to share therein commences and for the calendar year in which such obligation ceases shall be pro-rated on a per diem basis reasonably determined by Landlord. Expenses such as taxes, assessments and insurance premiums that are incurred for an extended time period shall be pro-rated based upon the time periods to which they apply so that the amounts attributed to the Premises relate in a reasonable manner to the time period wherein Tenant has an obligation to share in Operating Expenses.
     8.6 For any annual period for which Real Estate Taxes are calculated and assessed (a “Real Estate Tax Year”), Landlord may elect to measure Real Estate Taxes for purposes of this Lease (and Tenant’s payment of Operating Expenses, including any component of Operating Expenses consisting of Real Estate Taxes) for the New Buildings based on either: (a) only the Real Estate Taxes payable for the New Buildings, as Landlord reasonably allocates them within the Project or (b) such separate tax lot(s) as Landlord reasonably obtains that include the New Buildings, provided, however, Landlord shall reasonably endeavor to obtain separate tax lots(s) pursuant to option “b”. (To the extent that such tax lot(s) include rentable improvements other than the New Buildings, Landlord shall make appropriate equitable adjustments in the application of this paragraph.) If Landlord makes the election described in the first sentence of this paragraph, then for purposes of Real Estate Taxes payable for the New Buildings only (and no other component(s) of Operating Expenses), Tenant’s Pro Rata Share shall be determined on a Building-by-Building basis in accordance with the Building-by-Building Pro Rata Shares specified for Tenant in Article 2. Such Pro Rata Shares shall then be applied solely to the Real Estate Taxes for each such particular New Building, for purposes of determining Tenant’s obligations to contribute to the Real Estate Taxes component of Operating Expenses. Nothing in this paragraph shall affect calculation of Real Estate Taxes for any part of the Premises in the Linde Building, which shall be calculated separately in accordance with the remainder of this Lease as if this paragraph did not exist.
     8.7 If any Real Estate Taxes are abated, deferred, subsidized, fixed, reduced or forgiven as the result of the PILOT Agreement referred to in Section 53 or otherwise as a result of Tenant’s occupancy or leasing of any part of the Premises (each of the foregoing, a “Tax Incentive”), then: (a) Landlord shall, in consultation with Tenant, calculate Real Estate Taxes as they would have been imposed and assessed but for such Tax Incentive; (b) to the extent that Landlord’s Real Estate Taxes were reduced as a result of the Tax Incentive, Tenant shall be entitled to credit for the amount of such reduction; and (c) to the extent, if any that any Tax Incentive causes Real Estate Taxes to exceed what they would have been absent such Tax Incentive (or the rescission or revocation of any Tax Incentive causes any increase in Real Estate Taxes and related interest and penalties), Tenant shall pay the entire amount of such excess (or increase and related interest and penalties). If any Tax Incentive was granted on account of both (i) Tenant’s occupancy or leasing of the Premises; and (ii) Landlord’s construction of any other improvements within the New Project, clauses “b” and “c” shall apply only to the part of such Tax Incentive reasonably allocable to “i.”
     8.8 To the extent that Landlord constructs additional improvements (beyond the Existing Project and the New Project) on the Property: (a) the definition of Core Campus shall automatically expand to include such additional improvements; (b) Operating Expenses shall take into account amounts otherwise constituting Operating Expenses but attributable to such additional improvements (excluding, however, their initial design, development and construction); and (c) Landlord shall equitably adjust Tenant’s Pro Rata Share of the Project to reflect the relative Rentable Areas of all Buildings within the Project, in accordance with Section 9.3. The parties shall arbitrate in accordance with Article 50 any disagreement over the application of this paragraph.
9. Rentable Area.
     9.1 Intentionally Omitted.
     9.2 Final measurement of the “Rentable Area” of the New Premises shall be determined by Landlord or Landlord’s architect in accordance with the method of measuring rentable area of commercial office space promulgated by the Building Owners and Managers Association International in the ANSI Z 65.1-1996 publication “Standard Method for Measuring Floor Area in Office Buildings,” as modified for laboratory-specific accommodations (as consistently applied across the Entire Project). To the extent that the actual New Premises as finally measured are larger or smaller than 193,888 rentable square feet by reason of the addition of the Expansion Space, or otherwise, Tenant Improvement Allowance, Imputed Land Cost, the amount of each Tranche, and Tenant’s Pro Rata Shares (and such other variables in this Lease as, in Landlord’s reasonable determination, in consultation with Tenant, are agreed to be a function of Rentable Area) shall all be adjusted accordingly. The parties acknowledge that adjustments to the Rentable Area will be required under this paragraph. Landlord may memorialize the intended adjustments during the course of design and construction, subject to final remeasurement in accordance with this paragraph.
     9.3 The Rentable Area of the Entire Project is the total Rentable Area of all buildings within the Entire Project. For this purpose, the Rentable Area of the New Premises shall be determined as described in Section 9.2 and the Rentable Area of all other buildings within the Project shall be determined, at Landlord’s option, either (a) in the same manner or (b) in accordance with Landlord’s past practices.
     9.4 Review of allocations of Rentable Areas as between tenants of the Buildings and the Entire Project shall be made as frequently as Landlord deems appropriate in order to facilitate an equitable apportionment of Operating Expenses. If such review is by a licensed architect and allocations are certified by such licensed architect as being correct, then the Tenant shall be bound by such certifications. For the New Premises, any such review shall be performed in accordance with Section 9.2.
10. Security Deposit.
     10.1 Tenant has deposited with Landlord the sum set forth in Section 2.9 (the “Security Deposit”), which sum shall be held by Landlord (in compliance with all the provisions of this Article 10) as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant through the Term Expiration Date. If Tenant Defaults beyond notice and opportunity to cure with respect to any provision of this Lease, including, but not limited to, any provision relating to the payment of Rent, then Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s Default beyond notice and opportunity to cure. If any portion of the Security Deposit is so used or applied, then Tenant shall, within ten (10) business days following demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be a material breach of this Lease. If the Security Deposit is cash, Landlord shall keep this Security Deposit separated, and Tenant shall be entitled to interest on the Security Deposit, which shall be paid to Tenant annually, less the administrative charge permitted by law to be retained by Landlord. Nothing in this paragraph limits Tenant’s rights to deliver L/C Security in compliance with Section 10.7.
     10.2 In the event of bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings.
     10.3 Landlord may deliver to any purchaser of Landlord’s interest in the Premises the funds deposited hereunder by Tenant, and thereupon Landlord shall be discharged from any further liability with respect to such deposit. This provision shall also apply to any subsequent transfers.
     10.4 If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, then the Security Deposit, or any balance thereof, shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within thirty (30) days after the expiration or earlier termination of this Lease.
     10.5 Tenant shall have the right to substitute a Letter of Credit for a cash Security Deposit and cash for Letter of Credit.
     10.6 Tenant shall, within ten (10) business days of any increase in the Basic Annual Rent, pay to Landlord twenty-five percent (25%) of the amount of such increase as an additional Security Deposit, as a component of its obligations under Article 10.
     10.7 The Security Deposit may be in the form of cash, a letter of credit or any other security instrument acceptable to Landlord in its sole discretion. Tenant may at any time, except during Default, deliver a letter of credit (the “L/C Security”) as the entire Security Deposit, as follows.
          (a) If Tenant elects to deliver L/C Security, then Tenant shall provide Landlord, and maintain in full force and effect throughout the Term, a letter of credit in the form of Exhibit K (or such other form as Landlord shall approve, it being acknowledged that Landlord has approved the form actually delivered to Landlord simultaneously with the execution and delivery of this Lease) issued by an issuer reasonably satisfactory to Landlord, in the amount of the Security Deposit, with an initial term of at least one year. If, at the Term Expiration Date, any Rent remains uncalculated or unpaid, then: (a) Landlord shall with reasonable diligence complete any necessary calculations; (b) Tenant shall extend the expiry date of such L/C Security from time to time as Landlord reasonably requires; and (c) in such extended period, Landlord shall not unreasonably refuse to consent to an appropriate reduction of the L/C Security. Tenant shall reimburse Landlord’s legal costs (as estimated by Landlord’s counsel) in handling Landlord’s acceptance of L/C Security or its replacement or extension.

          (b) If Tenant delivers to Landlord satisfactory L/C Security in place of the entire Security Deposit, Landlord shall remit to Tenant any cash Security Deposit Landlord previously held.
          (c) Landlord may draw upon the L/C Security, and hold and apply the proceeds in the same manner and for the same purposes as the Security Deposit, only if: (a) an uncured Default exists; (b) as of the date forty-five (45) days before any L/C Security expires (even if such scheduled expiry date is after the Term Expiration Date) Tenant has not delivered to Landlord an amendment or replacement for such L/C Security, reasonably satisfactory to Landlord, extending the expiry date to the earlier of (i) six months after the then-current Term Expiration Date or (ii) the date one year after the then-current expiry date of the L/C Security; (c) the L/C Security provides for automatic renewals, Landlord asks the issuer to confirm the current L/C Security expiry date, and the issuer fails to do so within ten (10) business days; (d) Tenant fails to pay (when and as Landlord reasonably requires) any bank charges for Landlord’s transfer of the L/C Security; or (e) the issuer of the L/C Security ceases, or announces that it will cease, to maintain an office in the city where Landlord may present drafts under the L/C Security. This paragraph does not limit any other provisions of this Lease allowing Landlord to draw the L/C Security under specified circumstances.
          (d) Tenant shall not seek to enjoin, prevent, or otherwise interfere with Landlord’s draw under L/C Security, even if it violates this Lease. Tenant acknowledges that the only effect of a wrongful draw would be to substitute a cash Security Deposit for L/C Security, causing Tenant no legally recognizable damage. Landlord shall hold the proceeds of any draw in the same manner and for the same purposes as a cash Security Deposit. In the event of a wrongful draw, the parties shall cooperate to allow Tenant to post replacement L/C Security simultaneously with the return to Tenant of the wrongfully drawn sums, and Landlord shall upon request confirm in writing to the issuer of the L/C Security that Landlord’s draw was erroneous.
          (e) If Landlord transfers its interest in the Premises, then Tenant shall at Tenant’s expense, within ten (10) business days after receiving a request from Landlord, deliver (and, if the issuer requires, Landlord shall consent to) an amendment to the L/C Security naming Landlord’s grantee as substitute beneficiary. If the required Security changes while L/C Security is in force, then Tenant shall deliver (and, if the issuer requires, Landlord shall consent to) a corresponding amendment to the L/C Security.
     10.8 To the extent General Obligations Law (“GOL”) § 7-103 requires: (a) Landlord shall deposit any cash Security Deposit in an account maintained with a banking organization within New York State, which account shall earn interest at the prevailing rate earned by other such deposits made with banking organizations in the municipality where the Project is located; (b) Landlord shall notify Tenant of the name and address of the banking organization in which Landlord deposits the Security Deposit; (c) Landlord may receive, as administration expenses, a sum equivalent to 1% per annum upon the Security Deposit, in lieu of all other administrative and custodial expenses; and (d) the balance of the interest paid by the banking organization shall be the money of Tenant and shall be held in trust by Landlord until repaid, applied to pay Rent, or annually paid to Tenant.

11. Use and Access.
     11.1 Tenant shall use the Premises for any one or more of the purposes set forth in Section 2.10, and shall not use the Premises, or permit or suffer the Premises to be used, for any other purpose without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.
     11.2 Tenant shall not use or occupy the Premises in violation of Applicable Laws; zoning ordinances; or the certificate of occupancy issued for the Buildings, and shall, upon five (5) days’ written notice from Landlord, discontinue any use of the Premises that is declared or claimed by any Governmental Authority having jurisdiction to be a violation of any of the above, or that in Landlord’s reasonable opinion violates any of the above. Tenant shall comply with any direction of any Governmental Authority having jurisdiction that shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof.
     11.3 Tenant shall not do or permit to be done anything that will invalidate or increase the cost of any fire, environmental, extended coverage or any other insurance policy covering the Buildings and the Entire Project, and shall comply with all rules, orders, regulations and requirements of the insurers of the Buildings and the Entire Project, and Tenant shall promptly, within ten (10) business days of demand including reasonable back-up, reimburse Landlord for any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this Section. As of the Execution Date, Landlord acknowledges that Tenant’s Permitted Use does not violate the provisions of or increase the cost of any insurance policy covering the Buildings and Entire Project within the meaning of this paragraph.
     11.4 Tenant shall keep all doors opening onto public corridors closed, except when in use for ingress and egress.
     11.5 No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made to existing locks or the mechanisms thereof without Landlord’s prior written consent; provided, however, (i) Tenant shall have the right to install a card key security or lock system for the Premises, including common area stairways, provided that such card key or lock system: (a) has been approved by Landlord, such approval not to be unreasonably withheld or delayed; (b) does not limit Landlord’s access rights under this Lease to any areas other than those designated as high security areas; (c) does not lock other tenants out from common area stairways, fire exits and Common Areas and only prevents them from entering within the Premises; and (d) is installed and maintained at Tenant’s expense in accordance with all Applicable Laws; (ii) Tenant shall also have the right to install its own locks and access systems (without giving keys or codes to Landlord) in the Premises in high security areas as Tenant designates, and restrict access to such designated high security areas provided that Tenant: (a) gives Landlord escorted entry into such designated high security areas upon Landlord’s reasonable request (at least twenty-four (24) hours, except in an emergency, in which case Tenant must have a system in place that permits Landlord immediate, unrestricted access to any area in the Premises regardless of any designation as a high security area); and (b) maintains a reasonable system to allow entry into such high security areas in the event of an emergency. Except for the high security areas described in clause “ii,” Tenant shall give Landlord keys and access codes for the entire Premises. Tenant shall, upon termination of this Lease, return to Landlord all keys (whether for designated high security areas or non-high security areas) to offices and restrooms either furnished to or otherwise procured by Tenant. In the event any key so furnished to Tenant is lost, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.
     11.6 No awnings or other projections shall be attached to any outside wall of the Buildings. No curtains, blinds, shades or screens shall be attached to, hung in, or used in connection with, any window or exterior door of the Premises, except in conformity with Tenant’s commercially reasonable (and reasonably satisfactory to Landlord) Premises-wide standards for such curtains, blinds, shades, and screens. Tenant shall neither coat nor otherwise sunscreen any window nor place any bottles, parcels or other articles on the windowsills. No equipment, furniture or other items of personal property shall be placed on any exterior balcony. All of the foregoing are subject to Landlord’s prior written consent, which Landlord shall grant or withhold based on Landlord’s reasonable requirements for the consistent, professional, and orderly appearance of the Entire Project. Except as this Lease otherwise expressly provides, including, without limitation, floor loading, Tenant may place and organize equipment and personal property in the Premises at its reasonable discretion.
     11.7 No sign, advertisement or notice (“Signage”) shall be exhibited, painted, or affixed by Tenant on any part of the Premises, the Buildings (e.g., signs in windows), or the entire Project, except: (a) in Tenant’s interior spaces not visible outside the Buildings; (b) with Landlord’s prior written consent, which shall not be unreasonably withheld; (c) Tenant may place Signage in the interior Common Areas within the Buildings, provided it confirms to Landlord’s reasonable Signage program for the Entire Project; and (d) Tenant may install exterior identity Signage on the New Whole Building provided such exterior identity signage is reasonably satisfactory to Landlord or conforms to Landlord’s reasonable Signage program for the Core Campus. Landlord has approved the preliminary Signage sketches attached as Exhibit S, but Tenant may vary from such sketches with Landlord’s reasonable approval. Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at Tenant’s sole cost and expense, and shall be of a size, color and type and be located in a place acceptable to Landlord. The directory tablet shall be provided exclusively for the display of the name and location of tenants only. Tenant shall not place anything on the exterior of the corridor walls or corridor doors other than Landlord’s standard lettering. Tenant shall have Signage rights for the Premises substantially consistent with the Signage permitted for other comparable tenants in the Entire Project, as Landlord reasonably determines. Landlord shall use commercially reasonable efforts at no cost to Landlord to assist Tenant in acquiring municipal and other required approvals for Tenant’s Signage reasonably approved by Landlord. At Landlord’s option, Landlord may install any such Signage, and Tenant shall pay all costs associated with such installation, as Additional Rent, within five (5) days after demand therefor. Notwithstanding the foregoing, so long as Tenant continues to lease and actually occupy at least seventy-five (75%) percent of the total amount of space it leases in the Premises on the Term Commencement Date, Tenant shall be entitled to Signage in the Core Campus approximately in proportion to Tenant’s Pro Rata Share of the Entire Project, either (a) consistent with Landlord’s reasonable Signage program for the Core Campus or (b) otherwise reasonably satisfactory to Landlord. All Signage must comply with Applicable Laws.

     11.8 Tenant shall cause any office equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations therefrom from extending into the Common Areas or other offices in the Buildings. Further, Tenant shall not place any equipment weighing greater than one hundred (100) pounds per square foot live load on the Premises, except to the extent that as a result of the Tenant Improvements or (at Tenant’s request) Landlord’s Work the Premises can, in compliance with Applicable Laws, support a greater live load. All such equipment shall be placed in a location designed to carry the weight of such equipment.
     11.9 Tenant shall not: (a) do or permit anything to be done in or about the Premises that shall in any way materially obstruct or materially interfere with the rights of other tenants or occupants of the Buildings or the Entire Project, or injure or annoy them; (b) use or allow the Premises to be used for unlawful purposes; (c) cause, maintain or permit any annoyance or complaints by any other tenant or person in the Entire Project or physical deterioration to, or about the Premises, the Buildings or the Entire Project; or (d) take any other action that would in Landlord’s reasonable determination in any manner adversely and materially affect other tenants’ quiet use and enjoyment of their space or adversely and materially impact their ability to conduct business in a professional and suitable work environment.
     11.10 Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for all liabilities, costs and expenses arising out of or in connection with the compliance of the Premises with the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq. (together with regulations promulgated pursuant thereto, the “ADA”), and Tenant shall indemnify, defend and hold harmless Landlord from and against any loss, cost, liability or expense (including reasonable attorneys’ fees and disbursements) arising out of any failure of the Premises to comply with the ADA. Tenant acknowledges that Tenant has occupied and done extensive work within the Retained Premises and Landlord has no further responsibility for ADA compliance in the Retained Premises. Tenant shall have sole responsibility for ADA compliance in the Retained Premises. Notwithstanding the foregoing, Landlord represents and warrants that upon Substantial Completion of the Landlord’s Work, the shell and core of the New Buildings shall conform with Applicable Laws, including the ADA, to the extent practicable given the condition of the shell and core of said New Buildings. The provisions of this Section 11.10 shall survive the expiration or earlier termination of this Lease.
     11.11 Tenant shall have the right to continuous access to the Premises twenty-four (24) hours per day, seven (7) days per week, 365/366 days per year, except during reasonable closures for repairs or maintenance, or as the result of casualty or other circumstances beyond Landlord’s reasonable control.
     11.12 Tenant shall have the nonexclusive right to use Building passenger elevator(s), if any, for access to the Premises, except during reasonable closures for breakdowns, repairs or maintenance. Landlord shall have no liability for any of the aforementioned closures. When the elevator is closed or broken, Tenant may use the stairways Landlord designates. Tenant shall schedule deliveries of building materials with Landlord. The foregoing sentence shall not apply to the New Whole Building or the New Multiple Tenant Building so long as Tenant is in occupancy of the entire New Whole Building or the entire New Multiple Tenant Building. Subject to Applicable Laws and Landlord’s reasonable fire safety and security requirements,

Tenant shall have the non-exclusive right to use common-area stairways in the Buildings allowing its employees to traverse between floors of the Premises. In the case of the New Whole Building and the New Multiple Tenant Building (only if the Expansion Space is added) Tenant shall have the exclusive right to use the elevators and stairways, provided, however, Landlord and its agents may use and access them in Landlord’s sole discretion.
     11.13 Tenant may use the roof of the New Whole Building and its pro-rata share (in Landlord’s determination) of the New Multiple Tenant Building solely to install Tenant’s mechanical and heating, ventilation, and air conditioning equipment subject to Landlord’s reasonable approval (the “Rooftop Equipment”). Tenant shall install Rooftop Equipment (or at Landlord’s option, Landlord may install Rooftop Equipment), at Tenant’s expense, so as not, in Landlord’s reasonable judgment, to interfere with the operation of Landlord’s Building equipment, systems, or services. Tenant’s installation of Rooftop Equipment shall constitute Alterations for all purposes of this Lease. Any Rooftop Equipment shall be subject to Landlord’s approval in its reasonable discretion. Landlord may require shielding and ballast for any Rooftop Equipment, or other measures as Landlord reasonably determines to mitigate vibration, noise, and other adverse impacts to other tenants.
12. Brokers.
     12.1 Tenant and Landlord each represents and warrants to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than Studley, Inc. (“Broker”), and that it knows of no other real estate broker or agent that is or might be entitled to a commission in connection with this Lease. Landlord shall compensate Broker in relation to this Lease pursuant to a separate agreement between Landlord and Broker.
     12.2 Tenant represents and warrants that no broker or agent has made any representation or warranty relied upon by Tenant in Tenant’s decision to enter into this Lease, other than as contained in this Lease.
     12.3 Tenant acknowledges and agrees that the employment of brokers by Landlord is for the purpose of solicitation of offers of leases from prospective tenants and that no authority is granted to any broker to furnish any representation (written or oral) or warranty from Landlord unless expressly contained within this Lease. Landlord is executing this Lease in reliance upon Tenant’s representations, warranties and agreements contained within Sections 12.1, 12.2 and 12.4.
     12.4 Tenant and Landlord agree to indemnify, defend and hold each other harmless from any and all costs or liabilities for compensation claimed by any other broker or agent, other than Broker, employed or engaged by it or claiming to have been employed or engaged by it.
13. Holding Over.
     13.1 If Tenant holds possession of all or any part of any one or more of the Retained Premises, New Whole Building Premises and/or New Multiple Tenant Building Premises (each of those three, considered separately, a “Holdover Premises”) after the Term, Tenant shall become a tenant from month to month after the expiration or earlier termination of the Term (but only for the specific Holdover Premises in question), and in such case Tenant shall, for the Holdover Premises only, continue to pay (a) the Basic Annual Rent in accordance with Article 6, as adjusted in accordance with Article 7, and (b) Tenant’s Pro Rata Share of Operating Expenses. Any such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. If Tenant has vacated the entire Premises except some part of, for example, the Retained Premises, then: (a) only the entire Retained Premises shall constitute Holdover Premises; (b) all Premises except the Retained Premises shall not constitute Holdover Premises; and (c) Landlord may exercise its rights under this paragraph only as to the entire Retained Premises.
     13.2 Notwithstanding the foregoing, if Tenant remains in possession of all or any part of any Holdover Premises longer than one hundred twenty (120) days after the expiration or earlier termination of the Term, Tenant shall become a tenant at sufferance of only the entire affected Holdover Premises subject to the terms and conditions of this Lease, except that the monthly rent beginning the first day after the expiration or earlier termination of the Term shall be retroactively recalculated to equal to one hundred fifty percent (150%) of the Rent in effect during the last thirty (30) days of the Term.
     13.3 Acceptance by Landlord of Rent after the expiration or earlier termination of the Term shall not result in an extension, renewal or reinstatement of this Lease.
     13.4 The foregoing provisions of this Article 13 are in addition to and do not affect Landlord’s right of reentry or any other rights of Landlord hereunder or as otherwise provided by Applicable Laws.
14. Taxes on Tenant’s Property.
     14.1 Tenant shall pay prior to delinquency any and all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises.
     14.2 If any such taxes on Tenant’s Personal Property or trade fixtures are levied against Landlord or Landlord’s property or, if the assessed valuation of the Buildings or the Property is increased by inclusion therein of a value attributable to Tenant’s Personal Property or trade fixtures, and if Landlord, after written notice to Tenant, pays the taxes based upon any such increase in the assessed value of the Buildings or the Entire Project (or any component thereof), then Tenant shall, within ten (10) business days of demand, repay to Landlord the taxes so paid by Landlord.
15. Condition of Premises. Except as this Lease otherwise expressly provides, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Premises, the Buildings or the New Project, or with respect to the suitability of the Premises, the Buildings or the New Project for the conduct of Tenant’s business. Tenant’s taking of possession of the Premises shall, except as otherwise agreed to in writing by Landlord and Tenant, conclusively establish that the Premises, the Buildings and the New Project were at such time in good, sanitary and satisfactory condition and repair.

16. Common Areas and Parking Facilities.
     16.1 Tenant shall have the non-exclusive right, in common with others, to use the Common Areas, subject to the rules and regulations adopted by Landlord and attached hereto as Exhibit D, together with such other reasonable and nondiscriminatory rules and regulations as are hereafter promulgated by Landlord in its sole and absolute discretion (the “Rules and Regulations”). Tenant shall faithfully observe and comply with the Rules and Regulations. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or any agent, employee or invitee thereof of any of the Rules and Regulations. Landlord will enforce the Rules and Regulations in a non-discriminatory manner.
     16.2 Tenant shall have a non-exclusive, revocable license to use its Pro-Rata Share (of the Entire Project as a whole), of the parking facilities serving the Buildings in common on an unreserved basis with other tenants of the Buildings and the Entire Project. As Tenant’s Pro-Rata Share changes from time to time, Tenant’s parking rights shall automatically adjust accordingly. Starting as of the Term Commencement Date for the Retained Premises, the previous two sentences shall automatically entitle Tenant to use the same fifty-eight (58) parking spaces Tenant previously used for the Retained Premises under the Old Lease. Only so long as Tenant leases (whether or not Tenant actually occupies) the entire New Whole Building, Tenant may designate a total of up to 20 (and an additional 20 yielding an aggregate of 40 if it occupies the entire New Multiple Tenant Building) of the unreserved parking spaces otherwise serving primarily the New Whole Building as reserved parking spaces serving the New Whole Building, at locations reasonably satisfactory to Landlord and reasonably near the New Whole Building. Tenant shall pay the cost of any reserved parking signage and the cost of removing such signage if Tenant no longer qualifies for reserved spaces. Landlord shall have no obligation to police the reserved spaces or remove unauthorized vehicles.
     16.3 Tenant agrees not to unreasonably overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord reserves the right to determine that parking facilities are becoming overcrowded and to limit Tenant’s use thereof. Upon such determination, Landlord may reasonably allocate parking spaces among Tenant and other tenants of the Buildings or the Entire Project. Nothing in this Section, however, is intended to create an affirmative duty on Landlord’s part to monitor parking. Notwithstanding the foregoing, the amount of parking spaces available shall not be less than the amount required by applicable zoning laws.
     16.4 Landlord reserves the right to modify the Common Areas, including the right to add or remove exterior and interior landscaping and to subdivide real property. The cost of such modifications by Landlord shall not be charged to Tenant as an Operating Expense so long as they are not part of Landlord’s reasonable maintenance and repair of such Common Areas in the ordinary course of business. Tenant acknowledges that Landlord specifically reserves the right to allow the exclusive use of corridors and restroom facilities located on specific floors to one or more tenants occupying such floors; provided, however, that Tenant shall not be deprived of the use of the corridors reasonably required to serve the Premises or of restroom facilities serving the floor upon which the Premises are located.

17. Utilities and Services.
     17.1 Tenant shall pay Landlord as part of Operating Expenses for all water (including the cost to service, repair and replace reverse osmosis, de-ionized and other treated water), gas, heat, light, power, electricity, telephone, internet service, cable television, other telecommunications, and other utilities supplied to the Premises, together with any fees, surcharges and taxes thereon (each a “Utility” collectively, the “Utilities”). If any such Utility is not separately metered to Tenant, Tenant shall pay a reasonable proportion (to be determined by Landlord) of all charges of such Utility jointly metered with other premises as part of Tenant’s Pro Rata Share of Operating Expenses or, in the alternative, Landlord may, at its option, monitor the usage of such Utilities by Tenant and charge Tenant with the cost of purchasing, installing and monitoring such metering equipment, which cost shall be paid by Tenant as Additional Rent.
     17.2 If any Utilities provided by or through Landlord are interrupted for any reason, Landlord shall with reasonable diligence endeavor to restore the interrupted Utilities. Only if such interruption was caused by Landlord’s gross negligence or intentionally wrongful acts (or those of someone acting at Landlord’s direction), Landlord shall reimburse Tenant’s actual, reasonable, and direct costs of obtaining replacement Utilities during Landlord’s repairs, but not for any consequential or indirect losses (such as loss of data or product, or resulting from interference with any activities in the Premises). Landlord shall not otherwise be liable for, nor shall any eviction of Tenant result from, failure to furnish any utility or service, whether or not such failure is caused by: (i) industry-wide strikes; (ii) industry-wide labor troubles; (iii) governmental preemption in connection with a national emergency; (iv) industry-wide shortages or unavailability of labor, fuel, steam, water, electricity or materials by reason of the acts of a governmental body that affect the supply or availability of the same; (v) mechanical breakdown (other than as a result of such party’s contractor’s or subcontractors’ acts or omissions or Landlord’s gross negligence); (vi) acts of God; (vii) enemy action or action of terrorists; (viii) civil commotion; (ix) fire or other casualty; or (x) unusually abnormal weather (which events described in items (i) through (x) are hereafter individually or collectively referred to as “Force Majeure”). In the event of such failure resulting from Force Majeure, Tenant shall not be entitled to any abatement or reduction of Rent, nor shall Tenant be relieved from the operation of any covenant or agreement of this Lease. Tenant shall be responsible for obtaining any and all back-up Utilities, generators, like equipment or services that it shall require in the event of a failure of Utilities.
     17.3 Tenant shall pay for, prior to delinquency of payment therefor, any Utilities and services that may be furnished to the Premises during or, if Tenant occupies the Premises after the expiration or earlier termination of the Term, after the Term.
     17.4 Tenant shall not, without Landlord’s prior written consent, use any device in the Premises (including, without limitation, data processing machines) that will in any way (a) in the case of the Retained Premises, increase the amount of ventilation, air exchange, gas, steam, electricity or water beyond the existing capacity in the Linde Building as proportionately allocated to the Retained Premises based upon Tenant’s Pro Rata Share as usually furnished or supplied for the use set forth in Section 2.10 or (b) in the case of any Premises, exceed Tenant’s Pro Rata Share of the applicable Building’s capacity to provide such utilities or services.

     17.5 Tenant has detailed and specific electrical needs and requirements for the New Premises. Tenant acknowledges that Tenant believes the Plans and Specifications attached as Exhibit J subject to the mutually agreeable resolution of the items set forth on Exhibit J-1 adequately provide for Tenant’s electrical requirements. If the New Premises do not provide adequate electricity for Tenant’s needs, then: (a) Landlord shall have no obligation to provide additional electricity service; but (b) Landlord shall assist Tenant as reasonably necessary to secure additional electrical service, at Tenant’s sole cost and expense.
     17.6 If Tenant shall require Utilities or services in excess of those usually furnished or supplied for tenants in similar spaces in the Buildings by reason of Tenant’s equipment or extended hours of business operations, then Tenant shall first procure Landlord’s consent of Landlord for the use thereof, which consent Landlord may condition upon the availability of such excess Utilities or services, and Tenant shall pay as Additional Rent an amount equal to the actual out-of-pocket cost of providing such excess utilities and services.
     17.7 Utilities and services provided by Landlord to the Premises shall be paid by Tenant as part of Operating Expenses, except as this Lease expressly provides otherwise. Tenant shall have the right to contract directly with the Utility providers of its choosing, subject to Landlord’s reasonable approval, except that electricity shall be submetered through Landlord as provided in Section 17.10 without mark-up by Landlord. Landlord shall provide Tenant with commercially reasonable assistance and cooperation to help Tenant meet its electrical needs, but Landlord makes no assurances regarding the availability of electricity from any Utility provider.
     17.8 Landlord shall provide water in Common Areas for drinking and lavatory purposes only; provided, however, that if Landlord determines that Tenant requires, uses or consumes water for any purpose other than ordinary drinking and lavatory purposes, Landlord may install a water meter and thereby measure Tenant’s water consumption for all purposes. Tenant shall pay Landlord for the costs of such meter and the installation thereof and, throughout the duration of Tenant’s occupancy of the Premises, Tenant shall keep said meter and installation equipment in good working order and repair at Tenant’s sole cost and expense. If Tenant fails to so maintain such meter and equipment, Landlord may repair or replace the same and shall collect the costs therefor from Tenant. Tenant agrees to pay for water consumed, as shown on said meter, as and when bills are rendered. If Tenant fails to timely make such payments, Landlord may pay such charges and collect the same from Tenant. Any such costs or expenses incurred, or payments made by Landlord for any of the reasons or purposes hereinabove stated, shall be deemed to be Additional Rent payment by Tenant and collectible by Landlord as such.
     17.9 Upon two (2) business days’ notice to Tenant, except in the case of an emergency (where no notice shall be required), Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and electric systems, when Landlord deems necessary, due to accident, emergency or the need to make repairs, alterations or improvements, until such repairs, alterations or improvements shall have been completed, and Landlord shall further have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilation, air conditioning or electric service when prevented from doing so by Force Majeure or a failure by a third party to deliver gas, oil or another suitable fuel supply, or Landlord’s inability by exercise of reasonable diligence to obtain gas, oil or another suitable fuel. Landlord will use commercially reasonable efforts to coordinate with Tenant any discretionary interruption of services for repairs, alterations or improvements that Landlord desires to make, but may not be strictly necessary. Without limiting the foregoing, except for any obligation to pay money, it is expressly understood and agreed that any covenants on Landlord’s or Tenant’s part to furnish any service pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant or Landlord, as the case may be, shall not be deemed breached if Landlord or Tenant, as the case may be, is unable to furnish or perform the same by virtue of Force Majeure. Landlord shall promptly notify Tenant of the occurrence of a Force Majeure event that would reasonably affect a service to Tenant hereunder.
     17.10 Subject to the provisions of this Article 17 and Article 49, Landlord shall furnish the electric energy that Tenant shall reasonably require in the Premises for the purposes permitted under this Lease. Electric energy shall be furnished through a meter or meters and related equipment measuring the amount of electric energy furnished to the Premises. Such meter(s) and related equipment shall be installed, serviced, maintained, monitored, and (as appropriate from time to time), upgraded by Landlord, if Landlord deems necessary. Only the initial costs of the upgraded equipment shall be at Landlord’s cost and expense and not the costs associated with servicing, maintaining and monitoring such equipment. Notwithstanding the foregoing, Tenant shall pay the cost and expense of upgrading such equipment if Tenant’s requirements for electric energy increase beyond those contemplated by this Lease and the Plans and Specifications. Tenant shall pay for such electric energy in accordance with Section 17.1 and Article 49 within ten (10) days after receipt of any bills related thereto. The amount charged for electric energy furnished to the Premises (“Basic Electric”) shall be 100% of Landlord’s cost including, without limitation, those charges applicable to or computed on the basis of electric consumption, demand and hours of use, any sales or other taxes regularly passed on to or collected from similar consumers by such public utility company, fuel rate adjustments and surcharges, and weighted in each case to reflect differences in consumption or demand applicable to each rate level. Tenant and its authorized representatives may have access to such meter or meters (if any) on at least three (3) days’ notice to Landlord, for the purposes of verifying Landlord’s meter readings (if any). From, time to time during the Term of this lease, Landlord may, in its sole discretion, install or eliminate, or increase or reduce the number of, such meters or vary the portions of the Premises which they serve or replace any or all of such meters. Landlord shall diligently endeavor to minimize the amount of time, if any, that work or service on any meters interrupts or reduces the amount of electricity available to the Premises, and Landlord shall give Tenant reasonable prior notice of any scheduled interruption.
     17.11 If pursuant to any Applicable Laws, the charges to Tenant pursuant to Section 17.10 shall be reduced below that to which Landlord is entitled under such Section, the deficiency shall be paid by Tenant within ten (10) days after being billed therefor, as additional rent for the use and maintenance of the electric distribution system of the Buildings.
     17.12 Landlord shall not be liable in any event to Tenant for any failure or defect in the supply or character of electric energy furnished to the Premises by reason of any requirement, act or omission of the public utility serving the Buildings with electric energy or for any other reason not attributable solely to Landlord’s willful misconduct or gross negligence.
     17.13 Unless provided to the contrary in the attached Exhibit P, Landlord shall furnish and install all replacement lighting tubes, lamps, bulbs and ballasts required in the Premises, and

Tenant shall pay to Landlord or its designated contractor within thirty (30) days of demand the then established charges therefor of Landlord or its designated contractor, as the case may be. Tenant may elect, by written notice to Landlord, to furnish and install such replacement lighting tubes, lamps, bulbs and ballasts.
     17.14 Tenant’s use of electric energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Buildings’ distribution of electricity via the Buildings’ electric system, Tenant shall not exceed its allotted electrical capacity, without Landlord’s prior consent. Should Landlord grant such consent, which shall not be unreasonably withheld, conditioned or delayed, all additional risers, distribution cables, or other equipment required therefor shall be provided: (i) by Landlord, and the cost thereof shall be paid by Tenant to Landlord within thirty (30) days of demand by Landlord, which demand shall include reasonable back-up documentation detailing the estimated costs; or (ii) at Tenant’s option, by Tenant pursuant to plans and contractors approved by Landlord, and otherwise in accordance with Article 12 of this Lease.
     17.15 If required by any Applicable Laws and provided Tenant is able to obtain electrical service prior to the date of Landlord’s discontinuance, Landlord, upon at least sixty (60) days’ notice to Tenant, may discontinue Landlord’s provision of electric energy hereunder. If Landlord discontinues provision of electric energy pursuant to this Section, Tenant shall not be released from any liability under this Lease, except that as of the date of such discontinuance, Tenant’s obligation to pay Landlord Additional Charges under Section 17.9 for electric energy thereafter supplied to the Premises shall cease. As of such date, Landlord shall permit Tenant to receive electric energy directly from the public utility company supplying electric energy to the Project, and Tenant shall pay all costs and expenses of obtaining such direct electrical service. Such electric energy may be furnished to Tenant by means of the then existing Building system feeders, risers and wiring to the extent that the same are available, suitable and safe for such purpose. All meters and additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electric energy directly from such public utility company shall be furnished and installed by Landlord at Landlord’s expense (which shall constitute an Operating Expense, amortized on a straight line basis over the useful life of the items in question, which shall not extend beyond the Term Expiration Date, in accordance with GAAP).
     17.16 Notwithstanding anything to the contrary in this Article 17, to the extent that the CAM Pools specifically provide for the allocation or payment of any Operating Expenses and are inconsistent with this Article 17, such CAM Pools shall govern.
18. Alterations.
     18.1 Subsequent to the completion of the Tenant Improvements (which shall be governed by the provisions of the Work Letter attached as Exhibit G and shall not be deemed Alterations for purposes of this Lease), Tenant shall make no additions, improvements or alterations in or to the Premises (“Alterations”), other than Minor Alterations, without Landlord’s prior written approval, which approval Landlord shall not unreasonably withhold, condition or delay, except as the next two sentences state. The “Landlord’s Building Systems and Structures” shall mean the following, except any within the Premises that Tenant installed: (a) any structural portions of the Buildings, including exterior walls, roof, foundation or core of the Buildings, (b) the exterior of the Buildings, and (c) any Building systems, including elevator, plumbing, air conditioning, heating, main electrical service equipment, security, life safety and power. If any proposed Alteration affects (to any degree that is more than de minimis) any Landlord’s Building Systems and Structures, then Landlord may withhold consent to such proposed Alteration (to the extent it affects Landlord’s Building Systems and Structures) in its sole and absolute discretion. Any Alteration costing less than Two Hundred Thousand Dollars ($200,000) (the “Alterations Threshold”) (for that particular Alteration or for any group of related Alterations) that do not affect Landlord’s Building Systems and Structures (“Minor Alterations”) shall not require Landlord’s prior written approval, but Tenant shall give Landlord at least fourteen (14) days’ prior written notice of such Minor Alterations. Landlord shall increase the Alterations Threshold, once every five (5) years, by multiplying the then current Alterations Threshold by the increase in the Consumer Price Index (“CPI”) since the Term Commencement Date and adding that amount to the then current Alterations Threshold to determine the new Alterations Threshold (a “CPI Adjustment” of the Alterations Threshold). Tenant shall, in making any Alterations, use only those architects, contractors, suppliers and mechanics of which Landlord has given prior written approval, which approval shall not be unreasonably withheld. In seeking Landlord’s approval, Tenant shall provide Landlord, at least five (5) business days in advance of any proposed construction, with plans, specifications, bid proposals, work contracts, requests for lay down areas and such other information concerning the nature and cost of the Alterations as Landlord may reasonably request. To the extent Tenant must obtain Landlord’s prior written approval to any Alterations under the Lease (an “Alterations Consent”), Landlord shall grant or deny such Alterations Consent within five (5) business days after it receives: (a) written notice of Tenant’s request for such Alterations; and (b) all information reasonably necessary to permit Landlord to consider such request. If Landlord fails to grant or deny the requested Alterations Consent within five (5) business days after it receives Tenant’s request (and all required additional information, if any), then Landlord shall be deemed to have granted its Alterations Consent. These deemed consent procedures for Alterations Consents shall have no application to any other consent by Landlord. In the event Tenant and Landlord shall disagree as to whether or not an Alteration or any group of related Alterations exceeds the Alterations Threshold, the dispute shall be resolved by the Neutral Architect pursuant to Subsection 4.1(c), whose determination shall be final and binding upon the parties.
     18.2 Tenant shall not construct or permit to be constructed partitions or other obstructions that might interfere with free access to Landlord’s mechanical installation or Landlord’s service facilities of the Buildings, or interfere with the moving of Landlord’s equipment to or from the enclosures containing such installations or facilities.
     18.3 Tenant shall use commercially reasonable efforts to accomplish any work performed on the Premises or the Buildings in such a manner as to permit any fire sprinkler system and fire water supply lines to remain fully operable at all times except at times of necessary cut-overs, but Tenant shall give Landlord prior advance written notice of the same.
     18.4 Any work performed on or in the Premises (except the New Whole Building Premises and if the Expansion Space is added, the New Multiple Tenant Building) by Tenant or

Tenant’s contractors shall be done at such times and in such manner as Landlord may from time to time reasonably designate. Tenant may perform work in the New Whole Building and in the New Multiple Tenant Building if the Expansion Space is added at such time as Tenant elects from time to time in its sole discretion. Tenant covenants and agrees that all work done on the Premises by Tenant or Tenant’s contractors shall be performed in full compliance with Applicable Laws. Within sixty (60) days after final completion of any Alterations which need a building permit, Tenant shall provide Landlord with complete “as-built” drawing print sets and electronic CADD files (or files in such other current format in common use as Landlord reasonably approves or requires) on disc showing any changes in the Premises.
     18.5 Before commencing any Major Work, Tenant shall give Landlord at least fourteen (14) days’ prior written notice of the proposed commencement of such Major Work. For purposes of this Section, “Major Work” means any Alteration (or group of related Alterations) Tenant undertakes (except Tenant’s original Tenant Improvements) at an estimated cost (the “Estimated Cost”) exceeding Three Million Five Hundred Thousand Dollars ($3,500,000). Tenant shall not commence any Major Work unless: (a) Tenant is not in Default under this Lease beyond applicable notice and cure periods; (b) if the Estimated Cost is less than Ten Million Dollars ($10,000,000), then Tenant has capital resources enabling Tenant’s continued operations, as stated in Tenant’s most recent 10Q or 10K within “Management’s Discussion and Analysis of Financial Condition and Results of Operations, Funding Requirements” for a minimum of eighteen (18) months past the date of such written notice; and (c) if the Estimated Cost is Ten Million Dollars ($10,000,000) or more (or if Tenant chooses not rely on clause “b” when entitled to do so), then Tenant has made arrangements reasonably satisfactory to Landlord to assure that Tenant will complete and pay for the Major Work (the “Completion Assurances”). Completion Assurances could, for example, consist of a letter of credit equal to the Estimated Cost; a cash deposit equal to the Estimated Cost; a bond covering Tenant’s obligation to complete and pay for the Major Work (if such bond is then available); a guaranty of payment and completion from an entity satisfactory to Landlord in Landlord’s reasonable discretion; or any other similar arrangement that Tenant proposes and Landlord approves, which approval shall not be unreasonably withheld or delayed. As Tenant completes and pays for Tenant’s Major Work, the parties shall recalculate the Estimated Cost to reflect only the remaining estimated cost to complete. The amount of Completion Assurances shall be reduced accordingly.
     18.6 All alterations, attached equipment, decorations, fixtures, trade fixtures, additions and improvements, subject to Section 18.8, attached to or built into the Premises, made by either of the Parties, including, without limitation, all floor and wall coverings, built-in cabinet work and paneling, sinks and related plumbing fixtures, laboratory benches, exterior venting fume hoods and walk-in freezers and refrigerators, ductwork, conduits, electrical panels and circuits, shall (unless, prior to such construction or installation, Landlord elects otherwise) become the property of Landlord upon the expiration or earlier termination of the Term, and shall remain upon and be surrendered with the Premises as a part thereof.
     18.7 Tenant shall repair any damage to the Premises caused by Tenant’s removal of any property from the Premises. After the first thirty (30) days of any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant.

     18.8 Except as to those items listed on Exhibit C attached hereto and similar or additional items of moveable personal property Tenant shall use in the Premises (“Tenant’s Personal Property”), all business and trade fixtures, machinery and equipment, built-in furniture and cabinets, together with all additions and accessories thereto, installed in and upon the Premises shall be and remain the property of Landlord and shall not be moved by Tenant at any time during the Term. If Tenant shall fail to remove any of its effects from the Premises prior to termination of this Lease, then Landlord may, at its option, remove the same in any manner that Landlord shall choose and store said effects without liability to Tenant for loss thereof or damage thereto, and Tenant shall pay Landlord, within thirty (30) days of demand, any costs and expenses incurred due to such removal and storage or Landlord may, at its sole option and without notice to Tenant, sell such property or any portion thereof at private sale and without legal process for such price as Landlord may obtain and apply the proceeds of such sale against any (a) amounts due by Tenant to Landlord under this Lease and (b) any expenses incident to the removal, storage and sale of said personal property. Notwithstanding the foregoing, Landlord’s right to dispose of Tenant’s Personal Property may be subject to liens placed on Tenant’s Personal Property by third party lenders, to the extent that Landlord has entered into consents, waivers, or subordinations with such third party lenders.
     18.9 Notwithstanding any other provision of this Article 18 to the contrary, in no event shall Tenant remove, replace (unless such replacement is commercially reasonable under the circumstances and made in compliance with this Lease), or make any substitutions for, any improvement from the Premises constituting Tenant Improvements made pursuant to the Work Letter, without Landlord’s prior written consent, which consent Landlord may withhold in its reasonable discretion. The parties acknowledge that Tenant may remove from the Premises those items of Tenant’s Personal Property set forth on Exhibit C.
     18.10 Tenant shall pay Landlord the Construction Management Fee of two percent (2%) on any Alterations (or group of related Alterations) Tenant undertakes at one time costing in excess of Five Hundred Thousand Dollars ($500,000). For purposes of payment of such sum, Tenant shall submit to Landlord copies of all bills, invoices and statements covering the costs of such charges, accompanied by payment to Landlord of the fee set forth in this Section. Tenant shall reimburse Landlord within thirty (30) days after demand by Landlord with reasonable back-up documentation for any extra reasonable actual out-of-pocket expenses incurred by Landlord by reason of faulty work done by Tenant or its contractors, or by reason of delays caused by such work, or by reason of inadequate clean-up. If Tenant and Landlord disagree on whether any Alterations require payment of a Construction Management Fee, the parties shall promptly resolve such dispute but this dispute shall not prevent Tenant from proceeding.
     18.11 Within sixty (60) days after final completion of any Alterations, Tenant shall submit to Landlord documentation showing the amounts expended by Tenant (other than the TI Allowance) with respect to such Alterations, together with supporting documentation reasonably acceptable to Landlord.
19. Repairs and Maintenance.
     19.1 Landlord shall repair and maintain in good condition and repair the Buildings and the Common Areas, including, without limitation, grounds, roofing and covering materials,

foundations, exterior walls, plumbing, fire sprinkler systems (if any), heating, ventilating, air conditioning, elevators, and electrical systems. Notwithstanding anything to the contrary in this Lease, Landlord shall have no responsibility to maintain or repair any vivarium(s) or data center(s). Tenant shall have sole responsibility to maintain and repair the vivarium(s) and data center(s). Landlord shall conduct its repair and maintenance activities for the Premises substantially in accordance with Exhibit T. Landlord shall maintain the Common Areas in accordance with its property maintenance protocols as established from time to time in accordance with Landlord’s reasonable determinations of appropriate property maintenance protocols. Upon Tenant’s request, Landlord shall explain such protocols and consider Tenant’s comments. Any actual out-of-pocket costs related to the repair or maintenance activities specified in this Section 19.1 shall be included as a part of Operating Expenses subject to the CAM Pools, except Tenant shall pay for such repairs and maintenance to the extent that such repairs and maintenance are: (i) required in whole or in part because of any act, neglect, fault or omissions of Tenant (where there is a duty to act), its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord the cost of such repairs and maintenance; and (ii) not paid out of insurance proceeds. Landlord shall perform all work and have its contractors perform all work in accordance with Applicable Laws.
     19.2 Except for services of Landlord, if any, required by Section 19.1 and elsewhere in this Lease, Tenant shall at Tenant’s sole cost and expense maintain and keep the Premises and every part thereof in good condition and repair, damage thereto from ordinary wear and tear, insured casualty and permitted alterations excepted. Tenant shall, upon the expiration or sooner termination of the Term, surrender the Premises to Landlord in as good of a condition as when received, ordinary wear and tear and insured casualty excepted. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, other than pursuant to the terms and provisions of the Work Letter and this Lease.
     19.3 Landlord shall not be liable for any failure to make any repairs or to perform any maintenance that is an obligation of Landlord unless such failure shall persist for an unreasonable time after Tenant provides Landlord with written notice of the need of such repairs or maintenance. Subject to the terms of this Lease, Tenant waives its rights under Applicable Laws now or hereafter in effect to make repairs at Landlord’s expense. Notwithstanding the foregoing, if Landlord fails to make any necessary repair in any New Building of which Tenant is the sole tenant (other than completion of any Punchlist Item or repair of any Defect in Landlord’s Work, which is governed by Section 4.5), that is Landlord’s obligation under this Lease within fifteen (15) days after Tenant has reported to Landlord the need for such repair and does not remedy such failure within five (5) business days after further written notice from Tenant, referring to this paragraph and Tenant’s right to perform Self-Help Work, then Tenant may make such repairs as Self-Help Work, and the parties shall then have the same rights and obligations (subject to the same restrictions, except Tenant’s obligation to give prior notices or allow the passage of any cure periods) as set forth in Article 4 for Self-Help Work. In the event of an emergency on the Premises, Tenant may perform Self-Help Work within any New Building of which Tenant is the sole tenant if in its reasonable determination such Self-Help Work is necessary. The reasonable cost and expense of such emergency Self-Help Work will be reimbursable by Landlord within thirty (30) business days of its receipt of an invoice from Tenant as long as Tenant did not cause the emergency. In the event Tenant and Landlord shall disagree as to the party responsible for the emergency they shall resolve the dispute through arbitration under Article 50.
     19.4 Repairs under this Article 19 that are obligations of Landlord are subject to allocation among Tenant and other tenants as Operating Expenses to the extent they are included in the definition thereof, except as otherwise provided in this Article 19.
     19.5 This Article 19 relates to repairs and maintenance arising in the ordinary course of operation of the Buildings and the Entire Project and any related facilities. In the event of fire, earthquake, flood, vandalism, war, terrorism, natural disaster or similar cause of damage or destruction, Article 23 shall apply in lieu of this Article 19.
20. Liens.
     20.1 Subject to the immediately succeeding sentence, Tenant shall keep the Premises, the Buildings and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Tenant further covenants and agrees that any mechanic’s lien filed against the Premises, the Buildings or the Entire Project (or portion thereof) for work claimed to have been done for, or materials claimed to have been furnished to, shall be discharged or bonded by Tenant within the earlier of: (a) forty-five (45) days; and (b) five (5) days less than any shorter period of time provided for in Landlord’s loan documents (but in the case of “b” no less than fifteen (15) days), after the filing thereof, at Tenant’s sole cost and expense.
     20.2 Should Tenant fail to discharge or bond against any lien of the nature described in Section 20.1, Landlord may, at Landlord’s election, pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title, and Tenant shall immediately reimburse Landlord for the costs thereof as Additional Rent.
     20.3 In the event that Tenant leases or finances the acquisition of office equipment, furnishings or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code financing statement executed by Tenant shall, upon its face or by exhibit thereto, indicate that such financing statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Buildings be furnished on a financing statement without qualifying language as to applicability of the lien only to removable personal property located in an identified suite leased by Tenant. Should any holder of a financing statement executed by Tenant record or place of record a financing statement that appears to constitute a lien against any interest of Landlord or against equipment that may be located other than within an identified suite leased by Tenant, Tenant shall, within ten (10) days after filing such financing statement, cause (a) a copy of the lender security agreement or other documents to which the financing statement pertains to be furnished to Landlord to facilitate Landlord’s ability to demonstrate that the lien of such financing statement is not applicable to Landlord’s interest and (b) Tenant’s lender to amend such financing statement and any other documents of record to clarify that any liens imposed thereby are not applicable to any interest of Landlord in the Premises, the Buildings or the Entire Project. Landlord shall, upon request, deliver a consent, lien waiver or subordination in favor of Tenant’s third party lender(s) upon Tenant’s request, provided that the document: (1) is reasonably satisfactory to Landlord; (2) relates only to specific Tenant’s Personal Property; and (3) relates to financing or leasing that complies with this paragraph.
21. Indemnification and Exculpation.
     21.1 Subject to Sections 21.7 and 22.7, Tenant agrees to indemnify, defend and save Landlord harmless from and against any and all demands, claims, liabilities, actions, and causes of action (collectively, “Claims”), and all losses, costs, damages or judgments, and all reasonable expenses in connection with such Claims (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred in investigating or resisting any Claim, arising from injury or death to any person or injury to any property occurring within or about the Premises, the Buildings or the Entire Project arising out of Tenant’s or Tenant’s employees’, agents’ or guests’ use or occupancy of the Premises or performance of Tenant Improvements or a breach or default by Tenant in the performance of any of its obligations hereunder, unless and to the extent caused by Landlord’s (or Landlord’s agents, employees, or guests’) willful misconduct or gross negligence. This indemnity shall apply only after exhaustion of any insurance proceeds available to Landlord or the injured party on account of the damage or injury within the scope of Tenant’s indemnity.
     21.2 Landlord shall not be liable to Tenant for, and Tenant assumes all risk of, damage to personal property or scientific research, including, without limitation, loss of records kept by Tenant within the Premises and damage or losses caused by fire, electrical malfunction, gas explosion or water damage of any type (including, without limitation, broken water lines, malfunctioning fire sprinkler systems, roof leaks or stoppages of lines), unless any such loss is due to Landlord’s (or Landlord’s agents, employees’ or guests’) gross negligence, willful misconduct, or willful disregard of written notice by Tenant of need for a repair that Landlord is responsible to make for an unreasonable period of time. Tenant further waives any claim for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property as described in this Section 21.2, subject to the exceptions described in this Section 21.2.
     21.3 Landlord shall not be liable for any damages arising from any act, omission or neglect of any other tenant in the Buildings or the Entire Project, or of any other third party.
     21.4 Tenant acknowledges that security devices and services, if any, while intended to deter crime, may not in given instances prevent theft or other criminal acts. Landlord shall not be liable for injuries or losses caused by criminal acts of third parties, and Tenant assumes the risk that any security device or service may malfunction or otherwise be circumvented by a criminal. If Tenant desires protection against such criminal acts, then Tenant shall, at Tenant’s sole cost and expense, obtain appropriate insurance coverage.
     21.5 Subject to Sections 21.7 and 22.7, Landlord agrees to indemnify, defend and save Tenant harmless from and against any and all Claims arising from injury or death to any person or injury to any property occurring within or about the Premises, the Buildings or the Entire Project arising directly or indirectly out of Landlord’s or Landlord’s employees’, agents’ or guests’ willful misconduct or gross negligence; or a breach or default by Landlord in the performance of any of its obligations hereunder, except to the extent caused by Tenant’s willful misconduct or negligence. This indemnity shall apply only after exhaustion of any insurance proceeds available to Tenant or the injured party on account of the damage or injury within the scope of Landlord’s indemnity.
     21.6 Notwithstanding anything to the contrary in this Lease, neither party shall have any liability for punitive or indirect damages.
     21.7 The party seeking indemnification under this Lease (“Indemnified Party”) agrees to notify the other party (“Indemnifying Party”) immediately after the Indemnified Party becomes aware of any claim, suit or other potential liability for which it may seek indemnification (“Liability”) and to cooperate fully with and upon request by Indemnifying Party to authorize Indemnifying Party to conduct and control the management of defense of the Liability, including the selection of counsel. Indemnified Party further agrees that Indemnifying Party and Indemnified Party’s employees and agents shall cooperate with the Indemnifying Party and shall not compromise or settle any such loss or claim, or incur any expense, including, without limitation, any expenses related to outside legal counsel (except at its own expense) without the prior written approval of the Indemnifying Party.
     21.8 The provisions of this Article 21 shall survive the expiration or earlier termination of this Lease.
     21.9 Landlord waives any claim for injury to Landlord’s business or loss of income relating to any damage or destruction of Landlord’s personal property from the causes described in Section 21.2, except to the extent caused by Tenant’s gross negligence or willful misconduct or those of Tenant’s agents, employees, or guests. Nothing in this paragraph limits Landlord’s remedies against Tenant for failure to deliver the Premises back to Landlord upon Lease expiration or termination as this Lease requires.
22. Insurance; Waiver of Subrogation.
     22.1 Landlord shall maintain: (a) through the Rent Commencement Date, builder’s risk insurance for the New Whole Tenant Building and New Multiple Tenant Building (provided that Landlord may cause such builder’s risk insurance to be maintained by its general contractor); and (b) after the Rent Commencement Date, property insurance (i) for the New Whole Tenant Building, New Multiple Tenant Building and the Linde Building and (ii) other portions of the Entire Project benefiting the Premises and not insured by Tenant or other tenants. Such property insurance shall cover one hundred percent (100%) of replacement cost, exclusive of the costs of excavation, foundations and footings and without reference to depreciation taken by Landlord upon its books or tax returns. Such insurance coverage shall provide protection against any peril generally included within the classification “Fire and Extended Coverage,” together with insurance against sprinkler damage (if applicable), vandalism and malicious mischief. Landlord, subject to availability thereof, shall further insure, if Landlord deems it appropriate, coverage against flood, environmental hazard, earthquake, loss or failure of building equipment, rental loss during the period of repairs or rebuilding, workmen’s compensation insurance and fidelity bonds for employees employed to perform services. Tenant shall maintain: (a) during the construction of Tenant Improvements through the Rent Commencement Date, insurance for the Tenant

Improvements, and (b) on and after the Rent Commencement Date, property insurance on (i) the Tenant Improvements in the Premises or any other improvements now or in the future installed by Tenant in the Premises and (ii) Tenant’s Personal Property identified in the attached Exhibit C within the Premises in amounts equal to one hundred percent (100%) of replacement cost without reference to depreciation taken by Tenant upon its books or tax returns, which Tenant’s casualty insurance coverage shall provide protection for and cover any peril generally included within the classification “Fire and Extended Coverage,” together with insurance against sprinkler damage (if applicable), vandalism and malicious mischief. Any costs incurred by Landlord pursuant to this Section 22.1 shall constitute a portion of Operating Expenses (to be allocated in accordance with the CAM Pools), provided such costs cover insurance that is either: (a) commercially reasonable; (b) required by any lender to Landlord; or (c) consistent with Landlord’s national portfolio insurance program, as equitably allocated and pro-rated to the New Buildings, the Linde Building and the balance of the Entire Project among all the tenants (including Tenant) occupying the Entire Project. Any costs incurred by Tenant pursuant to this Section 22.1 shall be paid for by Tenant.
     22.2 In addition, Landlord shall carry public liability insurance with a minimum single limit of not less than Ten Million Dollars ($10,000,000) for death or bodily injury, or property damage with respect to the Entire Project. Any costs incurred by Landlord pursuant to this Section 22.1 shall constitute a portion of Operating Expenses and shall be equitably allocated and pro-rated among all the tenants (including Tenant) occupying the Project in accordance with the CAM Pools.
     22.3 Tenant shall, at its own cost and expense, procure and maintain in effect, beginning on the Term Commencement Date, or such earlier date on which Tenant enters the Premises under Section 5.8, and continuing throughout the Term (and occupancy by Tenant, if any, after termination of this Lease) comprehensive public liability insurance with limits of not less than Ten Million Dollars ($10,000,000) per occurrence for death or bodily injury and not less than Two Million Dollars ($2,000,000) for property damage with respect to the Premises (including $1,000,000 fire legal liability (each loss)). The insurance required to be maintained by Tenant pursuant to this Lease shall name Landlord, BioMed Realty, L.P., BioMed Realty Trust, Inc., and their respective lenders, officers, employees, agents, general partners and members (“Landlord Parties”) as additional insured parties.
     22.4 All insurance carried by Tenant shall be with companies having a rating of not less than policyholder rating of A- and financial category rating of at least Class VIII in “Best’s Insurance Guide.” Tenant shall obtain for Landlord from the insurance companies or cause the insurance companies to furnish certificates of coverage to Landlord. No such policy shall be cancelable or subject to reduction of coverage or other material modification or cancellation except after thirty (30) days’ prior written notice to Landlord from the insurer (except in the event of non-payment of premium, in which case ten (10) days written notice shall be given). All such policies shall be written as primary policies, not contributing with and not in excess of the coverage that Landlord may carry. Tenant’s policy may be a “blanket policy” that specifically provides an amount of insurance that shall be sufficient to provide the coverage set forth in this Article 22. Tenant shall, at least twenty (20) days prior to the expiration of such policies, furnish Landlord with renewals or binders. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant’s behalf and at its cost to be paid by Tenant as Additional Rent.
     22.5 Tenant assumes the risk of damage to all of Tenant’s improvements in the New Buildings, the Tenants’ leasehold improvements in the Linde Building and all of Tenant’s personal property, including Tenant’s Personal Property set forth in the attached Exhibit C. Furthermore, Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom, relative to such damage, all as more particularly set forth within this Lease.
     22.6 In each instance where insurance is to name Landlord Parties as additional insureds, Tenant shall, upon Landlord’s written request, also designate and furnish certificates evidencing such Landlord Parties as additional insureds to (a) any Lender of Landlord holding a security interest in the Buildings or the Entire Project (or any portion thereof), (b) the Landlord under any lease whereunder Landlord is a tenant of the real property upon which the Buildings is located if the interest of Landlord is or shall become that of a tenant under a ground lease rather than that of a fee owner, and (c) any management company retained by Landlord to manage the Entire Project (or any portion thereof).
     22.7 Landlord and Tenant (and in the case of Tenant, any subtenant) hereby waive any and all rights of recovery against the other or against the officers, directors, employees, agents and representatives of the other on account of loss or damage occasioned by such waiving party or its property or the property of others under such waiving party’s control, in each case to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy that either Landlord or Tenant may have in force at the time of such loss or damage. Such waivers shall continue so long as their respective insurers so permit. Any termination of such a waiver shall be by written notice to the other party, containing a description of the circumstances hereinafter set forth in this Section 22.7. Landlord and Tenant, upon obtaining the policies of insurance required or permitted under this Lease, shall give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease. If such policies shall not be obtainable with such waiver or shall be so obtainable only at a premium over that chargeable without such waiver, then the party seeking such policy shall notify the other of such conditions, and the party so notified shall have ten (10) days thereafter to either (a) procure such insurance with companies reasonably satisfactory to the other party or (b) agree to pay such additional premium (in Tenant’s case, in the proportion that the area of the Premises bears to the insured area). If the parties do not accomplish either (a) or (b), then this Section 22.7 shall have no effect during such time as such policies shall not be obtainable or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium. If such policies shall at any time be unobtainable, but shall be subsequently obtainable, then neither party shall be subsequently liable for a failure to obtain such insurance until a reasonable time after notification thereof by the other party. If the release of either Landlord or Tenant, as set forth in the first sentence of this Section 22.7, shall contravene Applicable Laws, then the liability of the party in question shall be deemed not released but shall be secondary to the other party’s insurer.
     22.8 Landlord may require insurance policy limits required of Tenant under this Lease to be raised to conform with requirements of Landlord’s Lender or to bring coverage limits to commercially reasonable levels.

     22.9 Tenant shall, at its own cost and expense, procure and maintain in effect, beginning on the Term Commencement Date, or such earlier date on which Tenant enters the Premises under Section 5.8, and continuing throughout the Term (and occupancy by Tenant, if any, after termination of this Lease) pollution and environmental liability insurance (covering the environmental risks of Tenant’s business) with limits of not less than Three Million Dollars ($3,000,000) per occurrence and not less than Five Million Dollars ($5,000,000) in aggregate, with respect to environmental contamination and pollution of the Premises caused by Tenant. Tenant shall name all Landlord Parties as additional insured parties under Tenant’s environmental insurance policy. Tenant shall give Landlord certificates of the foregoing reasonably satisfactory to Landlord.
23. Damage or Destruction.
     23.1 In the event of a partial destruction by fire or other perils covered by extended coverage insurance of: (i) any Building (except the New Whole Building and the New Multiple Tenant Building, but only if the Expansion Space is added), not exceeding thirty-five percent (35%) of the full insurable value thereof, or (ii) the New Whole Building (or the New Multiple Tenant Building, but only if the Expansion Space is added), not exceeding fifty percent (50%) of the full insurable value thereof, and provided that the damage thereto is such that the affected Building may be repaired, reconstructed or restored within a period of eight (8) months from the date of the happening of such casualty, Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration of the affected Building, and this Lease shall continue in full force and effect. Notwithstanding the foregoing, and although Landlord’s and Tenant’s repair obligations are absolute and are not conditioned upon either of them receiving insurance proceeds sufficient to cover the cost of their repairs, Landlord and Tenant shall each have the right to postpone commencement of their respective repair obligations for a period not longer than two (2) months in the case of Landlord and a period not longer than three (3) months in the case of Tenant, from the date of such destruction to attempt to settle with their respective insurance carriers and obtain the funds for restoration.
     23.2 In the event of any damage to or destruction of any Building and/or the Project other than as described in Section 23.1, Landlord may elect to repair, reconstruct and restore those buildings or the Project, as applicable within ninety (90) days of such event, in which case this Lease shall continue in full force and effect and Landlord shall provide Tenant with an independent engineer’s letter stating the estimated time for restoration. If Landlord elects not to repair, then this Lease shall terminate (for the affected Building) as of the date of such damage or destruction. If Landlord terminates this Lease for the New Whole Building (or if the Expansion Space is added, then also the New Multiple Tenant Building) then Tenant may terminate this Lease for all of the Premises, provided that after Landlord’s termination Tenant’s remaining rentable square foot occupancy in the Premises not affected by the damage or destruction is less than fifty percent (50%) of the rentable square feet comprising the Premises on the Term Commencement Date. To the extent that this Lease terminates in whole or in part, Rent shall be reduced accordingly.
     23.3 Landlord shall give written notice to Tenant of its election to exercise its right not to repair, reconstruct or restore any of the Buildings within sixty (60) days following the date of damage or destruction referred to in Section 23.2, and Tenant shall give Landlord written notice of its election to exercise its termination option reserved to Tenant with respect to the remaining Premises not damaged or destroyed under said Section 23.2 within thirty (30) days after receipt of Landlord’s termination notice.
     23.4 Upon any partial or total termination of this Lease under the provisions of this Article 23, the parties shall be released for all or the portion of the Premises and this Lease affected thereby without further obligation to the other from the date possession of all or the portion of the Premises is surrendered to the Landlord, except with regard to (a) items occurring prior to the damage or destruction and (b) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof.
     23.5 In the event of repair, reconstruction and restoration as provided in this Article 23, all Rent to be paid by Tenant under this Lease shall be abated proportionately based on the extent to which Tenant’s use of the Premises is impaired during the period of such repair, reconstruction or restoration, unless (i) Tenant is no longer in occupancy of the Premises as defined in the Old Lease (as modified by the Thirteenth Amendment) and (ii) Landlord provides Tenant with other space during the period of repair that, in Tenant’s reasonable opinion, is suitable for the temporary conduct of Tenant’s business.
     23.6 Notwithstanding anything to the contrary contained in this Article 23, should Landlord or Tenant, as the case may be, be delayed or prevented from completing the repair, reconstruction or restoration of the damage or destruction by Force Majeure, then the time for Landlord or Tenant, as the case may be, to commence or complete repairs shall be extended on a day-for-day basis. Tenant shall be released from any obligations under this Lease (except with regard to those provisions that, by their express terms, survive the expiration or earlier termination hereof) if, on the date that is fourteen (14) months after the date of damage or destruction, the repair, reconstruction or restoration required to be performed by Landlord or Tenant to provide Tenant use of the Premises is not then Substantially Completed.
     23.7 If Landlord is obligated to or elects to repair, reconstruct or restore as herein provided, then Landlord shall be obligated to make such repair, reconstruction or restoration only with regard to those portions of the Premises, the Buildings or the Project that were constructed by Landlord and the repair, reconstruction or restoration of improvements constructed by Tenant shall remain the obligation of Tenant.
     23.8 Notwithstanding anything to the contrary contained in this Article 23, neither Landlord nor Tenant shall have any obligation whatsoever to repair, reconstruct or restore their respective portions of the Premises if the damage resulting from any casualty covered under this Article 23 occurs during the last twelve (12) months of the Term or any extension hereof.
     23.9 If, at the time of any damage or destruction affecting any Premises, this Lease has already terminated as it applies to the affected Premises, then neither Landlord nor Tenant shall have any rights or obligations regarding such affected Premises, except for those provisions and indemnities that survive termination of the Lease.

24. Eminent Domain.
     24.1 In the event the whole of the Premises, or such part thereof as shall substantially interfere with the Tenant’s use and occupancy thereof, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to said authority.
     24.2 In the event of a partial taking of the Linde Building, Multiple Tenant Building, New Whole Building and/or the Project, or of drives, walkways or parking areas serving the Linde Building, Multiple Tenant Building, New Whole Building and/or the Project for any public or quasi-public purpose by any lawful power or authority by exercise of right of appropriation, condemnation, or eminent domain, or sold to prevent such taking, then, without regard to whether any portion of the Premises occupied by Tenant was so taken, either Tenant or Landlord may elect to terminate this Lease as of such taking if such taking is, in Landlord’s reasonable opinion, of a material nature such as to make it uneconomical to continue use of the unappropriated portion for purposes of renting office or laboratory space.
     24.3 Tenant shall be entitled to any award that is specifically awarded as compensation for (a) the taking of Tenant’s Personal Property that was installed at Tenant’s expense; (b) the costs of Tenant moving to a new location; and (c) the taking of Tenant’s permitted alterations performed at Tenant’s expense other than the Tenant Improvements (based on Tenant’s unamortized cost, in the case of clause “c”). Except as set forth in the previous sentence, any award for such taking shall be the property of Landlord. To the extent that Tenant intends to make any claim for a taking, Landlord and Tenant shall cooperate to assert their claims jointly and share any proceeds in proportion to their full entitlement.
     24.4 If, upon any taking of the nature described in this Article 24, this Lease continues in effect, then Landlord shall promptly proceed to restore the Premises, the Linde Building, Multiple Tenant Building, New Whole Building and/or the Project, as applicable (to the extent not taken), to substantially their same condition prior to such partial taking and within ninety (90) days of such taking Landlord shall provide Tenant with an independent engineer’s letter stating the estimated time for such restoration. To the extent such restoration is feasible, as determined by Landlord in its reasonable discretion, upon completion of such restoration the Rent shall be adjusted to equal the Rent as it exists immediately after the restoration for the partial taking times a fraction. That fraction shall equal the rentable square footage of the Premises after such partial taking and restoration divided by the rentable square footage of the Premises before such partial taking and restoration.
25. Defaults and Remedies.
     25.1 Late payment by Tenant to Landlord of Rent and other sums due shall cause Landlord to incur costs not contemplated by this Lease, the exact amount of which shall be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within five (5) business days after the date such payment is due, Tenant shall pay to Landlord an additional sum of three percent (3%) of the overdue Rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord shall incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall bear interest from the fifth (5th) day after the date due until paid at the lesser of (a) three percent (3%) per annum plus the Prime Rate or (b) the maximum rate permitted by Applicable Laws. Notwithstanding the foregoing, Tenant need not pay a late charge or interest if: (a) within the preceding twelve (12) months Tenant has not been obligated to make a late payment; and (b) Tenant pays the installment of Rent at issue within fifteen (15) days of the due date.
     25.2 No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease or in equity or at law. If a dispute shall arise as to any amount or sum of money to be paid by Tenant to Landlord hereunder, Tenant shall have the right to make payment “under protest,” such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of Tenant to institute suit for recovery of the payment paid under protest.
     25.3 If Tenant fails to pay any sum of money (other than Basic Annual Rent or Rental Adjustments) required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, Landlord may, without waiving or releasing Tenant from any obligations of Tenant, but shall not be obligated to, make such payment or perform such act; provided that such failure by Tenant continues for three (3) business days after Landlord delivers notice to Tenant demanding performance by Tenant; or that such failure by Tenant unreasonably interfered with the use of the Buildings by any other tenant or with the efficient operation of the Buildings, or resulted or could have resulted in a violation of Applicable Laws or the cancellation of an insurance policy maintained by Landlord. Tenant shall pay to Landlord as Additional Rent all sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to three percent (3%) per annum plus the “prime rate” or highest rate permitted by Applicable Laws, whichever is less.
     25.4 The occurrence of any one or more of the following events shall constitute a “Default” hereunder by Tenant:
          (a) The abandonment of the Premises by Tenant and the failure of Tenant to secure and maintain the Premises and perform all of its other obligations hereunder;
          (b) The failure by Tenant to make any payment of Rent, as and when due, where such failure shall continue for a period of five (5) business days after written notice thereof from Landlord to Tenant;
          (c) The failure by Tenant to observe or perform any obligation or covenant contained herein (other than described in Subsections 25.4(a) and 25.4(b)) to be performed by

Tenant, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant; provided that, if the nature of Tenant’s default is such that it reasonably requires more than ten (10) days to cure, Tenant shall not be deemed to be in default if Tenant shall commence such cure within said ten (10) day period and thereafter diligently prosecute the same to completion; and provided, further, that such cure is completed no later than sixty (60) days from the date of Tenant’s receipt of written notice from Landlord unless: (a) such completion is not reasonably possible within sixty (60) days because of Force Majeure; and (b) Tenant continues to diligently prosecute completion;
          (d) Tenant makes an assignment for the benefit of creditors;
          (e) A receiver, trustee or custodian is appointed to or does take title, possession or control of all or substantially all of Tenant’s assets;
          (f) Tenant files a voluntary petition under the United States Bankruptcy Code or any successor statute (the “Code”);
          (g) Any involuntary petition if filed against Tenant under any chapter of the Code and is not dismissed within one hundred twenty (120) days;
          (h) Failure to deliver an estoppel certificate in accordance with Article 30;
          (i) Tenant’s interest in this Lease is attached, executed upon or otherwise judicially seized and such action is not released within one hundred twenty (120) days of the action; or
          (j) If a default occurs under the Old Lease, which default has continued beyond applicable notice and cure periods under the Old Lease.
          Notices given under this Section 25.4 shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice.
     25.5 In the event of a Default by Tenant, and any time thereafter unless Tenant cures the Default, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy that Landlord may have, Landlord shall be entitled to terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage that may be occasioned thereby. In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including, without limitation:

          (a) The worth at the time of award of any unpaid Rent that had accrued at the time of such termination; plus
          (b) The worth at the time of award of the amount by which the unpaid Rent that would have accrued during the period commencing with termination of the Lease and ending at the time of award exceeds that portion of the loss of Landlord’s rental income from the Premises that Tenant proves to Landlord’s reasonable satisfaction could have been reasonably avoided; plus
          (c) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds that portion of the loss of Landlord’s rental income from the Premises that Tenant proves to Landlord’s reasonable satisfaction could have been reasonably avoided; plus
          (d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom, including, without limitation, the cost of restoring the Premises to the condition required under the terms of this Lease; plus
          (e) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Laws.
As used in Subsections 25.5(a) and 25.5(b), “worth at the time of award” shall be computed by allowing interest at the rate specified in Section 25.1. As used in Subsection 25.5(c) above, the “worth at the time of the award” shall be computed by taking the present value of such amount, using the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one (1) percentage point.
     25.6 If Landlord does not elect to terminate this Lease as provided in Section 25.5, then Landlord may, from time to time, recover all Rent as it becomes due under this Lease.
     25.7 In the event Landlord elects to terminate this Lease and relet the Premises, Landlord may execute any new lease in its own name. Tenant hereunder shall have no right or authority whatsoever to collect any Rent from such tenant. The proceeds of any such reletting shall be applied as follows:
          (a) First, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, including, without limitation, storage charges or brokerage commissions owing from Tenant to Landlord as the result of such reletting;
          (b) Second, to the payment of the costs and expenses of reletting the Premises, including (i) alterations and repairs that Landlord deems reasonably necessary and advisable and (ii) reasonable attorneys’ fees, charges and disbursements incurred by Landlord in connection with the retaking of the Premises and such reletting;
          (c) Third, to the payment of Rent and other charges due and unpaid hereunder; and

          (d) Fourth, to the payment of future Rent and other damages payable by Tenant under this Lease.
     25.8 All of Landlord’s rights, options and remedies hereunder shall be construed and held to be nonexclusive and cumulative. Landlord shall have the right to pursue any one or all of such remedies, or any other remedy or relief that may be provided by Applicable Laws, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any Rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver.
     25.9 Landlord’s termination of (a) this Lease or (b) Tenant’s right to possession of the Premises shall not relieve Tenant of any liability to Landlord that has previously accrued or that shall arise based upon events that occurred prior to the later to occur of (i) the date of Lease termination or (ii) the date Tenant surrenders possession of the Premises.
     25.10 To the extent permitted by Applicable Laws, Tenant waives any and all rights of redemption granted by or under any present or future Applicable Laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the Premises due to Tenant’s default hereunder or otherwise.
     25.11 Landlord shall not be in Default under this Lease unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event shall such failure continue for more than thirty (30) days after written notice from Tenant specifying the nature of Landlord’s failure; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. Nothing in this paragraph limits Tenant’s right to make and be reimbursed (or credited for) Self-Help Work.
     25.12 In the event of any Default by Landlord, Tenant shall give notice by registered or certified mail to any (a) beneficiary of a deed of trust or (b) mortgagee under a mortgage covering the Premises, the Buildings or the Project and to any landlord of any lease of land upon or within which the Premises, the Buildings or the Project is located, and shall offer such beneficiary, mortgagee or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Buildings by power of sale or a judicial action if such should prove necessary to effect a cure; provided that Landlord shall furnish to Tenant in writing, upon written request by Tenant, the names and addresses of all such persons who are to receive such notices. If Tenant intends to seek to terminate the Lease because of Landlord’s Default, then Tenant shall give the notices this paragraph requires.
     25.13 If Landlord is in default under the Old Lease, which default has continued beyond applicable notice and cure periods under the Old Lease, then Landlord shall be in Default under this Lease. If Landlord is in Default under this Lease then Landlord shall be deemed to be in default beyond applicable cure periods under the Old Lease.

26. Assignment or Subletting.
     26.1 Except as hereinafter expressly permitted, Tenant shall not, either voluntarily or by operation of law, directly or indirectly sell, hypothecate, assign, pledge, encumber or otherwise transfer this Lease, or sublet the Premises or any part hereof (each, a “Transfer”), without Landlord’s prior written consent, which consent Landlord may not unreasonably delay. Occupancy and use of the Premises by Tenant’s Affiliates not pursuant to a sublease is expressly permitted without Landlord’s consent. Tenant shall have the right to Transfer without Landlord’s prior written consent the Premises or any part of it as follows (each, an “Exempt Transfer”), provided that Tenant has satisfied the applicable Transfer Conditions for each such Exempt Transfer:
          (a) To any person that as of the date of determination and at all times thereafter directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Tenant (“Tenant’s Affiliate”);
          (b) To any purchaser of all or substantially of Tenant’s assets; or
          (c) To any successor of Tenant by merger, consolidation, acquisition of all of or a controlling interest in Tenant’s stock or Tenant’s equivalent ownership or membership interests, or operation of law.
     26.2 For purposes of Section 26.1(a), “control” requires both: (a) owning (directly or indirectly) more than fifty percent (50%) of the stock or other equity interests of another person; and (b) possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of such person.
     26.3 Tenant shall not consummate any Exempt Transfer except upon: (a) giving Landlord at least ten (10) business days’ prior written notice of such Exempt Transfer (unless Applicable Laws prohibit such prior written notice, in which case Tenant shall give written notice to Landlord within ten (10) business days after the Exempt Transfer); and (b) complying with all applicable Transfer Conditions.
     26.4 In the event Tenant desires to effect a Transfer except an Exempt Transfer, then, at least thirty (30) but not more than forty-five (45) days prior to the date when Tenant desires the assignment or sublease to be effective (the “Transfer Date”), Tenant shall provide written notice to Landlord (the “Transfer Notice”) containing information (including references) concerning the character of the proposed transferee, assignee or sublessee; the Transfer Date; any ownership or commercial relationship between Tenant and the proposed transferee, assignee or sublessee; and the consideration and all other material terms and conditions of the proposed Transfer in the form of a term sheet, all in such detail as Landlord shall reasonably require. Tenant shall also pay to Landlord within thirty (30) days after demand, including invoice, reasonable and actual out-of-pocket attorneys’ fees and other costs incurred by Landlord in reviewing Tenant’s request for such Transfer.
     26.5 Landlord, in determining whether consent should be given to a proposed Transfer except an Exempt Transfer, may give consideration to the financial strength of such transferee,

assignee or sublessee (notwithstanding Tenant remaining liable for Tenant’s performance), any change in use that such transferee, assignee or sublessee proposes to make in the use of the Premises, and Landlord’s desire to exercise its rights under Section 26.11 to cancel this Lease. In no event shall Landlord be deemed to be unreasonable for declining to consent to a Transfer to a transferee, assignee or sublessee of poor reputation, lacking financial qualifications, seeking a change in the Permitted Use, or jeopardizing directly or indirectly the status of Landlord or any of Landlord’s affiliates as a Real Estate Investment Trust under the Code.
     26.6 Except as expressly provided below, as conditions precedent to Tenant subleasing the Premises or to Landlord considering a request by Tenant to Tenant’s transfer of rights or sharing of the Premises, and as conditions to any Exempt Transfer, Tenant shall satisfy the following conditions (the “Transfer Conditions”), except to the extent Landlord waives them in writing:
          (a) Tenant shall not subdivide the Retained Premises into more than one (1) legally separate occupancy, the New Whole Building Premises (or the New Multiple Building, but only if Tenant exercises the Expansion Option) into more than four (4) legally separate occupancies, or the New Multiple Tenant Building Premises into more than two (2) legally separate occupancies;
          (b) Based on the advice of Landlord’s counsel, such Exempt Transfer shall not jeopardize directly or indirectly the status of Landlord or any of Landlord’s affiliates as a Real Estate Investment Trust under the Code;
          (c) Tenant shall remain fully liable under this Lease during the unexpired Term;
          (d) Except in the case of an Exempt Transfer, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord regarding the relevant business experience and financial responsibility and status of the proposed transferee, assignee or sublessee, which evidence Landlord shall keep confidential in accordance with the Confidentiality Agreement;
          (e) Tenant shall reimburse Landlord within thirty (30) days of demand, including reasonable back-up documentation for Landlord’s actual costs and expenses, including, without limitation, reasonable attorneys’ fees, charges and disbursements incurred in connection with the review, processing and documentation of such request;
          (f) Except in the case of an Exempt Transfer, if Tenant’s transfer of rights or sharing of the Premises provides for the receipt by, on behalf of or on account of Tenant of any consideration of any kind whatsoever (including, without limitation, a premium rental for a sublease or lump sum payment for an assignment, but excluding Tenant’s reasonable costs in marketing and subleasing the Premises) in excess of the rental and other charges due to Landlord under this Lease, Tenant shall pay fifty percent (50%) of all of such excess to Landlord, after deductions for any actual and reasonable out-of-pocket transaction costs incurred by Tenant (which transaction costs shall be amortized over the term of such transaction), including marketing expenses, tenant improvement allowances actually provided by Tenant, alterations, cash concessions, brokerage commissions, reasonable and actual out-of-pocket attorneys’ fees and free rent. If said consideration consists of cash paid to Tenant, payment to Landlord shall be made upon receipt by Tenant of such cash payment;
          (g) The proposed transferee, assignee or sublessee shall agree that, in the event Landlord gives such proposed transferee, assignee or sublessee notice that Tenant is in default under this Lease, such proposed transferee, assignee or sublessee shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments shall be received by Landlord without any liability being incurred by Landlord, except to credit such payment against those due by Tenant under this Lease, and any such proposed transferee, assignee or sublessee shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, that in no event shall Landlord or its Lenders, successors or assigns be obligated to accept such attornment;
          (h) Any such Transfer shall be effected on Landlord’s standard forms;
          (i) Tenant shall not then be in Default hereunder in any respect;
          (j) Such proposed transferee, assignee or sublessee’s use of the Premises shall be the same as the Permitted Use, and such use shall not in Landlord’s reasonable determination materially increase the risk of any discharge of Hazardous Materials;
          (k) Landlord shall not be bound by any provision of any agreement pertaining to the Transfer, except for Landlord’s written consent to the same;
          (l) Tenant shall deliver to Landlord one executed copy of any and all written instruments evidencing or relating to the Transfer;
          (m) Tenant shall pay all transfer and other taxes (including interest and penalties) assessed or payable, if any, with respect to any Transfer;
          (n) Landlord’s consent (or waiver of its rights) for any Transfer shall not waive Landlord’s right to consent to any later Transfer;
          (o) A list of Hazardous Materials (as defined in Section 40.5 below), certified by the proposed transferee, assignee or sublessee to be true and correct, that the proposed transferee, assignee or sublessee intends to use or store in the Premises. Additionally, Tenant shall deliver to Landlord, on or before the date any proposed transferee, assignee or sublessee takes occupancy of the Premises, all of the items relating to Hazardous Materials of such proposed transferee, assignee or sublessee as described in Section 40.2;
          (p) The Transfer and any related construction, alterations, and occupancy shall comply with all Applicable Laws;
          (q) The configuration and demising lines of any subleased space shall be commercially reasonable for laboratory space; and
          (r) Tenant’s sublease shall comply in all respects with all terms, including the consent requirements, set forth in the Public Inducement Documents.

     Landlord shall deliver a subordination, nondisturbance and attornment agreement in the form attached as Exhibit M (“Major Subtenant SNDA”) for any Major Subtenant (as defined below) so long as Tenant is not in Default (and there is no uncured notice of default sent by Landlord to Tenant); the Rent Commencement Date has occurred; the sublease is in form and substance reasonably satisfactory to Landlord, the sublease conforms to the requirements under this Lease; the sublease does not impose on the Landlord any obligations that exceed Landlord’s obligations to Tenant under this Lease; and the Major Subtenant simultaneously countersigns such Major Subtenant SNDA and delivers it to Landlord. A “Major Subtenant” means a subtenant that occupies at least two adjacent full floors in a New Building in accordance with the terms provided for in this Lease.
     26.7 Intentionally Omitted.
     26.8 Any Transfer that is not in compliance with the provisions of this Article 26 shall be void and shall constitute a breach of this Lease.
     26.9 The consent by Landlord to a Transfer shall not relieve Tenant or proposed transferee, assignee or sublessee from obtaining Landlord’s consent to any further Transfer, nor shall it release Tenant or any proposed transferee, assignee or sublessee of Tenant from full and primary liability under this Lease.
     26.10 Notwithstanding any Transfer, Tenant shall remain fully and primarily liable for the payment of all Rent and other sums due or to become due hereunder, and for the full performance of all other terms, conditions and covenants to be kept and performed by Tenant. The acceptance of Rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant or condition thereof, from any person or entity other than Tenant shall not be deemed a waiver of any of the provisions of this Lease or a consent to any Transfer.
     26.11 If Tenant delivers to Landlord a Transfer Notice indicating a desire to transfer this Lease (or enter into a subletting) either in whole or affecting all or substantially all of the Linde Building Premises, New Whole Building Premises and/or Multiple Tenant Building Premises for substantially the entire Term to a proposed transferee, assignee or sublessee other than an Exempt Transfer, then Landlord shall have the option, exercisable by giving notice to Tenant at any time within ten (10) days after Landlord’s receipt of such Transfer Notice, to terminate this Lease as to the Premises contemplated in such Transfer Notice as of the date specified in the Transfer Notice as the Transfer Date, except for those provisions that, by their express terms, survive the expiration or earlier termination hereof. If Landlord exercises such option, then Tenant shall have the right to withdraw such Transfer Notice by delivering to Landlord written notice of such election within five (5) days after Landlord’s delivery of notice electing to exercise Landlord’s option to partially or wholly terminate this Lease. In the event Tenant withdraws the Transfer Notice as provided in this Section 26.11, this Lease shall continue in full force and effect. No failure of Landlord to exercise its option to terminate this Lease shall be deemed to be Landlord’s consent to a proposed Transfer.
     26.12 If Tenant sublets the Premises or any portion thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and appoints Landlord as assignee and attorney-in-fact for Tenant, and Landlord (or a receiver for Tenant appointed on Landlord’s application) may collect such rent and apply it toward Tenant’s obligations under this Lease; provided that, until the occurrence of a Default by Tenant, Tenant shall have the right to collect such rent.
     26.13 Landlord acknowledges that Tenant may allow suppliers, vendors, auditors, and counsel to work on the Premises, but such individuals shall have no written or unwritten agreements evidencing any real property interest in the Premises and shall be the sole responsibility of Tenant as Tenant’s business invitees and guests.
     26.14 Notwithstanding the provisions of this Article 26, if: (a) any proposed transferee, assignee or sublessee of Tenant has been required by any prior landlord, lender or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property if the contamination resulted from such party’s action or omission or use of the property in question or (b) any proposed transferee, assignee or sublessee is subject to an enforcement order issued by any Governmental Authority in connection with the use, disposal or storage of Hazardous Materials, then Landlord shall have the right to withhold its consent to any proposed transfer (including an Exempt Transfer), assignment or subletting that would involve such proposed transferee, assignee, or sublessee.
27. Attorneys’ Fees. In the event of any litigation between Landlord and Tenant arising out of or in connection with this Lease, then provided that Landlord or Tenant, as the case may be, substantially prevails, the prevailing party shall be entitled to have and recover from the other reasonable attorneys’ fees, charges and disbursements and costs of suit.
28. Bankruptcy. In the event a debtor, trustee or debtor in possession under the Code, or another person with similar rights, duties and powers under any other Applicable Laws, proposes to cure any default under this Lease or to assume or assign this Lease and is obliged to provide adequate assurance to Landlord that (a) a default shall be cured, (b) Landlord shall be compensated for its damages arising from any breach of this Lease and (c) future performance of Tenant’s obligations under this Lease shall occur, then such adequate assurances shall include any or all of the following, as designated by Landlord in its sole and absolute discretion:
     28.1 Those acts specified in the Code or other Applicable Laws as included within the meaning of “adequate assurance,” even if this Lease does not concern a shopping center or other facility described in such Applicable Laws;
     28.2 A prompt cash payment to compensate Landlord for any monetary defaults or actual damages arising directly from a breach of this Lease;
     28.3 A cash deposit in an amount at least equal to the then-current amount of the Security Deposit; or
     28.4 The assumption or assignment of all of Tenant’s interest and obligations under this Lease.
29. Definition of Landlord. With regard to obligations imposed upon Landlord pursuant to this Lease, the term “Landlord,” as used in this Lease, shall refer only to Landlord or Landlord’s then-current successor-in-interest. In the event of any transfer, assignment or conveyance of

Landlord’s interest in this Lease or in Landlord’s fee title to or leasehold interest in the Property, as applicable, the Landlord herein named (and in case of any subsequent transfers or conveyances, the subsequent Landlord) shall be automatically freed and relieved, from and after the date of such transfer, assignment or conveyance, from all liability for the performance of any covenants or obligations contained in this Lease thereafter to be performed by Landlord and, without further agreement, the transferee, assignee or conveyee of Landlord’s in this Lease or in Landlord’s fee title to or leasehold interest in the Property, as applicable, shall be deemed to have assumed and agreed to observe and perform any and all covenants and obligations of Landlord hereunder during the tenure of its interest in the Lease or the Property. Landlord or any subsequent Landlord may transfer its interest in the Premises or this Lease without Tenant’s consent.
30. Estoppel Certificate. Tenant shall, within ten (10) business days of receipt of written notice from Landlord, execute, and deliver a statement in writing substantially in the form attached to this Lease as Exhibit E, or on any other form reasonably requested by a proposed Lender or purchaser and reasonably acceptable to Tenant, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which rental and other charges are paid in advance, if any, (b) acknowledging that there are not, to Tenant’s knowledge (without having made inquiry), any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (c) setting forth such further information with respect to this Lease or the Premises as may be reasonably requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. If Tenant fails to execute and deliver such a statement by the tenth (10th) day of its receipt such failure shall be a Default under this Lease and Tenant shall thereafter pay Landlord Five Thousand Dollars ($5,000) per day as liquidated damages for the period commencing after said tenth (10th) day and ending on the day prior to the day the statement is delivered. Tenant’s failure to deliver such statement within the prescribed time shall, at Landlord’s option, constitute a Default under this Lease, and, in any event, shall be binding upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.
31. Joint and Several Obligations. If more than one person or entity executes this Lease as Tenant, then:
     31.1 Each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed or performed by Tenant; and
     31.2 The term “Tenant” as used in this Lease shall mean and include each of them, jointly and severally. The act of, notice from, notice to, refund to, or signature of any one or more of them with respect to the tenancy under this Lease, including, without limitation, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted, so given or received such notice or refund, or so signed.

32. Limitation of Liability.
     32.1 If Landlord is in default under this Lease and, as a consequence, Tenant recovers a monetary judgment against Landlord, the judgment shall be satisfied only out of (a) the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Landlord in the Buildings and the Project of which the Premises are a part, (b) rent or other income from such real property receivable by Landlord or (c) the consideration received by Landlord from the sale, financing, refinancing or other disposition of all or any part of Landlord’s right, title or interest in the Buildings or the Project of which the Premises are a part.
     32.2 Landlord shall not be personally liable for any deficiency under this Lease. If Landlord is a partnership or joint venture, then the partners of such partnership shall not be personally liable for Landlord’s obligations under this Lease, and no partner of Landlord shall be sued or named as a party in any suit or action, and service of process shall not be made against any partner of Landlord except as may be necessary to secure jurisdiction of the partnership or joint venture. If Landlord is a limited liability company, then the members of such limited liability company shall not be personally liable for Landlord’s obligations under this Lease, and no member of Landlord shall be sued or named as a party in any suit or action, and service of process shall not be made against any member of Landlord except as may be necessary to secure jurisdiction of the limited liability company. No partner, shareholder, director, employee, member or agent of Landlord shall be required to answer or otherwise plead to any service of process, and no judgment shall be taken or writ of execution levied against any partner, shareholder, director, employee or agent of Landlord.
     32.3 Each of the covenants and agreements of this Article 32 shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by Applicable Laws and shall survive the expiration or earlier termination of this Lease.
     32.4 If either party is a corporation, then the shareholders, directors, officers, employees and agents of such corporation shall not be personally liable for such corporation’s obligations under this Lease, and no shareholder, director, officer, employee or agent of such corporation shall be sued or named as a party in any suit or action, and service of process shall not be made against any shareholder, director, officer, employee or agent of such corporation.
33. Entire Project Control by Landlord.
     33.1 Landlord reserves full control over the Buildings and the Entire Project to the extent not inconsistent with Tenant’s use and enjoyment of the Premises as provided by this Lease. This reservation includes, without limitation, Landlord’s right to subdivide the Entire Project, convert the Buildings and other buildings within the Entire Project to condominium units, grant easements and licenses to third parties, and maintain or establish ownership of the Buildings separate from fee title to the Property provided that the foregoing is at no cost to Tenant, does not increase Tenant’s costs or materially adversely affect Tenant’s rights hereunder. Landlord represents that it has a leasehold interest in the Property.
     33.2 Tenant shall, at Landlord’s request, promptly execute such further documents as may be reasonably appropriate to assist Landlord in the performance of its obligations hereunder;

provided that Tenant need not execute any document that creates additional liability for Tenant, materially impairs any of Tenant’s rights under this Lease or deprives Tenant of the quiet enjoyment and use of the Premises as provided by this Lease.
     33.3 Landlord may, at any and all reasonable times during business hours (or during non-business hours if Tenant so requests), and upon one (1) business day’s prior notice (provided that no time restrictions shall apply or advance notice be required if an emergency necessitates immediate entry), enter the Premises to (a) inspect the same and to determine whether Tenant is in compliance with its obligations hereunder, (b) supply any service Landlord is required to provide hereunder, (c) show the Premises to prospective purchasers or tenants during the final year of the Term, (d) post notices of nonresponsibility, (e) access the telephone equipment, electrical substation and fire risers and (f) alter, improve or repair any portion of the Buildings other than the Premises for which access to the Premises is reasonably necessary. In connection with any such alteration, improvement or repair as described in Subsection 33.3(f) above, Landlord may erect in the Premises or elsewhere in the Entire Project scaffolding and other structures reasonably required for the alteration, improvement or repair work to be performed. In no event shall Tenant’s Rent abate as a result of Landlord’s activities pursuant to this Section 33.3; provided, however, that all such activities shall be conducted in such a manner so as to cause as little interference to Tenant as is reasonably possible. Landlord shall at all times retain access rights in the Premises pursuant to the terms set forth in Section 11.5. If an emergency necessitates immediate access to the Premises, Landlord may use whatever force is necessary to enter the Premises, and any such entry to the Premises shall not constitute a forcible or unlawful entry to the Premises, a detainer of the Premises, or an eviction of Tenant from the Premises or any portion thereof. In accordance with the Confidentiality Agreement, Landlord and Tenant and their agents shall keep confidential any information they obtain as a result of acting under this Subsection.
34. Quiet Enjoyment. Landlord or anyone acting through or under Landlord shall not disturb Tenant’s occupancy of the Premises, subject to the terms of this Lease.
35. Subordination, Non-Disturbance and Attornment.
     35.1 Subject to Tenant receiving an SNDA as provided below, this Lease shall be subject and subordinate to the lien of any mortgage, deed of trust, or lease in which Landlord is tenant now or hereafter in force against the Buildings or the Entire Project and to all advances made or hereafter to be made upon the security thereof without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. Notwithstanding anything to the contrary in this Lease, Landlord agrees not to enter into any such mortgage, deed, of trust, or lease (not already of record on the Execution Date) affecting any lot (i.e., tax lot or separately conveyable lot) on which Landlord intends to construct any New Building (or any part of a New Building) unless either: (a) Landlord holds fee title to the entirety of such lot and has completed and paid for Landlord’s Work and fully funded the TI Allowance (including Above-Standard TI Allowance); or (b) Landlord has delivered a corporate guaranty of Biomed Realty Trust, Inc., guaranteeing Landlord’s payment and performance of Landlord’s obligations to complete and pay for Landlord’s Work and fully fund the TI Allowance (including Above-Standard TI Allowance). Any such corporate guaranty shall be in reasonable and customary form, reasonably satisfactory to Landlord and Tenant.

     35.2 Notwithstanding the foregoing, Tenant shall execute and deliver within ten (10) business days after receipt of demand, such further instrument or instruments in form(s) reasonably satisfactory to Tenant evidencing such subordination of this Lease to the lien of any such mortgage or mortgages or deeds of trust or lease in which Landlord is tenant as may reasonably be required by Landlord. However, if any such mortgagee, beneficiary or Landlord under lease wherein Landlord is tenant so elects, this Lease shall be deemed prior in lien to any such lease, mortgage, or deed of trust upon or including the Premises regardless of date and Tenant shall execute a statement in writing to such effect at Landlord’s request.
     35.3 Upon written request of Landlord and opportunity for Tenant to review, Tenant agrees to execute any Lease amendments, in forms reasonably satisfactory to Tenant, not materially altering the terms of this Lease, if required by a mortgagee or beneficiary of a deed of trust encumbering real property of which the Premises constitute a part incident to the financing of the real property of which the Premises constitute a part. Any change (i) affecting the amount or timing of the consideration (including any Rent) to be paid by Tenant, (ii) modifying the term of this Lease, or (iii) materially increasing any obligations or materially diminishing any rights hereunder (including increasing or diminishing any rights to terminate this Lease or expand the Premises) shall be deemed to materially alter the terms hereof.
     35.4 In the event any proceedings are brought for foreclosure, in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Premises, or upon assumption of this Lease by a purchaser of Landlord’s estate in the Premises, Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under the terms of this Lease.
     35.5 Notwithstanding anything to the contrary in this Article 35, Landlord shall obtain recordable non-disturbance agreements in substantially the form of Exhibit Q, or such other reasonable and customary form as the third party requires and is reasonably satisfactory to Tenant (an “SNDA”) from all current and future mortgagees and from future lessors of Landlord and any other parties with rights in Landlord’s estate superior to those of Tenant (which rights would give the holder thereof the power to terminate this Lease under any circumstance), except as described in Section 33.1. Landlord need not, however, provide any such SNDA from the current lessor of Landlord, Eastview Holdings LLC, a Delaware limited liability company, whose address is c/o LCOR Incorporated, One Penn Plaza, Suite 3310, New York, New York 10119. This shall not limit Tenant’s nondisturbance rights under Section 12.2 of Landlord’s ground lease dated August 12, 2004 with such current lessor, which such Section 12.2 Landlord agrees not to modify without Tenant’s prior approval.
36. Surrender.
     36.1 No surrender of possession of any part of the Premises shall release Tenant from any of its obligations hereunder, unless such surrender is accepted in writing by Landlord.
     36.2 The voluntary or other surrender of this Lease by Tenant shall not effect a merger with Landlord’s fee title or leasehold interest in the Premises, the Buildings or the Property, unless Landlord consents in writing, and shall, at Landlord’s option, operate as an assignment to Landlord of any or all subleases.

     36.3 The voluntary or other surrender of any ground or other underlying lease that now exists or may hereafter be executed affecting the Buildings or the Entire Project, or a mutual cancellation thereof or of Landlord’s interest therein by Landlord and its lessor shall not effect a merger with Landlord’s fee title or leasehold interest in the Premises, the Buildings or the Property and shall, at the option of the successor to Landlord’s interest in the Buildings or the Entire Project, as applicable, operate as an assignment of this Lease.
37. Waiver and Modification. No provision of this Lease may be modified, amended or supplemented except by an agreement in writing signed by Landlord and Tenant. The waiver by Landlord of any breach by Tenant of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained. The waiver by Tenant of any breach by Landlord of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.
38. Waiver of Jury Trial and Counterclaims. The parties waive trial by jury in any action, proceeding or counterclaim brought by the other party hereto related to matters arising out of or in any way connected with this Lease; the relationship between Landlord and Tenant; Tenant’s use or occupancy of the Premises, the Buildings or the Entire Project; or any claim of injury or damage related to this Lease or the Premises, the Buildings or the Entire Project.
39. Intentionally Omitted.
40. Hazardous Materials.
     40.1 Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept or used in or about the Premises, the Buildings or the Entire Project in violation of Applicable Laws by Tenant, its agents, employees, contractors or invitees. If Tenant breaches such obligation, or if the presence of Hazardous Materials as a result of such a breach results in contamination of the Premises, the Buildings, the Entire Project or any adjacent property, or if contamination of the Premises, the Buildings, the Entire Project or any adjacent property by Hazardous Materials otherwise occurs during the term of this Lease or any extension or renewal hereof or holding over hereunder due to such breach by Tenant, then Tenant shall indemnify, save, defend and hold Landlord, its agents and contractors harmless from and against any and all Claims (including sums paid in settlement, attorneys’ fees, consultants’ fees and experts’ fees, all pursuant to Section 21.1 and Section 21.7) that arise during or after the Term as a result of such breach or contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any Governmental Authority because of Hazardous Materials present in the air, soil or groundwater above, on or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials in, on, under or about the Premises, the Buildings, the Entire Project or any adjacent property caused or permitted by Tenant results in any contamination of the Premises, the Buildings, the Entire Project or any adjacent property, then Tenant shall promptly take all actions at its sole cost and expense as are necessary to return the Premises, the Buildings, the Entire Project and any adjacent property to their respective condition existing prior to the time of such contamination; provided that Landlord’s written approval of such action shall first be obtained, which approval Landlord shall not unreasonably withhold; and provided, further, that it shall be reasonable for Landlord to withhold its consent if such actions could have a material adverse long-term or short-term effect on the Premises, the Buildings or the Entire Project. Landlord acknowledges that Tenant shall not be responsible for environmental conditions or contamination now or hereafter existing on, under or in the Entire Project, in the New Whole Building, in the New Multiple Tenant Building or in the Retained Premises caused by Landlord or tenants other than Tenant or by third parties in the Entire Project prior to the Execution Date or after such date, or for environmental conditions or contamination coming from off-site so long as Tenant, Tenant’s Affiliates, its permitted sublessees or its agents did not cause or contribute to such environmental conditions or contamination. If any such conditions or contamination first arise after the Execution Date (other than as a result of Landlord’s actions or those of its contractors, employees, or other tenants), Landlord may treat as Operating Expenses the costs of correcting or remediating such conditions or contamination.
     40.2 Landlord acknowledges that it is not the intent of this Article 40 to prohibit Tenant from operating its business as described in Section 2.10 above. Tenant may operate its business according to the custom of Tenant’s industry so long as the use or presence of Hazardous Materials is strictly and properly monitored according to Applicable Laws. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Term Commencement Date a list identifying each type of Hazardous Material to be present on the Premises and setting forth any and all governmental approvals or permits required in connection with the presence of such Hazardous Material on the Premises (the “Hazardous Materials List”). Tenant shall deliver to Landlord an updated Hazardous Materials List if reasonably requested by Landlord after a reasonable request by any Governmental Authority or Landlord’s insurance carriers or any insurance rating organization and shall also deliver an updated Hazardous Materials List before any new Hazardous Materials (of a nature and magnitude that is material and not substantially consistent with past practice) are brought onto the Premises. Tenant shall deliver to Landlord true and correct copies of the following documents (hereinafter referred to as the “Documents”) relating to the handling, storage, disposal and emission of Hazardous Materials prior to the Term Commencement Date or, if unavailable at that time, concurrent with the receipt from or submission to any Governmental Authority: permits; approvals; reports and correspondence; storage and management plans; notices of violations of Applicable Laws; plans relating to the installation of any storage tanks to be installed in or under the Premises, the Buildings or the Project (provided that installation of storage tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent Landlord may withhold in its sole and absolute discretion); and all closure plans or any other documents required by any and all Governmental Authority for any storage tanks installed in, on or under the Premises, the Buildings or the Project for the closure of any such storage tanks. Tenant shall not be required, however, to provide Landlord with any portion of the Documents containing information of a proprietary nature that, in and of themselves, do not contain a reference to any Hazardous Materials or activities related to Hazardous Materials. Upon Landlord’s written request, Tenant agrees that it shall enter into a written agreement with other tenants of the Buildings and the Project concerning the equitable allocation of fire control areas (as defined in the Uniform Building Code as adopted by the local municipality(ies) (the “UBC”)) within the Buildings and the Project for the storage of Hazardous Materials. In the event that Tenant’s use of Hazardous Materials is such that it utilizes fire control areas in the Buildings or the Project in excess of

Tenant’s Pro Rata Share of the Buildings or the Entire Project, as applicable, as set forth in Section 2.2, Tenant agrees that it shall, at its sole cost and expense and upon Landlord’s written request, establish and maintain a separate area of the Premises classified by the UBC as an “H” occupancy area for the use and storage of Hazardous Materials or take such other action as is necessary to ensure that its share of the fire control areas of the Buildings and the Project is not greater than Tenant’s Pro Rata Share of the Buildings or the Entire Project, as applicable. In accordance with the Confidentiality Agreement, information provided by either Landlord or Tenant to the other and its agents under this Subsection shall remain confidential.
     40.3 Subject to Tenant’s security requirements as set forth in this Lease, at any time, and from time to time, when Landlord reasonably believes there is a violation of this Lease, prior to the expiration of the Term, Landlord shall have the right to conduct appropriate tests of the Premises, the Buildings and the Entire Project to seek to determine whether Hazardous Materials are present in violation of this Lease or that contamination has occurred due to Tenant or Tenant’s agents, employees or invitees. Tenant shall pay all reasonable costs of such tests of the Premises unless such tests demonstrate no contamination has occurred, in which case Landlord shall pay all reasonable costs of such tests. In Landlord’s reasonable determination, no later than one (1) day before the Term Expiration Date, Tenant shall engage and pay for an Environmental Phase 1 study of the Premises and areas of the Entire Project that may have been affected by Tenant’s use of the Premises to be conducted by a consultant of Landlord’s choice. In accordance with the Confidentiality Agreement, information obtained by either Landlord or Tenant and their respective agents under this Subsection shall remain confidential.
     40.4 If underground or other storage tanks storing Hazardous Materials are located on the Entire Project to serve the Premises or are hereafter placed on the Premises and/or the Entire Project by Tenant or anyone for whom Tenant is responsible, Tenant shall monitor the storage tanks, maintain appropriate records, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other steps necessary or required under the Applicable Laws.
     40.5 Tenant’s obligations under this Article 40 shall survive the expiration or earlier termination of the Lease. During any period of time needed by Tenant or Landlord after the termination of this Lease to complete the removal from the Premises of any such Hazardous Materials, Tenant shall continue to pay Rent for the affected floor(s) in accordance with this Lease, which Rent shall be pro-rated daily, except Tenant shall be excused from paying the first thirty (30) days of Rent so payable after the Term Expiration Date .
     40.6 As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste that is or becomes regulated by any Governmental Authority.
41. Retained Premises Early Termination Option.
     41.1 Effective as of either (a) December 31, 2009; or (b) January 1, 2017 (either, the “Retained Premises Early Termination Date”), Tenant may elect to remove the Retained Premises from the Premises, so that the Premises will consist only of the New Premises (and any additions to the Premises made after the Execution Date) (the “Retained Premises Early

Termination”). In order to exercise the Retained Premises Early Termination, Tenant shall satisfy the following conditions, TIME BEING OF THE ESSENCE:
          (a) Tenant shall give Landlord at least nine (9) months’ (or twelve (12) months’ in the case of the Retained Premises Early Termination Date in 2009) prior written notice of Tenant’s exercise of the Retained Premises Early Termination;
          (b) When Tenant gives such notice, and on the day immediately before the Retained Premises Early Termination Date, Tenant shall not be in Default under this Lease beyond applicable cure periods;
          (c) In the case of the Retained Premises Early Termination Date in 2017, on the last business day before January 1, 2017, Tenant shall pay Landlord an amount equal to the Early Termination Payment; and
          (d) As of the Retained Premises Early Termination, Tenant shall perform, with respect to the Retained Premises only, all the obligations that this Lease requires Tenant to perform at the end of the Term.
     41.2 The “Early Termination Payment” shall mean (only for a Retained Premises Early Termination Date in 2017 and only if the Base TI Allowance for the Retained Premises as stated in Section 5.5 has been drawn down) a payment equal to Six Hundred Twenty Nine Thousand Five Hundred Sixty ($629,560) Dollars.
     41.3 If Tenant elects a Retained Premises Early Termination in 2017, then Tenant covenants to pay Landlord, as Additional Rent, an Early Termination Payment on the last business day before January 1, 2017, TIME BEING OF THE ESSENCE.
42. End of Term.
     42.1 The Premises shall at all times remain the property of Landlord and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease. All trade fixtures, equipment, Tenant Improvements, Alterations and Signage installed by or under Tenant (other than Tenant’s Personal Property set forth on the attached Exhibit C which Tenant may remove at the end of the Term or earlier termination of this Lease) shall be the property of Landlord.
43. Miscellaneous.
     43.1 Where applicable in this Lease, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The Section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.
     43.2 Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

     43.3 Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.
     43.4 Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.
     43.5 Whenever consent or approval of either party is required, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth to the contrary.
     43.6 The terms of this Lease are intended by the parties as a final expression of their agreement with respect to the terms as are included herein, and may not be contradicted by evidence of any prior or contemporaneous agreement.
     43.7 Any provision of this Lease that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Lease shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist.
     43.8 Landlord or Tenant may, but shall not be obligated to, record a short form memorandum hereof subject to the reasonable approval as to form by the other party. Neither party shall record this Lease. The requesting party shall be responsible for the costs of filing and recording any memorandum of this Lease, including any transfer or other taxes incurred in connection with said recordation, and the reasonable attorneys’ fees and related costs of the non-requesting party in connection with such memorandum of lease.
     43.9 The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.
     43.10 Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs; legatees; devisees; executors; administrators; and permitted successors, assigns, sublessees. Nothing in this Section 43.10 shall in any way alter the provisions of this Lease restricting assignment or subletting.
     43.11 Any notice, consent, demand, bill, statement or other communication required or permitted to be given hereunder shall be in writing and shall be given by personal delivery, overnight delivery with a reputable nationwide overnight delivery service, or certified mail (return receipt requested), and if given by personal delivery, shall be deemed delivered upon receipt; if given by overnight delivery, shall be deemed delivered one (1) day after deposit with a reputable nationwide overnight delivery service; and, if given by certified mail (return receipt requested), shall be deemed delivered upon receipt or return of delivery. Any notices given pursuant to this Lease shall be addressed to Tenant at the Premises, or to Landlord or Tenant at the addresses shown in Sections 2.12 and 2.13, respectively. Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes.

     43.12 This Lease shall be governed by, construed and enforced in accordance with the laws of the state in which the Premises are located, without regard to such state’s conflict of law principles.
     43.13 Each of Landlord and Tenant represents that the individual or those individuals signing this Lease on behalf of Landlord or Tenant (respectively) have the power, authority and legal capacity to sign this Lease on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf said individual or individuals have signed.
     43.14 To induce Landlord to enter into this Lease, Tenant agrees that it shall promptly furnish to Landlord, from time to time, upon Landlord’s written request, the most recent audited year-end financial statements reflecting Tenant’s current financial condition. So long as Tenant remains a public company, it need not comply with the previous sentence. Tenant and Landlord each represent and warrant to the other that all financial statements, records and information furnished by Tenant to Landlord or Landlord to Tenant in connection with this Lease are true, correct and complete in all respects.
     43.15 This Lease may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.
     43.16 [Intentionally Omitted.]
     43.17 This Lease is subject to any recorded covenants, conditions or restrictions on the Entire Project or Property (the “CCRs”) as described in the title commitment or policy attached as Exhibit L. Tenant shall comply with the CCRs. Tenant shall be subject to amendments to the CCRs or new CCRs, provided however, if such amendments to the CCRs would adversely affect Tenant in any financial respect and/or otherwise materially adversely affect Tenant, they shall be subject to Tenant’s prior approval not to be unreasonably withheld, conditioned or delayed.
44. Option to Extend Term. Tenant shall have three (3) options (each, an “Option”) to extend the Term of this Lease (and, in each case, the Term Expiration Date) by five (5) years in each case on the same terms and conditions as this Lease except as provided below. If Tenant desires to exercise any Option, Tenant must do so by giving Landlord written notice of exercise at least one (1) year before the Term would otherwise expire. Tenant may exercise its Option to extend the Term only as to any one or more of the following: (a) the entire Retained Premises; (b) the entire New Whole Building Premises; and/or (c) the entire New Multiple Tenant Building Premises. If Tenant fails to exercise any Option and the time to do so has lapsed (or if a Retained Premises Early Termination has occurred), then Tenant shall no longer have any Option(s) for the affected part(s) of the Premises.
     44.1 Basic Annual Rent shall be adjusted on the first (1st) day of each renewal term in accordance with this paragraph. Basic Annual Rent shall be adjusted on each one (1)-year anniversary date thereafter in accordance with Article 7. The Basic Annual Rent during each renewal term (subject to adjustment under Article 7) shall equal the greater of: (a) 95% of Fair Market Value for the renewal term; and (b) the then-current Basic Annual Rent at the end of the then-current Term. “Fair Market Value” means the then-prevailing average annual rate being charged for comparable space in comparable buildings comparably located, taking into consideration all relevant factors, including, without limitation, location in the Entire Project, the proposed lease term, the physical condition of the Premises (i.e., the existence of all the Tenant Improvements and the assumption that such Tenant Improvements are fully suitable and appropriate for the contemplated tenancy in their “as is” condition), the extent of the services provided or to be provided to the Premises, the status as a lease (as opposed to a sublease) and contraction and expansion options. If Landlord and Tenant cannot agree on the Fair Market Value for purposes of any renewal term then they shall engage a mutually agreeable independent third party appraiser with at least ten (10) years’ experience in appraising the rental value of leased commercial premises (for research and development and laboratory uses) in the New York metropolitan area (the “Appraiser”). If the parties cannot agree on the Appraiser, each shall within ten (10) days after such impasse appoint an Appraiser and, within ten (10) days after the appointment of both such Appraisers, those two Appraisers shall select a third. If either party fails to timely appoint an Appraiser, then the Appraiser the other party appoints shall be the sole Appraiser. Within ten (10) days after appointment of all Appraiser(s), Landlord and Tenant shall each simultaneously give the Appraisers (with a copy to the other party) its determination of Fair Market Value, with such supporting data or information as each submitting party determines appropriate. Within ten (10) days after such submissions, the Appraisers shall by majority vote select either Landlord’s or Tenant’s Fair Market Value. The Appraisers may not select or designate any other Fair Market Value. The determination of the Appraiser(s) shall bind the parties.
     44.2 The Option is not assignable separate and apart from this Lease.
     44.3 The Option is conditional upon Tenant giving Landlord written notice of its election to exercise the Option at least twelve (12) months prior to the end of the expiration of the initial term of this Lease (or the applicable extension of such Term). TIME SHALL BE OF THE ESSENCE AS TO TENANT’S EXERCISE OF EACH OPTION. Tenant assumes full responsibility for maintaining a record of the deadlines to exercise any Option(s). Tenant acknowledges that it would be inequitable to require Landlord to accept any exercise of any Option(s) after the date provided for in this paragraph.
     44.4 Notwithstanding anything contained in this Article 44, Tenant shall not have the right to exercise the Option:
          (a) Commencing from ten (10) days after Landlord delivers to Tenant a written notice that Tenant is in default under any provisions of this Lease and continuing until Tenant has cured the specified default to Landlord’s reasonable satisfaction; or
          (b) At any time after any Default as described in Article 25 of the Lease (provided, however, that, for purposes of this Subsection 44.4(b), Landlord shall not be required to provide Tenant with notice of such Default) and continuing until Tenant cures any such Default; or
          (c) In the event that Tenant has committed two (2) or more events of Default during the twelve (12)-month period immediately prior to the date that Tenant purports to exercise the Option, whether or not Tenant has cured such event(s) of Default.

     44.5 The period of time within which Tenant may exercise the Option shall not be extended or enlarged by reason of Tenant’s inability to exercise the Option because of the provisions of Section 44.4.
45. Right of First Refusal; Right of First Offer. During the first five years after the Term Commencement Date, Tenant shall have a right of first refusal (“ROFR”) to lease any ROFR Premises if and when Landlord determines to seek a new tenant for such ROFR Premises (the “Available Premises”). The “ROFR Premises” means only any space (other than the Premises) in the New Multiple Tenant Building, excluding any such space for which Tenant has ever previously received a ROFR Notice but not exercised its ROFR. To the extent that Landlord renews or extends an existing lease with any existing tenant of any space, or enters into a new lease with such existing tenant, the affected space shall not be deemed Available Premises. If Landlord and a potential third party tenant execute a letter of intent containing the material terms and conditions for leasing Available Premises, Landlord shall provide written notice thereof to Tenant (the “ROFR Notice”), specifying such terms and conditions of the proposed lease of the Available Premises (the “ROFR Lease”).
     45.1 Within fifteen (15) business days after its receipt of a ROFR Notice (the “ROFR Response Period”), Tenant shall advise Landlord in writing whether Tenant elects to lease the Available Premises on the terms and conditions set forth in the ROFR Notice. If Tenant fails to notify Landlord of Tenant’s election within the ROFR Response Period, then Tenant shall be deemed to have elected not to lease the Available Premises.
     45.2 If Tenant within the ROFR Response Period notifies Landlord that Tenant elects to lease the Available Premises on the terms and conditions set forth in the ROFR Notice, then as of the proposed commencement date of the ROFR Lease, the Available Premises shall be added to the Premises under this Lease, upon the following terms and conditions: (a) the terms and conditions set forth in the ROFR Notice; and (b) except to the extent inconsistent with (a) above, the terms and conditions of this Lease. In any event, however, the termination date for the Available Premises shall be the same as the then-current Term Expiration Date under this Lease. (If the ROFR Lease would expire before the then-current Term Expiration Date, the Basic Annual Rent for the Available Premises for the period from such ROFR Lease expiration date through the then-current Term Expiration Date shall be determined by Landlord in accordance with Article 7, based upon Tenant’s Basic Annual Rent for the Available Premises during the last year of the term of the ROFR Lease.) Thereafter, the Available Premises shall be subject to the Option in the same manner as all other Premises. Tenant shall, upon Landlord’s request, promptly enter into an amendment to this Lease to confirm the addition of the Available Premises to the Premises as provided for in this paragraph and if a memorandum of lease has been recorded as provided for in Section 43.8, the parties shall enter into and record an amendment to the memorandum of lease in accordance with Section 43.8.
     45.3 If Tenant notifies Landlord that Tenant elects not to lease the Available Premises on the terms and conditions set forth in the ROFR Notice, or if Tenant fails to notify Landlord of Tenant’s election within the ROFR Response Period, then (a) Landlord shall have the right to consummate the lease of the Available Premises on the same terms as set forth in the ROFR Notice within one hundred eighty (180) days following Tenant’s election (or deemed election) not to lease the Available Premises; and (b) the former Available Premises shall never again be deemed Available Premises or offered to Tenant pursuant to an ROFR Notice. If Landlord does not lease the Available Premises on the terms and conditions set forth in the ROFR Notice (or on other economic terms that are not materially (i.e., 5% or greater on a net effective basis) more favorable to the tenant considered in the aggregate, as determined by Landlord in consultation with Tenant to be completed within two business days after Landlord’s request) within said one hundred eighty (180)-day period, then Tenant’s ROFR shall be fully reinstated, and Landlord shall not thereafter lease the Available Premises without first complying with the procedures set forth in this Article 45.
     45.4 Notwithstanding anything in this Article 45 to the contrary, Tenant shall not exercise the ROFR during such period of time that Tenant is in Default under any provision of this Lease. Any attempted exercise of the ROFR during a period of time in which Tenant is so in Default shall be void and of no effect. In addition, Tenant shall not be entitled to exercise the ROFR if Landlord has given Tenant two (2) or more notices of default under this Lease, whether or not the defaults are cured, during the twelve (12) month period prior to the date on which Tenant seeks to exercise the ROFR.
     45.5 Notwithstanding anything in this Lease to the contrary, Tenant shall not assign or transfer the ROFR except for assignments or transfers in connection with an Exempt Transfer, either separately or in conjunction with an assignment or transfer of Tenant’s interest in the Lease, without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion. The ROFR shall automatically terminate upon any assignment or transfer of the Lease by Tenant, except for Exempt Transfers.
     45.6 During the first five years after the Term Commencement Date (the “ROFO Period”), so long as Tenant actually occupies the entire Premises and Tenant has added to this Lease all ROFR Premises offered to Tenant to date, Tenant shall have a right of first offer (“ROFO”) (before Landlord actively offers the space to any other person) to lease any space that becomes available (the “ROFO Space”) after the Term Commencement Date: (i) within the approximately two-hundred-four-thousand-five-hundred-eleven (204,511) rentable square feet of space that Tenant previously leased from Landlord in the Project other than the Retained Premises or (ii) within Building C. Landlord shall promptly notify Tenant during the ROFO Period (a “ROFO Notice”) if Landlord anticipates any ROFO Space will become available or Landlord receives an offer to lease any ROFO Space. For ten (10) days after Landlord gives Tenant a ROFO Notice, Landlord shall (at Tenant’s request) entertain Tenant’s offer for part or all of the ROFO Space and negotiate in good faith with Tenant to seek to agree upon terms to amend this Lease to add some or all ROFO Space to the Premises. If, ten (10) days after Landlord gives Tenant a ROFO Notice, the parties have not entered into such a Lease amendment (or agreed in writing to extend such ten (10) day period), then Landlord may lease the ROFO Space to third party(ies). If, however, Landlord later decides to lease less than 95% of the ROFO Space (previously offered to Tenant) to another tenant, Landlord shall give Tenant a ROFO Notice for such lesser amount of ROFO Space, and Tenant shall have a new ten-day response period to make an offer for that lesser ROFO Space.
46. Authority. Tenant hereby covenants and warrants that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state in which the Property is located, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Tenant’s obligations hereunder, and (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so. Landlord hereby covenants and warrants that (a) Landlord is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Landlord has and is duly qualified to do business in the state in which the Property is located, (c) Landlord has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Landlord’s obligations hereunder, and (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Landlord is duly and validly authorized to do so.
47. Confidentiality. Neither Tenant nor Landlord shall disclose any terms or conditions of this Lease (including Rent), or give a copy of this Lease to any third party, and neither party shall release to any third party any nonpublic financial information or nonpublic information about the other party (or any information that this Lease expressly obligates the parties to maintain as confidential), except: (a) if required by Law (including the rules and regulations of any stock exchange or trading market on which a party’s securities are traded) or in any judicial proceeding, provided that the releasing party has given the other party reasonable notice of such requirement, if feasible; (b) to a party’s attorneys, accountants, brokers, and other bona fide consultants or advisers, provided they agree to be bound by this paragraph; or (c) to bona fide prospective assignees or subtenants of this Lease, provided they agree in writing to be bound by this paragraph. This Article of the Lease is sometimes referred to as the “Confidentiality Agreement.” The parties acknowledge that either party may be obligated to file a copy of this Lease with the United States Securities and Exchange Commission. Each party shall have the right to make such filing if required in accordance with Applicable Laws, but shall use reasonable efforts to keep confidential that information, including trade secrets, designated by the other party as confidential information. The filing party will provide the non-filing party with an advance copy of the Lease marked to show provisions for which the filing party intends to seek confidential treatment and will reasonably consider the non-filing party’s timely comments thereon, but in no event will the filing party file the Lease without providing the non-filing party at least five (5) days’ prior notice.
48. Odors and Exhaust. Tenant acknowledges that Landlord would not enter into this Lease with Tenant unless Tenant assured Landlord that under no circumstances will any other occupants of the Buildings or Entire Project (including persons legally present in any outdoor areas of the Entire Project) be subjected to odors or fumes (whether or not noxious), and the Buildings and Entire Project will not be damaged by any exhaust, from Tenant’s operations, including particularly Tenant’s vivarium. Landlord and Tenant therefore agree as follows:
     48.1 Tenant shall not cause or permit (or conduct any activities that would cause) any release of any odors or fumes of any kind from the Premises, which odors or fumes would cause material annoyance or adverse effect on other persons.
     48.2 If the Buildings have ventilation systems that in Landlord’s judgment are adequate, suitable, and appropriate to vent the Premises in a manner that does not release odors affecting any indoor or outdoor part of the Entire Project, Tenant shall vent the Premises through such system. If Landlord at any time determines that any existing ventilation system is inadequate, or if no ventilation system exists, Tenant shall in compliance with Applicable Law vent all fumes and odors from the Premises (and remove odors from Tenant’s exhaust stream) as Landlord requires. The placement and configuration of all ventilation exhaust pipes, louvers, and other equipment shall be subject to Landlord’s approval. Tenant acknowledges Landlord’s legitimate desire to maintain the Entire Project (indoor and outdoor areas) in an odor-free manner, and Landlord may require Tenant to abate and remove all odors in a manner that goes beyond the requirements of Applicable Laws.
     48.3 Tenant shall, at Tenant’s sole cost and expense, provide odor eliminators and other devices (such as filters, air cleaners, scrubbers, and whatever other equipment may in Landlord’s judgment be necessary or appropriate from time to time) to remove, eliminate, and abate any odors, fumes, or other substances in Tenant’s exhaust stream that, in Landlord’s reasonable judgment, emanate from Tenant’s Premises and cause material annoyance to, or adverse effect on, other tenants. Any work Tenant performs under this paragraph shall constitute Alterations.
     48.4 Tenant’s responsibility to remove, eliminate, and abate odors, fumes, and exhaust shall continue throughout the Term. Landlord’s approval of the Tenant Improvements shall not preclude Landlord from requiring additional measures to eliminate odors, fumes, and other adverse impacts of Tenant’s exhaust stream (as Landlord may designate in Landlord’s discretion). Tenant shall install additional equipment as Landlord requires from time to time under the preceding sentence. Such installations shall constitute Alterations. If Landlord and Tenant disagree as to what this Section requires, they shall resolve the dispute through arbitration under Article 50.
     48.5 If Tenant fails to install satisfactory odor control equipment within thirty (30) business days after Landlord’s demand made at any time, then Landlord may, without limiting Landlord’s other rights and remedies, require Tenant to cease and suspend any operations in the Premises that, in Landlord’s reasonable determination, cause odors, fumes, or exhaust causing material annoyance to, or have an adverse effect on, other tenants. For example, if Landlord determines that Tenant’s production of a certain type of product causes odors, fumes, or exhausts and Tenant does not install satisfactory odor control equipment within thirty (30) business days after Landlord’s request, then Landlord may require Tenant to stop producing such type of product in the Premises unless and until Tenant has installed odor control equipment satisfactory to Landlord.
49. HVAC. For the entire Premises, excluding any vivarium or data centers (the “Landlord’s HVAC Premises”), Landlord shall: (a) maintain and operate the heating, ventilating and air conditioning systems (“HVAC”) in good working order; and (b) furnish HVAC as reasonably required (except as this Lease otherwise provides or as to any special requirements that arise from Tenant’s particular use of the Premises) for reasonably comfortable occupancy of the Premises twenty-four (24) hours a day, 365 or 366 days a year, provided Tenant complies with the next sentence. If Tenant will require HVAC outside normal business hours of business days (as reasonably designated by Landlord) in Landlord’s HVAC Premises (“Overtime HVAC”), Landlord shall be obligated to provide Overtime HVAC only if Tenant requests it by 4 p.m. on the immediately preceding business day. To the extent that Tenant occupies the Premises for laboratory purposes, Tenant directs Landlord to provide Overtime HVAC at all times outside normal business hours of business days (as reasonably designated by Landlord), pending further written notice from Tenant. Tenant shall pay, as part of Tenant’s contribution to Operating Expenses in accordance with the CAM Pools, some or all of Landlord’s actual total cost of providing HVAC or Overtime HVAC, as Landlord reasonably calculates such actual total cost or for the Retained Premises, as set forth in Exhibit U. Notwithstanding anything to the contrary in this paragraph, Landlord shall have no liability, and Tenant shall have no right or remedy, on account of any interruption or impairment in HVAC services, provided that Landlord diligently uses commercially reasonable efforts to cure any such interruption or impairment as quickly as reasonably possible.
50. Arbitration. Except as otherwise provided herein, either party shall have the right to submit any dispute under this Lease to arbitration under the then prevailing rules of the American Arbitration Association or any successor thereto (the “AAA”), and the following further provisions:
     50.1 Arbitration Procedures. Any such arbitration shall be resolved solely by arbitration in the City of New York or the City of White Plains under the Expedited Procedures provisions of the AAA (it being the intention of the parties that such provisions shall apply even if the amount at issue exceeds $50,000, notwithstanding the fact that such provisions provide otherwise) of the Commercial Arbitration Rules of the AAA. The time periods set forth in this Section are of the essence. If any party fails to appear at a duly scheduled and noticed hearing, the arbitrator is hereby expressly authorized to enter judgment for the appearing party.
     50.2 Submission of Two Proposals. No later than twenty four (24) hours prior to the scheduled hearing, Landlord and Tenant shall each: (i) first, simultaneously submit to the arbitrator and then (ii) second, simultaneously submit to the other such party’s specific written proposal stating such party’s last and final position and proposed award.
     50.3 “Baseball” Selection by Arbitrator. The arbitrator shall within three (3) business days after the hearing choose either (a) Landlord’s position with respect to all individual matters being arbitrated or (b) Tenant’s position with respect to all such matters, in either case as set forth in the proposal described above, whichever of the two considered in the aggregate (“a” or “b”) the arbitrator believes is closer to correct resolution of all such disputed matters. The arbitrator shall have no authority to establish or impose any solution or remedy other than “a” or “b” and may not combine elements of “a” and “b” to produce a hybrid award.
     50.4 Authority of Arbitrator. The arbitrator conducting any arbitration shall be bound by the provisions of this Lease and shall not have the power to add to, subtract from, or otherwise modify such provisions. Landlord and Tenant agree to sign all documents and to do all other things necessary to submit any such matter to arbitration and further agree to, and hereby do, waive any and all rights they or either of them may at any time have to revoke their agreement hereunder to submit to arbitration and to abide by the decision rendered thereunder which shall be binding and conclusive on the parties and shall constitute an “award” by the arbitrator within the meaning of the AAA rules and applicable law. Judgment may be had on the decision and award of the arbitrators so rendered in any court of competent jurisdiction. An arbitration award relating to nonmonetary matters shall be effective when rendered by the arbitrator(s). An arbitration award relating to monetary matters shall be effective when judicially confirmed in the same manner, to the same degree and according to the same procedures and conditions as a judgment between the parties. The arbitrator shall be a qualified, disinterested and impartial person who shall have had at least ten (10) years experience in New York City or White Plains in a calling connected with the matter of the dispute. Landlord and Tenant shall each have the right to appear and be represented by counsel before said arbitrators and to submit such data and memoranda in support of their respective positions in the matter in dispute as may be reasonably necessary or appropriate in the circumstances. Each party hereunder shall pay its own costs, fees and expenses in connection with any arbitration or other action or proceeding brought under this Article, and the expenses and fees of the arbitrators selected shall be shared equally by Landlord and Tenant. Notwithstanding any contrary provisions hereof, Landlord and Tenant agree that, (i) the arbitrator may not award or recommend any damages to be paid by either party, and (ii) in no event shall either party be liable for, nor be entitled to recover, any damages on account of any unreasonable or allegedly unreasonable withholding of any consent.
51. Tenant Directory. Landlord, at its expense, shall include Tenant’s name on any Entire Project directory that Landlord installs, operates, or maintains. Each such directory entry for Tenant shall have a degree of visibility and prominence that is, in Landlord’s reasonable determination, substantially comparable to the visibility and prominence of the names of other tenants occupying comparable amounts of space in the Entire Project (or applicable portion thereof).
52. Names. Landlord reserves the right to change the name of the Entire Project or the Buildings in its sole discretion.
53. Public Inducements.
          (a) Definitions: The following terms shall have the following meanings:
          (i) “IDA” means the County of Westchester Industrial Development Agency.
          (ii) “IDA Premises” means that portion of the Premises subject to the Landlord IDA Sublease Documentation and/or Tenant IDA Sublease documentation.
          (iii) “Landlord IDA Documentation” means the Landlord IDA Sublease, the Landlord IDA Subsublease, as defined below, and such other agreements asLandlord enters into with the IDA.
          (iv) “PILOT Agreement” means a payment in lieu of taxes agreement to be entered into by Landlord and the IDA and/or the municipalities or school district(s).
          (v) “Public Inducements” mean and include Tax Incentives, as referred to above, and any and all subsidies, incentives, abatements or allowances available from any governmental authority or utility on account of Landlord’s acquisition of the land and construction and installation of: Landlord’s Work and the other improvements; Tenant’s construction of the Tenant Improvements; and/or Tenant’s Personal Property and Tenant’s occupancy of the Premises.
          (vi) “Tenant IDA Documentation” means the Tenant IDA Sublease, the Tenant IDA Subsublease, as defined below, and such other agreements as Tenant enters into with the IDA.
          (b) It is acknowledged that Tenant has applied for Public Inducements.
          (c) In the event that in connection with performing Tenant Improvements, Tenant installs equipment or machinery in the Building that would be eligible for a rebate up to an amount equal to the program cap under the NYSERDA Programs, Tenant will cooperate with Landlord, to the extent permitted by Law, to permit and facilitate Landlord becoming eligible and receiving the available benefit under such program (i) up to the program cap that may be available to Landlord and (ii) to be paid for by Landlord out of, and resulting in a corresponding reduction in, the TI Allowance.
          (d) If necessary to obtain any of the Public Inducements, Landlord shall have the right, without being required to obtain the consent of Tenant, to enter into various agreements with the IDA, including, but not limited to, an agreement pursuant to which Landlord shall sublease from time to time (including any interim sublease) all or any portion of the Premises to the IDA (the “Landlord IDA Sublease”), and the IDA shall subsublease such portion of the Premises to Landlord (the “Landlord IDA Subsublease”); provided that: (i) the Landlord IDA Sublease shall be entered into simultaneously with the entering into of the Landlord IDA Subsublease and shall have a scheduled expiration date no later than one (1) day prior to the scheduled expiration date of this Lease and shall terminate automatically upon the earlier termination of this Lease with respect to the portion of the Premises demised thereby; (ii) the Landlord IDA Documentation shall be entered into for the sole purpose of implementing the Public Inducements for Landlord; (iii) the Landlord IDA Documentation shall grant no right of occupancy to any party other than Landlord; (iv) the Landlord IDA Documentation shall not release Landlord from any liability or obligation of Landlord under this Lease, (v) the Landlord IDA Documentation shall not impose any obligation or liability on Tenant, but shall not relieve Tenant from Tenant’s obligations under this Lease; (vi) Landlord shall comply with, and the Landlord IDA Documentation shall be in compliance with, the provisions of this Section 53; (vii) Landlord shall indemnify, defend and save and hold Tenant harmless from and against any and all losses, costs, demands, liabilities and expenses (including reasonable attorneys’ fees and disbursements) which Tenant may incur arising out of or in connection with the Landlord IDA Documentation; and (viii) Landlord, as subsublandlord under the Landlord IDA Subsublease, shall be entitled to exercise all of Landlord’s rights under this Lease, as if the Landlord IDA Documentation had not been executed. Without limiting the generality of clause (vii) of the immediately preceding sentence, if Tenant shall incur any out-of-pocket cost or expense in connection with the Landlord IDA Documentation, Landlord shall reimburse Tenant for such out-of-pocket costs or expenses within thirty (30) days after Tenant shall have rendered a bill therefor. Tenant shall provide Landlord with documentation reasonably supporting the amount of any such costs or expenses. Without limiting the generality of the foregoing, the parties acknowledge that Landlord may enter into the Landlord IDA Documentation before or after execution and delivery of this Lease.

          (e) If necessary to obtain any of the Public Inducements, Tenant shall have the right, without being required to obtain the consent of Landlord, to enter into various agreements with the IDA, including, but not limited to, an agreement pursuant to which Tenant shall sublease from time to time (including any interim sublease) all or any portion of the Premises to the IDA (the “Tenant IDA Sublease”), and the IDA shall subsublease such portion of the Premises to Tenant (the “Tenant IDA Subsublease”); provided that: (i) the Tenant IDA Sublease shall be entered into simultaneously with the entering into of the Tenant IDA Subsublease and shall have a scheduled expiration date no later than one (1) day prior to the scheduled expiration date of this Lease and shall terminate automatically upon the earlier termination of this Lease with respect to the portion of the Premises demised thereby; (ii) the Tenant IDA Documentation shall be entered into for the sole purpose of implementing the Public Inducements for Tenant; (iii) the Tenant IDA Documentation shall grant no right of occupancy to any party other than Tenant (provided, however, that the foregoing shall not be deemed to limit Tenant’s rights under this Lease); (iv) the Tenant IDA Documentation shall not release Tenant from any liability or obligation of Tenant under this Lease, (v) the Tenant IDA Documentation shall not impose any obligation or liability on Landlord, but shall not relieve Landlord from Landlord’s obligations under this Lease; (vi) Tenant shall comply with, and the Tenant IDA Documentation shall be in compliance with, the provisions of this Section 53; (vii) Tenant shall indemnify, defend and save and hold Landlord harmless from and against any and all losses, costs, demands, liabilities and expenses (including reasonable attorneys’ fees and disbursements) which Landlord may incur arising out of or in connection with the Tenant IDA Documentation; and (viii) Tenant, as subsubtenant under the Tenant IDA Subsublease, shall be entitled to exercise all of Tenant’s rights under this Lease, as if the Tenant IDA Documentation had not been executed. Without limiting the generality of clause (vii) of the immediately preceding sentence, if Landlord shall incur any out-of-pocket cost or expense in connection with the Tenant IDA Documentation, Tenant shall reimburse Landlord for such out-of-pocket costs or expenses, as Additional Rent within thirty (30) days after Landlord shall have rendered a bill therefor. Landlord shall provide Tenant with documentation reasonably supporting the amount of any such costs or expenses. Subject to the immediately following sentence, if any act or omission (where there is an obligation of Tenant under the Tenant IDA Documentation) of Tenant (for example, failure to create promised jobs or to retain a required minimum occupancy level) causes Landlord to suffer or incur any loss, cost, demand, liability, expense, interest, or penalites (including reasonable attorneys’ fees) under the Landlord IDA Documentation, then Tenant shall pay and reimburse Landlord for the actual amount of such loss, cost, demand, liability, expense, interest, or penalties (including reasonable attorneys’ fees). Notwithstanding the previous sentence, to the extent that the loss, cost, demand, liability, or expense that Landlord suffers consists merely of Landlord’s loss of a benefit under the Landlord IDA Documentation (which benefit did not reduce Project Costs), so that Landlord is merely restored to the position Landlord would have been in if the Landlord IDA Documentation had not been executed, then Tenant shall have no liability under this paragraph for such loss, cost, demand, liability, or expense.
          (f) (i) Provided that this Lease has not been terminated, Landlord shall not modify any Landlord IDA Documentation without the prior written consent of Tenant. Tenant shall not modify any Tenant IDA Documentation without the prior written consent of Landlord. Landlord’s and Tenant’s consent pursuant to this Subsection 53(f)(i) shall not be unreasonably withheld, conditioned or delayed provided that the modification does not increase the consenting party’s obligations or decrease such consenting party’s rights in any material respect.
          (ii) If, pursuant to this Lease or by agreement between the parties, the IDA Premises are increased, decreased, or modified (including such changes as may be necessary to reflect Tenant’s exercise of the ROFO, ROFR or Expansion Space options) then the parties shall modify the Landlord IDA Documentation or Tenant IDA Documentation, as applicable, so as to increase, decrease or modify the IDA Premises to conform to the changes in the Premises and shall cooperate with each other in obtaining any required IDA consent to such change in the IDA Premises.
          (iii) If any portion of the IDA Premises ceases to qualify as IDA Premises, then at the request of either party, the parties shall modify the Landlord IDA Documentation or the Tenant IDA Documentation, as applicable, so as to remove such portion of the IDA Premises from the operation of such IDA Documents. Any such removed IDA Premises shall continue to be leased to Tenant under this Lease unless and until otherwise removed from the Premises under this Lease.
54. Definitions. For purposes of this Lease, “Applicable Laws” shall mean all laws, codes, ordinances, rules and regulations of governmental authorities, committees, associations, or other regulatory committees, agencies or governing bodies having jurisdiction over the Property, the Buildings, the Premises, Landlord or Tenant. In addition, the definition of Core Campus may change from time to time pursuant to Landlord’s construction of additional improvements within the Property, as described in Section 8.68.
     For purposes of this Lease, “Core Campus” shall mean, as of the date of this Lease, the following buildings located in the Existing Project, which the parties agree conclusively contain the following square feet of rentable area. This definition initially excludes the New Buildings. When Landlord has Substantially Completed the New Buildings, they shall automatically become part of the Core Campus.

	Address (Old Saw Mill River
Building Name	Road)		Rentable Square Footage
Spine	777		311,104
Linde	765		177,203
Chemicals	767		71,340
Silicones	769		100,357
Building 771	771		71,111
MT Building	767	A	7,759
Annex Building	767	B	9,171
Autoclave	767	C	2,190
Building 713	713		1,413

55. Conditional Limitation. In addition to Landlord’s other rights and remedies under this Lease, if any Default occurs, then Landlord may serve upon Tenant a five-day notice of cancellation and termination of this Lease. Upon the expiration of such five-day period, this Lease and the Term shall automatically and without any action by anyone terminate, expire, and come to an end, by the mere lapse of time and by the express terms of this Lease, as fully and completely as if the expiration of such five-day period were the Term Expiration Date. The passage of such five-day period constitutes the limit beyond which Tenant’s tenancy no longer exists, and no longer can exist. Upon the mere occurrence of the passage of five days after Landlord’s notice of cancellation and termination, this Lease shall automatically expire by its express terms. No re-entry or other act shall be necessary to terminate this Lease. This paragraph establishes a conditional limitation and not a condition subsequent, but does not limit Landlord’s other rights or remedies under this Lease or applicable law.
56. Delivery of Premises. Tenant waives the provisions of New York Real Property Law (the “RPL”) § 223-a. The provisions of this Lease on Landlord’s delivery of the Premises constitute “an express provision to the contrary” under RPL § 223-a.
57. Casualty. The provisions of this Lease on casualty are an express agreement as to damage or destruction of the Premises by fire or other casualty. RPL § 227, providing for such a contingency absent an express agreement, shall not apply.
58. Window Cleaning. Tenant shall not clean, nor require, permit, suffer or allow any window in the Premises to be cleaned, from the outside in violation of Labor Law § 202, or any other Law, including the rules of the Board of Standards and Appeals.
59. Statutory Right of Redemption. Tenant specifically waives the right of redemption provided for in Real Property Actions and Proceedings Law (“RPAPL”) § 761.
60. [Intentionally Omitted].
61. Acceptance of Rent. If Landlord accepts any payment from Tenant after the Term expires, then Landlord shall credit such payment against any damages that Tenant may become obligated to pay Landlord. By accepting any such payment, Landlord shall not be deemed to have agreed to continue Tenant’s tenancy or to accept Tenant as a month-to-month tenant of the Premises or as a tenant on any other basis. This paragraph constitutes “an agreement . . . providing otherwise” within the meaning of RPL § 232-c.
62. Consumer Contract Statutes. Tenant acknowledges that this Lease is not entered into for personal, family or household purposes, and therefore GOL § 5-327 (and any other law whose effect is limited to transactions entered into for personal, family, or household purposes) has no application to this Lease.

63. Waiver of Stay. Tenant expressly waives, for every tenant party, any rights under Civil Practice Law and Rules § 2201, in connection with any holdover proceeding or other action or proceeding about this Lease or Tenant’s rights as a tenant of the Buildings.
64. No Implied Consent to Remaining in Possession. Notwithstanding anything to the contrary in RPAPL § 711(2) or any other Applicable Law or rule of procedure, Landlord’s acceptance of any partial payment on account of Rent, even if acknowledged in writing, shall not be deemed to constitute Landlord’s “express consent in writing to permit the tenant to continue in possession” as referred to in RPAPL § 711(2). Landlord shall not be deemed to have granted such “express consent in writing to permit the tenant to continue in possession” unless such alleged written consent by Landlord expressly refers to RPAPL § 711(2) and expressly states (i.e., contains substantially the following words): “Landlord consents to Tenant’s remaining in possession notwithstanding nonpayment of Rent.”
65. Cafeteria. Throughout the Term, Landlord shall operate or cause a third party to operate a cafeteria (of reasonable size given the size of the Entire Property) offering hot meals and a reasonable range of food service at least substantially consistent with past practice, to be located within the Entire Project (at a location reasonably satisfactory to Landlord). Tenant and its employees shall have reasonable access to and the right to use such cafeteria under ordinary, normal, and reasonable operating procedures and rules, as established by Landlord or the cafeteria operator from time to time.
66. Expansion Space.
     Tenant shall have the option to expand the Premises and take occupancy of the entire New Multiple Tenant Building, exercisable by written notice (the “Expansion Notice”) delivered to Landlord not later than 30 days before the date on which Landlord reasonably projects that Landlord’s Work shall have reached the stage of Substantial Completion (as finally determined under Section 4.2), time being of the essence. Landlord shall give Tenant at least 30 days prior notice of the anticipated deadline for the Expansion Notice. From and after the date that Tenant delivers its Expansion Notice to Landlord, this Lease shall be automatically amended to include the balance (the “Expansion Space”) of the New Multiple Tenant Building within the New Multiple Tenant Building Premises (without the need for any further agreement amending this Lease), it being expressly understood that, except as specifically provided otherwise, all of the terms and conditions set forth in this Lease shall apply to such Expansion Space. Without limiting the generality of the foregoing, it is agreed that:
     66.1 The Estimated Term Commencement Date under Section 2.6, the Rent Commencement Date for the entire Premises under Section 2.7, the Term Expiration Date under Section 2.8, the Term Commencement Date under Section 5.2, the TI Allowance under Section 5.5, the TI Rent under Section 5.6, the New Premises Basic Annual Rent under Section 6.1, the Security Deposit under Section 2.9, and the Imputed Land Cost under Subsection 6.2(a) for such Expansion Space shall be determined separately under said Sections (as applied solely to the Expansion Space without thereby affecting these variables for any other Premises) in the same manner as the same are determined for the balance of the New Premises initially leased hereunder, except that: (a) the Estimated Term Commencement Date shall be as specified by Landlord in good faith promptly after receiving the Expansion Notice; and (b) the

Term Expiration Date for the entire Premises (including the Expansion Space) shall be the same as the Term Expiration Date without regard to the Expansion Space;
     66.2 The Rentable Area of Premises (with the Expansion Space) under Section 2.2 shall be increased to 256,664;
     66.3 The Rentable Area of Buildings for New Multiple Tenant Building (with the Expansion Space) under Section 2.2 shall be increased to 111,708;
     66.4 Tenant’s Pro Rata Share of Buildings for the New Multiple Tenant Building (with the Expansion Space) under Section 2.2 shall be increased to 100%;
     66.5 Tenant’s Pro Rata Share of the New Project (based on the New Premises, as supplemented by the Expansion Space) under Section 2.2 shall be increased to 71.19%;
     66.6 Tenant’s Pro Rata share of the Entire Project (based on the Retained Premises and the New Premises including the Expansion Space) under Section 2.2 shall be increased to 23.08%;
     66.7 The Expansion Space shall be delivered with Landlord’s Work Substantially Completed in accordance with Section 4.2;
     66.8 The number of parking spaces to which Tenant shall be entitled to under Section 16.2 for its exclusive use shall be increased from 20 to 40 parking spaces;
     66.9 The 193,888 rentable square feet referred to in Section 5.6(b) and Section 5.6(d) shall be increased to 229,643 rentable square feet and the resulting dollar amounts set forth in Section 5.6(b) and Section 5.6(d) shall be changed as follows: $4,847,200 shall be changed to $5,741,075; $8,724,960 shall be changed to $11,482,150; and $28,113,760 shall be changed to $33,298,235;
     66.10 With the exception of the starting value of the First Tranche ($0), all dollar values depicted in the table appearing under Subsection 5.6(f) shall be recalculated to take into account the addition of the Expansion Space to the New Premises.
[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.
LANDLORD:
BMR-Landmark at Eastview LLC,
a Delaware limited liability company

By: Name:	/s/ Gary A. Kreitzer Gary A. Kreitzer
Title:	Senior V.P.
TENANT:
Regeneron Pharmaceuticals, Inc.,
a New York corporation

By: Name:	/s/ Murray A. Goldberg Murray A. Goldberg
Title:	Senior Vice President & Chief Financial Officer

EXHIBIT A
PREMISES
1. RETAINED PREMISES:
     [DIAGRAM]
2. NEW WHOLE BUILDING PREMISES:
     [DIAGRAM]
3. NEW MULTIPLE TENANT BUILDING PREMISES:
     [DIAGRAM]

A-1

EXHIBIT B
ACKNOWLEDGEMENT OF TERM COMMENCEMENT DATE
AND TERM EXPIRATION DATE
     THIS ACKNOWLEDGEMENT OF TERM COMMENCEMENT DATE AND TERM EXPIRATION DATE is entered into as of [___], 20[___], with reference to that certain Lease (the “Lease”) dated as of [___], 20[___], by [___], a [___] (“Tenant”), in favor of [BIOMED ENTITY], a Delaware limited [liability company][partnership] (“Landlord”). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease.
     Tenant hereby confirms the following:
     1. Tenant accepted possession of the Premises on [___], 20[___], subject to latent defects, if any.
     2. The Tenant Improvements required to be constructed by Landlord under the Lease have been substantially completed.
     3. In accordance with the provisions of Section 5.2 of the Lease, the “Term Commencement Date” is [___], 20[___], and, unless the Lease is terminated prior to the Term Expiration Date pursuant to its terms, the “Term Expiration Date” shall be [___], 20[___].
     4. Tenant commenced occupancy of the Premises for the Permitted Use on [___], 20[___].
     5. The obligation to pay Rent is presently in effect and all Rent obligations on the part of Tenant under the Lease commenced to accrue on [___], 20[___].
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

B-1

     IN WITNESS WHEREOF, the parties hereto have executed this Acknowledgment of Term Commencement Date and Term Expiration Date as of [                    ], 20[___].
TENANT:
[                    ],
a [                    ]

By:
Name:

Title:

B-2

EXHIBIT C
TENANT’S PERSONAL PROPERTY
1.	All partitions, business and trade fixtures, equipment and machines, communications equipment, office equipment, and laboratory equipment (in each of all the foregoing cases, of a movable nature) that are installed by or for the account of Tenant and which (i) are not part of any building system (including mechanical, electrical, plumbing, life safety, sanitary, heating, ventilating or air conditioning (the “Building Systems”), as the Building Systems may have been modified by any Tenant Alteration, and (ii) can be removed without structural damage to the Premises or damage or operational equipment to the Building Systems in any material respect.

2.	All furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises.

3.	Animal caging systems.

C-1

EXHIBIT D
RULES AND REGULATIONS
NOTHING IN THESE RULES AND REGULATIONS (“RULES AND REGULATIONS”) SHALL SUPPLANT ANY PROVISION OF THE LEASE. IN THE EVENT OF A CONFLICT OR INCONSISTENCY BETWEEN THESE RULES AND REGULATIONS AND THE LEASE, THE LEASE SHALL PREVAIL.
     1. Except as specifically provided in the Lease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside of the Premises or the Buildings without Landlord’s prior written consent. Landlord shall have the right to remove, at Tenant’s sole cost and expense and without notice, any sign installed or displayed in violation of this rule.
     2. If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises or placed on any windowsill, which window, door or windowsill is (a) visible from the exterior of the Premises and (b) not included in plans approved by Landlord, then Tenant shall promptly remove said curtains, blinds, shades, screens or hanging plants or other similar objects at its sole cost and expense.
     3. Tenant shall not obstruct any sidewalks or entrances to the Buildings, or any halls, passages, exits, entrances or stairways within the Premises, in any case that are required to be kept clear for health and safety reasons.
     4. No deliveries shall be made that impede or interfere with other tenants in or the operation of the Entire Project.
     5. Tenant shall not place a load upon any floor of the Premises that exceeds the load per square foot that (a) such floor was designed to carry or (b) that is allowed by Applicable Laws. Fixtures and equipment that cause noises or vibrations that may be transmitted to the structure of the Buildings to such a degree as to be objectionable to other tenants shall be placed and maintained by Tenant, at Tenant’s sole cost and expense, on vibration eliminators or other devices sufficient to eliminate such noises and vibrations to levels reasonably acceptable to Landlord and other tenants of the Buildings.
     6. Tenant shall not use any method of heating or air conditioning other than that shown in the Tenant Improvement plans.
     7. Tenant shall not install any radio, television or other antenna, cell or other communications equipment, or any other devices on the roof or exterior walls of the Premises except to the extent shown on approved Tenant Improvements plans. Tenant shall not interfere with radio, television or other communications from or in the Premises or elsewhere.

     8. Canvassing, peddling, soliciting and distributing handbills or any other written material within, on or around the Entire Project (other than within the Premises) are prohibited, and Tenant shall cooperate to prevent such activities.
     9. Tenant shall store all of its trash, garbage and Hazardous Materials within its Premises or in designated receptacles outside of the Premises. Tenant shall not place in any such receptacle any material that cannot be disposed of in the ordinary and customary manner of trash, garbage and Hazardous Materials disposal.
     10. The Premises shall not be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted on the Premises; provided, however, that Tenant may use (a) equipment approved in accordance with the requirements of insurance policies that Landlord or Tenant is required to purchase and maintain pursuant to the Lease for brewing coffee, tea, hot chocolate and similar beverages, (b) microwave ovens for employees’ use and (c) equipment shown on Tenant Improvement plans approved by Landlord; provided, further, that any such equipment and microwave ovens are used in accordance with Applicable Laws.
     11. Tenant shall not, without Landlord’s prior written consent, use the name of the Entire Project, if any, in connection with or in promoting or advertising Tenant’s business except as Tenant’s address.
     12. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any Governmental Authority.
     13. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which responsibility includes keeping doors locked and other means of entry to the Premises closed.
     14. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project, including Tenant.
     15. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms covenants, agreements and conditions of the Lease.
     16. Landlord reserves the right to make such other and reasonable rules and regulations as, in its judgment, may from time to time be needed for safety and security, the care and cleanliness of the Entire Project, or the preservation of good order therein; provided, however, that Landlord shall provide written notice to Tenant of such rules and regulations prior to them taking effect. Tenant agrees to abide by these Rules and Regulations and any additional rules and regulations issued or adopted by Landlord.

     17. Tenant shall be responsible for the observance of these Rules and Regulations by Tenant’s employees, agents, clients, customers, invitees and guests.

EXHIBIT E
FORM OF ESTOPPEL CERTIFICATE

To:	[BMR LANDLORD ENTITY]
17140 Bernardo Center Drive, Suite 222
San Diego, CA 92128
Attention: General Counsel

BioMed Realty, L.P.
c/o BioMed Realty Trust, Inc.
17140 Bernardo Center Drive, Suite 222
San Diego, CA 92128

Re:	[PREMISES ADDRESS] (the “Premises”) at [STREET ADDRESS], [CITY AND
STATE] (the “Property”)
The undersigned tenant (“Tenant”) hereby certifies to you as follows:
     1. Tenant is a tenant at the Property under a lease (the “Lease”) for the Premises dated as of [___], 20[___]. The Lease has not been cancelled, modified, assigned, extended or amended [except as follows: [___]], and there are no other agreements, written or oral, affecting or relating to Tenant’s lease of the Premises or any other space at the Property. The lease term expires on [___], 20[___].
     2. Tenant took possession of the Premises, currently consisting of [___] square feet, on [___], 20[___], and commenced to pay rent on [___], 20[___]. Tenant has full possession of the Premises, has not assigned the Lease or sublet any part of the Premises, and does not hold the Premises under an assignment or sublease[, except as follows: [___]].
     3. All base rent, rent escalations and additional rent under the Lease have been paid through [___], 20[___]. There is no prepaid rent[, except $[___]][, and the amount of security deposit is $[___] [in cash][in the form of a letter of credit]]. Tenant currently has no right to any future rent abatement under the Lease.
     4. Base rent is currently payable in the amount of $[___] per month.
     5. Tenant is currently paying estimated payments of additional rent of $[___] per month on account of real estate taxes, insurance, management fees and common area maintenance expenses.
     6. All work to be performed for Tenant under the Lease has been performed as required under the Lease and has been accepted by Tenant[, except [___]], and all allowances to be paid to Tenant, including allowances for tenant improvements, moving expenses or other items, have been paid.
     7. The Lease is in full force and effect.

E-1

     8. To the best of Tenant’s knowledge, the Lease is free from Default and free from any event that could become a Default under the Lease, and Tenant has no claims against the Landlord or offsets or defenses against rent, and there are no disputes with the Landlord. Tenant has received no notice of prior sale, transfer, assignment, hypothecation or pledge of the Lease or of the rents payable thereunder[, except [___]].
     9. To Tenant’s knowledge, no hazardous wastes have been generated, treated, stored or disposed of by or on behalf of the Tenant in, on or around the Premises or the Project in violation of any environmental laws.
     10. The undersigned has executed this Estoppel Certificate with the knowledge and understanding that [INSERT NAME OF LANDLORD, PURCHASER OR LENDER, AS APPROPRIATE] or its assignee is acquiring the Property in reliance on this certificate and that the undersigned shall be bound by this certificate. The statements contained herein may be relied upon by [INSERT NAME OF PURCHASER OR LENDER, AS APPROPRIATE], [LANDLORD], BioMed Realty, L.P., BioMed Realty Trust, Inc., and any mortgagee of the Property and their respective successors and assigns.
     Any capitalized terms not defined herein shall have the respective meanings given in the Lease.
     Dated this [___] day of [___], 20[___].

[______],
a [_______]

By:
Name:
Title:

E-2

EXHIBIT F
LANDLORD’S WORK BUDGET

BIOMED REALTY TRUST, INC.

THE LANDMARK AT EASTVIEW

GREENBURGH, NEW YORK

ARCHITECT: TSOI/KOBUS & ASSOCIATES

JOB #05-411-0 DESIGN DEVELOPMENT SET (Dwgs.Dated May 26, 2006)

DESIGN DEVELOPMENT BUDGET ESTIMATE — SUMMARY WITH VALUE ENGINEERING

REVISED TOTAL BUDGET 10/16/06 Revised total budget including all VE/Cost options accepted to date, Revised Total is the sum of Columns (33), (34), & (35)

Gross Building Area =

Preliminary Construction Duration =

GENERAL CONDITIONS

BUILDERS RISK INSURANCE ALLOWANCE

UTILITY COMPANY CHARGES AND BACKCHARGES ALLOWANCE

PRE-CONSTRUCTION SERVICES

WINTER CONDITIONS

PLANT & EQUIPMENT

HAZARDOUS MATERIAL REMOVAL

ALTERATIONS

SITEWORK & EARTHWORK — SUB BID

PILES & CAISSONS

LANDSCAPING & SITE IMPROVEMENT

CONCRETE, FORMWORK, & REBAR

MASONRY

STRUCTURAL STEEL

MISCELLANEOUS METALS

ROUGH CARPENTRY

FINISH CARPENTRY & MILLWORK

WATERPROOFING & JOINT SEALANTS

FIREPROOFING

WALL PANELS

ROOFING SYSTEMS

DOORS, FRAMES, & FINISH HARDWARE

OVERHEAD DOORS, SHUTTERS, & GRILLS

WINDOWS, GLASS, & GLAZING

GYPSUM DRYWALL

TILE

ACOUSTICAL CEILINGS

INTERIOR STONEWORK

RESILIENT FLOORING & CARPET

PAINTING & WALLCOVERINGS

TOILET PARTITIONS

EXTERIOR LOUVERS

WALL & CORNER GUARDS

SIGNAGE & GRAPHICS — ALLOWANCE

FIRE EXTINGUISHERS

TOILET ACCESSORIES

LOADING DOCK EQUIPMENT

WINDOW TREATMENTS

RECESSED GRID MATS

ELEVATORS

FIRE PROTECTION

PLUMBING

HVAC

AUTOMATIC TEMPERATURE CONTROLS

ELECTRICAL

SUB-TOTAL

ACCEPTED VALUE ENGINEERING

REVISED SUB-TOTAL

CONTINGENCY —Design

CONTINGENCY —Estimating

CONTINGENCY —Escalation

CONTINGENCY —Overtime / Premium Time

CONTINGENCY —Construction

SUB-TOTAL

BUILDING PERMITS — ACTUAL COST PAID TO DATE

SUB-TOTAL

CONSTRUCTION MANAGEMENT FEE

TOTAL (Construction Costs)

[Letterhead]
December 12, 2006
Mr. Steve Marshall, Director Real
Estate Development BioMed Realty
Trust, Inc. 1205 Westlakes Drive,
Suite 240 Berwyn, PA 19312

Re:	BioMed Landmark at Eastview Job No.
05-411-0
Dear Mr. Marshall:
Per my conversation with Frank Edwards of Studley, regarding the above referenced project, in an effort to increase the comfort level of Regeneron and continue to build on our existing relationship, we will agree to the following terms in the pending Owner Contractor agreement which contract form shall be based on a cost of the work plus a fee with a Guaranteed Maximum price with BioMed Realty.
Berry agrees to a Lump Sum General Conditions amount of $3,800,000, which shall include all construction managers insurance costs required under the contract and a Fee of 2.75% of the cost of work with a cap on the Fee of $1,800,000 provided that no changes result in a time extension or are in excess of $5,000,000, excluding those changes already outlined in Exhibit J-1 which will become part of Bulletin No. 1. In the case that a time extension is required or changes are made in excess of $5,000,000 Berry reserves the right to submit for additional General Conditions and Fee based on the actual cost for the extension of time. The scope revisions noted in the lease exhibit “J-1” will not bear any general conditions or Fee, unless the amount is a credit and will be incorporated within the current schedule.
I have attached the most recent Schedule of Values dated October 16, 2006 in which the Revised Total Budget including contingency and the accepted VE items, but excluding the items listed in exhibit J-1 is $68,107,092. We feel this amount is an accurate budget with information we are receiving from subcontractors who are bidding the construction documents.
Best regards
David Surette
Vice President of Construction

DS:dsf
Attachment: Revised 10-16-06 Schedule of Values
cc:          Frank Edwards via email fedwards@studley.com

EXHIBIT G
WORK LETTER
     This Work Letter (the “Work Letter”) is made and entered into by and between BMR-Landmark at Eastview LLC, a Delaware limited liability company (“Landlord”), and Regeneron Pharmaceuticals, Inc., a New York corporation (“Tenant”), and is attached (as Exhibit G) to and made a part of the preceding Lease (the “Lease”), by and between Landlord and Tenant for the Premises located in Westchester County, New York. All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease.
1. General Requirements.
     1.1. Tenant’s and Landlord’s Authorized Representatives. Tenant designates Joanne Deyo (“Tenant’s Authorized Representative”) and Landlord designates: (a) Greg Mellberg as the person authorized to initial all plans and drawings; and (b) John F. Wilson II as the person authorized to approve change orders and issue approvals pursuant to, and otherwise act on behalf of Tenant or Landlord under, this Work Letter (“a” or “b,” as applicable, “Landlord’s Authorized Representative”). Landlord shall not be obligated to respond to or act upon any such Tenant plans, drawings, change orders and approvals until such item has been initialed by Tenant’s Authorized Representative.
     1.2. Schedule. The schedule for design and development of the Tenant Improvements (as hereinafter defined), including, without limitation, the time periods for preparation and review of construction documents, approvals and performance, shall be in accordance with that certain schedule to be prepared by Tenant, in consultation with, and subject to the reasonable approval of, Landlord (the “Schedule”). The Schedule shall be subject to adjustment as the actual progress of the Tenant Improvements dictates, and as otherwise provided in this Work Letter.
     1.3. Architects and Consultants. The lead architect, the MEP engineering consultants and the contractor responsible for the construction of the Tenant Improvements shall be selected by Tenant and approved by Landlord. Landlord’s approval of the same shall not be unreasonably withheld. Landlord hereby approves the entities listed in Section 5.7 of the Lease as Tenant’s general contractor.
2. Tenant Improvements.
     2.1. Tenant Work Plans. All work to be performed on the Premises shall be performed by Tenant (the “Tenant Improvements”) at Tenant’s sole cost and expense and without cost to Landlord (except for any tenant improvement allowance Tenant is entitled to receive under the Lease) and in accordance with the Approved Plans (as defined below). The quality of the Tenant Improvements shall be of a nature and character not less than (a) the quality of the tenant improvements in place at the Buildings and the Entire Project as of the Execution Date of the Lease and (b) Landlord’s general standards for the Entire Project as a whole. The design drawings, plans and specifications listed on Schedule 1 to this Work Letter (the “Tenant Work Plans”) are the initial list of plans that Tenant shall develop and submit to Landlord for approval. Tenant shall prepare and submit to Landlord for approval schematics covering the Tenant Improvements prepared in conformity with the applicable provisions of this Work Letter (the “Draft Plans”). The Draft Plans shall contain sufficient information and detail to accurately describe Tenant’s proposed design to Landlord and such other information as Landlord may reasonably request. Tenant shall be solely responsible for ensuring that the Tenant Work Plans and the Draft Plans satisfy Tenant’s obligations for the Tenant Improvements.
     2.2. Landlord Approval of Plans. Landlord shall notify Tenant in writing within ten (10) business days after receipt of the Draft Plans whether Landlord approves or objects to the Draft Plans and of the manner, if any, in which the Draft Plans are unacceptable. Landlord shall not object to any Draft Plans that satisfy the requirements set forth in Section 2.1. If Landlord objects to the Draft Plans, then Tenant shall revise the Draft Plans and cause Landlord’s objections to be remedied in the revised Draft Plans. Tenant shall then resubmit the revised Draft Plans to Landlord for approval, except the turn-around approval period afforded to Landlord with respect to any revisions shall be five (5) business days (provided, however, that if Landlord reasonably determines that the revisions are substantial and reasonably require more time, then Landlord may by notice to Tenant take an additional five (5) business days to respond). If Landlord and Tenant cannot agree on the revised Draft Plans and Tenant’s correction of same after Landlord resubmits to Tenant further revisions to the revised Draft Plans, then the Neutral Architect, in accordance with Subsection 4.1(c) of the Lease (whose determination shall be final and binding upon the parties) shall decide whether to accept in their entirety either Tenant’s revised Draft Plans or Landlord’s further revisions to Tenant’s revised Draft Plans. The iteration of the Draft Plans that is approved by Landlord without objection (or by the Neutral Architect, if necessary) shall be referred to herein as the “Approved Plans.”
     2.3. Completion of the Tenant Improvements. Tenant shall perform and complete the Tenant Improvements (a) in strict conformance with the Approved Plans (and otherwise subject only to De Minimis Variations), (b) in compliance with the Lease and (c) in accordance with Applicable Laws, Tenant’s insurance carriers and the board of fire underwriters having jurisdiction over the Entire Project and the Premises. The determination of whether the Tenant Improvements have reached the stage of substantial completion or final completion shall be made by Tenant’s Representative, in consultation with and subject to the reasonable approval of Landlord’s Representative. In the event of a dispute among the parties relating to (i) the stage of completion of the Tenant Improvements, (ii) whether the Tenant Improvements have been completed in conformance with the Approved Plans, (iii) whether a Landlord Delay or Force Majeure event has occurred, (iv) Tenant’s entitlement to a postponement of the Rent Commencement Date for the Entire New Premises by reason of a Landlord Change Order Request under Section 7.2 or (v) any other dispute arising under this Section 2.3, the same shall be resolved by the Neutral Architect whose determination shall be final and binding upon the parties.
     2.4. Conditions to Performance of Tenant Improvements. Prior to the commencement of the Tenant Improvements, Tenant shall submit to Landlord for Landlord’s approval (which approval Landlord shall not unreasonably withhold) a list (the “List”) of project managers and subcontractors that will perform the Tenant Improvements. Landlord shall give Tenant notice in writing of its approval or disapproval of the List within the time periods set forth above. If Landlord disapproves of one or more parties on the List, Tenant shall revise the List and resubmit the same to Landlord for Landlord’s approval in accordance with the preceding two sentences. If permitted by Section 18.5 of the Lease, Landlord may require that Tenant’s subcontractors having subcontract values in excess of $200,000 provide commercially reasonable payment and performance bonds. For all subcontracts in excess of $200,000, Tenant shall require its contractor to provide Tenant with at least three (3) competitive bids.
     2.5. Requests for Consent. Landlord shall respond to all requests for consents, approvals or directions made by Tenant pursuant to this Work Letter (except as described in Section 2.2) within five (5) business days following Landlord’s receipt of such request. Landlord’s failure to respond within such five (5) business day period shall be deemed approval by Landlord.
3. Tenant’s Construction Obligations Shall Not Delay Commencement of the Term. Notwithstanding any Tenant Improvements performed by Tenant, the Term Commencement Date and Tenant’s obligation to pay Rent shall not, under any circumstance, be extended or delayed for any reason other than the occurrence of Landlord Delays or Force Majeure. Tenant shall perform promptly such of its obligations contained in this Work Letter as are to be performed by it. Tenant shall also observe and perform all of its obligations under the Lease from the Term Commencement Date.
4. Completion of Tenant’s Construction Obligations. Tenant, at its sole cost and expense (except for any tenant improvement allowance Tenant is entitled to receive under the Lease), shall complete the Tenant Improvements described in this Work Letter in all respects in accordance with the provisions of the Lease and this Work Letter. The Tenant Improvements shall be deemed completed at such time as Tenant, at its sole cost and expense (except for any tenant improvement allowance Tenant is entitled to receive under the Lease) shall furnish to Landlord (a) evidence satisfactory to Landlord that (i) all the Tenant Improvements have been completed and paid for in full, or in the event of a dispute between Tenant and its contractor, or any of its subcontractors, regarding payment, the amount in dispute has been fully bonded (which shall be evidenced by the Tenant’s architect’s certificate of completion and the contractor’s and each subcontractor’s and material supplier’s final waivers and releases of liens), (ii) all the Tenant Improvements have been accepted by Landlord, (iii) any and all liens related to the Tenant Improvements have either been discharged of record (by payment, bond, order of a court of competent jurisdiction or otherwise) or waived by the party filing such lien and (iv) no security interests relating to the Tenant Improvements are outstanding, (b) all certifications and approvals with respect to the Tenant Improvements that may be required from any Governmental Authority and any board of fire underwriters or similar body for the use and occupancy of the Premises, (c) certificates of insurance required by the Lease to be purchased and maintained by Tenant, (d) an affidavit from Tenant’s architect certifying that all work performed in, on or about the Premises is in strict conformance with the Approved Plans (subject only to De Minimis Variations) and (e) complete drawing print sets and electronic CADD files on disc of all contract documents for work performed by Tenant’s architect and engineers in relation to the Tenant Improvements.
5. Insurance. Prior to commencing the Tenant Improvements, Tenant shall provide, or shall cause Tenant’s contractors and subcontractors to provide, to Landlord, in addition to the insurance required of Tenant pursuant to the Lease, the following types of insurance in the following amounts, upon the following terms and conditions:
     5.1. Builders’ All-Risk Insurance. At all times during the period beginning with commencement of construction of the Tenant Improvements and ending with final completion of the same, Tenant shall maintain, or cause to be maintained, casualty insurance in Builder’s All-Risk Form, insuring the Landlord Parties and Tenant’s contractors, as their interests may appear, all as required under Section 22.1 of the Lease. Such policy shall, on a completed values basis for the full insurable value at all times, insure against loss or damage by fire, vandalism and malicious mischief and other such risks as are customarily covered by the so-called “broad form extended coverage endorsement” upon all the Tenant Improvements and the contractor’s and any subcontractors’ machinery, tools and equipment, all while each forms a part of, or is contained in, the Tenant Improvements or any temporary structures on the Premises, or is adjacent thereto. As provided in the Lease, said Builder’s All-Risk Insurance shall contain an express waiver of any right of subrogation by the insurer against Landlord and its affiliates, agents and employees.
     5.2. Workers’ Compensation. At all times during the period of construction of the Tenant Improvements, Tenant shall, or shall cause its contractors or subcontractors to, maintain statutory workers’ compensation insurance as required by Applicable Laws.
6. Liability. Tenant assumes sole responsibility and liability for any and all injuries or the death of any persons, including Tenant’s contractors and subcontractors and their respective employees, and for any and all damages to property caused by, resulting from or arising out of any act or omission on the part of Tenant, Tenant’s contractors or subcontractors, or their respective employees in the prosecution of the Tenant Improvements. Tenant agrees to indemnify, defend, protect and save free and harmless Landlord and Landlord’s affiliates, agents and employees from and against all losses and expenses, including reasonable attorneys’ fees and expenses, that Landlord may incur as the result of claims or lawsuits due to, because of, or arising out of any and all such injuries, death or damage, whether real or alleged, and Tenant and Tenant’s contractors and subcontractors shall assume and defend at their sole cost and expense all such claims or lawsuits; provided, however, that nothing contained in this Work Letter shall be deemed to indemnify or otherwise hold Landlord harmless from or against liability caused by Landlord’s negligence or willful misconduct. Any deficiency in design or construction of the Tenant Improvements shall be solely the responsibility of Tenant, notwithstanding the fact that Landlord may have approved of the same in writing. All material and equipment furnished by Tenant as part of the Tenant Improvements shall be new or “like new” and the Tenant Improvements shall be performed in a first-class, workmanlike manner.
7. Changes. Any material changes (subject to De Minimis Variations) to the Tenant Improvements (each, a “Change”) requested by Landlord or Tenant after Landlord approves the

Approved Plans in writing shall be requested and instituted in accordance with the provisions of this Section 7 and shall be subject to the reasonable written approval of the other party.
     7.1. Changes Requested by Tenant.
          (a) Tenant may request Changes after Landlord approves the Approved Plans by notifying Landlord thereof in writing in substantially the same form as the AIA standard change order form (a “Tenant Change Order Request”), which Tenant Change Order Request shall detail the nature and extent of any requested Changes. If the nature of a Change requires revisions to the Approved Plans, then Tenant shall be solely responsible for the cost and expense of such revisions. Tenant Change Order Requests shall be signed by Tenant’s Authorized Representative.
          (b) Landlord shall approve or reject any Tenant Change Order Requests in accordance with the procedures established pursuant to Section 2. If Landlord does not approve in writing a Tenant Change Order Request, then such Tenant Change Order Request shall be deemed approved by Landlord as long as Landlord receives with such written Tenant Change Order Request all information reasonably necessary to permit Landlord to consider such request. If Landlord fails to grant or deny the requested Tenant Change Order Request within five (5) business days after it receives Tenant’s request (and all required additional information, if any), then Landlord shall be deemed to have granted its consent to a given Tenant Change Order Request. These deemed consent procedures for Tenant Change Order Requests shall have no application to any other consent by Landlord.
     7.2. Changes Requested by Landlord. Landlord may request Changes after Landlord approves the Approved Plans by notifying Tenant thereof in writing in substantially the same form as the AIA standard change order form (a “Landlord Change Order Request”), which Landlord Change Order Request shall describe in reasonable detail the nature and extent of any requested Changes. If the nature of a Change requires revisions to the Approved Plans and Tenant reasonably agrees to the Change, then Landlord shall be solely responsible for the cost and expense of such revisions. Landlord shall reimburse Tenant for all additional costs and expenses payable by Tenant to complete Tenant Improvements due to a Landlord-requested Change in accordance with the payment provisions of this Work Letter. If Landlord requests Changes that would delay Tenant’s schedule beyond the twelve (12) month period reserved to Tenant under Section 2.7 of the Lease to design and construct the Tenant Improvements, then Tenant may disapprove such Changes unless Landlord agrees to a reasonable extension of the Rent Commencement Date for the Entire New Premises to equitably compensate Tenant for such delay. If Tenant does not approve or disprove in writing a Landlord Change Order Request, then such Landlord Change Order Request shall be deemed approved by Tenant as long as it receives with such written Landlord Change Order Request all information reasonably necessary to permit Tenant to consider such request. If Tenant fails to grant or deny the requested Landlord Change Order Request within five (5) business days after it receives Landlord’s request (and all required additional information, if any), then Tenant shall be deemed to have granted its consent to a given Landlord Change Order Request. These deemed consent procedures for Landlord Change Order Requests shall have no application to any other consent by Tenant.

     7.3. Preparation of Estimates. Tenant shall, before proceeding with any Change, use commercially reasonable efforts, prepare as soon as is reasonably practicable (but in no event more than three (3) business days after delivering a Tenant Change Order Request to Landlord or receipt of a Landlord Change Order Request) an estimate of the increased costs or savings that would result from such Change, as well as a reasonable estimate on such Change’s effects on the Schedule. Landlord shall have five (5) business days after receipt of such information from Tenant to (a) in the case of a Tenant Change Order Request, approve or reject such Tenant Change Order Request in writing, or (b) in the case of a Landlord Change Order Request, notify Tenant in writing of Landlord’s decision either to proceed with or abandon the Landlord-requested Change.
8. Miscellaneous.
     8.1. Headings, Etc. Where applicable in this Work Letter, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The Section headings of this Work Letter are not a part of this Work Letter and shall have no effect upon the construction or interpretation of any part hereof.
     8.2. Consent. Whenever consent or approval of either party is required, that party shall not unreasonably withhold such consent or approval, except as may be expressly set forth to the contrary.
     8.3. Entire Agreement. The terms of this Work Letter are intended by the parties as a final expression of their agreement with respect to the terms as are included herein, and may not be contradicted by evidence of any prior or contemporaneous agreement, other than the Lease.
     8.4. Invalid Provisions. Any provision of this Work Letter that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Work Letter shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist.
     8.5. Construction. The language in all parts of this Work Letter shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.
     8.6. Assigns. Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs; legatees; devisees; executors; administrators; and permitted successors, assigns, sublessees. Nothing in this Section shall in any way alter the provisions of the Lease restricting assignment or subletting.
     8.7. Authority. Tenant hereby covenants and warrants that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state in which the Property is located, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Work Letter and to perform all Tenant’s obligations hereunder, and (d) each person (and all of the persons if more than one signs) signing this Work Letter on behalf of Tenant is duly and validly authorized to do so. Landlord hereby covenants and warrants that (a) Landlord is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Landlord has and is duly qualified to do business in the state in which the Property is located, (c) Landlord has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Work Letter and to perform all Landlord’s obligations hereunder, and (d) each person (and all of the persons if more than one signs) signing this Work Letter on behalf of Landlord is duly and validly authorized to do so.

EXHIBIT H-1
LIST OF OLD LEASE AMENDMENTS
1.	First Amendment of Lease dated as of December 1, 1989

2.	Second Amendment of Lease dated as of June 29, 1990

3.	Third Amendment of Lease dated as of February 28, 1991

4.	Fourth Amendment of Lease dated as of July 1, 1991

5.	Fifth Amendment of Lease dated as of September 30, 1997

6.	Sixth Amendment of Lease dated as of October 27, 1997

7.	Seventh Amendment of Lease dated as of February 12, 1998

8.	Eighth Amendment of Lease dated as of November 14, 2000

9.	Ninth Amendment of Lease dated as of July 20, 2001

10.	Tenth Amendment of Lease dated as of August 6, 2002

11.	Eleventh Amendment of Lease dated as of January 23, 2004

12.	Twelfth Amendment of Lease dated as of June 2, 2004

EXHIBIT H-2
THIRTEENTH AMENDMENT
(OLD LEASE)
THIRTEENTH AMENDMENT OF LEASE
     THIS THIRTEENTH AMENDMENT OF LEASE (this “Amendment”), made as of the ___day of December 2006 (the “Amendment Date”) between BMR-LANDMARK AT EASTVIEW LLC, a Delaware limited liability company (successor in interest to EASTVIEW HOLDINGS LLC, a Delaware limited liability company) having an address at 17140 Bernardo Center Drive, Suite 222, San Diego, California 92128 (Attn: General Counsel/Real Estate) (“Landlord”) and REGENERON PHARMACEUTICALS, INC. (“Tenant”), a New York corporation, having an address at 777 Old Saw Mill River Road, Tarrytown, New York 10591.
W I T N E S S E T H:
     WHEREAS, Keren Limited Partnership (Landlord’s predecessor’s predecessor in interest) and Tenant entered into a lease dated as of June 23, 1988 (the “Original Lease”), for certain premises (the “Original Premises”), as amended pursuant to the First Amendment of Lease dated as of December 1, 1989; the Second Amendment of Lease dated as of June 29, 1990; the Third Amendment of Lease dated as of February 28, 1991; the Fourth Amendment of Lease dated as of July 1, 1991; the Fifth Amendment of Lease dated as of September 30, 1997; the Sixth Amendment of Lease dated as of October 27, 1997; the Seventh Amendment of Lease dated as of February 12, 1998 (the “Seventh Amendment”); the Eighth Amendment of Lease dated as of November 14, 2000 (the “Eighth Amendment”); the Ninth Amendment of Lease dated as of July 20, 2001 (the “Ninth Amendment”); the Tenth Amendment of Lease dated as of August 6, 2002 (the “Tenth Amendment”); the Eleventh Amendment of Lease dated as of January 23, 2004 (the “Eleventh Amendment”); and the Twelfth Amendment of Lease dated as of June 2, 2004 (the “Twelfth Amendment”) (the Original Lease, as so amended, the “Old Lease”), for certain premises (hereinafter collectively referred to as the “Premises,” subject however to the future redefinition of the Premises as provided for in this Amendment) at the property known as The Landmark at Eastview (the “Property”) which are further described in the Lease and located in the following buildings at the Property: (i) the Spine Building having a street address of 777 Old Saw Mill River Road (the “Spine Building”); (ii) the Chemicals Building having a street address of 767 Old Saw Mill River Road (the “Chemicals Building”); (iii) the MT Building having a street address of 767A Old Saw Mill River Road; (iv) the Annex Building having a street address of 767D Old Saw Mill River Road; and (v) the Linde Building having a street address of 765 Old Saw Mill River Road (the “Linde Building”);
     WHEREAS, as of the Amendment Date, the Premises contains: (i) the Original Premises, (ii) Additional Premises No. 1 through and including Additional Premises No. 13, as such terms are defined in the Seventh Amendment, (iii) Additional Premises No. 14 through and including Additional Premises No. 16, as such terms are defined in the Ninth Amendment, (iv) Additional Premises No. 17, as defined in the Tenth Amendment, and (iv) Additional Premises No. 18, as defined in the Eleventh Amendment (the Additional Premises No. 1 through and including the

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Additional Premises No. 18, being sometimes hereinafter collectively referred to as “Additional Premises Nos. 1 to 18”);
     WHEREAS, for purposes of this Amendment, Additional Premises No. 14 and 15 (both as defined in the Ninth Amendment) and parts of Additional Premises No. 17 (consisting of only the approximate 1,608 and 545 (a total of 2,153) rentable square feet of space on the ground level of the Linde Building substantially as shown on the floor plan annexed as Schedule A-2 to the Tenth Amendment), consisting of approximately 27,021 rentable square feet in aggregate, all located in the Linde Building, are sometimes hereinafter collectively referred to as the “Retained Premises”;
     WHEREAS, Landlord and Tenant desire to amend the Old Lease to remove from the Premises the Retained Premises, which space is currently occupied by Tenant, and otherwise amend the Old Lease, all on the terms and conditions provided in this Amendment; and
     WHEREAS, Landlord and Tenant are entering into a new Lease, relating to the Retained Premises and certain other premises (the “New Lease”), and the parties intend that the New Lease shall govern Tenant’s occupancy of the Retained Premises starting only as of the Term Commencement Date under the New Lease (the “Term Commencement Date”).
     NOW, THEREFORE, in consideration of the mutual covenants in this Amendment, including the recitals, Landlord and Tenant agree as stated in the recitals and as follows:
     67. Capitalized Terms. All capitalized terms used in this Amendment which are not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.
     68. Removal of Retained Premises.
     Effective as of the Term Commencement Date, for purposes of the Old Lease but without in any way affecting the New Lease or Tenant’s obligations under the Old Lease attributable to areas other than the Retained Premises:
          68.1 Scope of Premises. The Retained Premises shall no longer be part of the Premises under the Old Lease, and the “Premises” under the Old Lease shall be redefined accordingly for all purposes of the Old Lease.
          68.2 Reduction of Fixed Rent. To reflect the removal of the Retained Premises, Tenant’s Fixed Rent shall drop by the amount of Fixed Rent allocable to the Retained Premises, as set forth in Exhibit A to the Twelfth Amendment for each of the various components of the Retained Premises (i.e., Additional Premises Nos. 14 and 15, and the 1608 rentable square feet of “workshop” space and 545 rentable square feet of storage space, both within Additional Premises No. 17, as depicted in such Exhibit A).
          68.3 Tenant’s Proportionate Share. To reflect the removal of the Retained Premises, Tenant’s Proportionate Share under the Old Lease shall be reduced by 3.643%. (This

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calculation represents the sum of the following. Additional Premises No. 14 consisted of 2.97%. Additional Premises No. 15 consisted of 0.383%. The affected parts of Additional Premises No. 17 consisted of 0.29%.) After the foregoing reduction, Tenant’s Proportionate Share under the Old Lease shall equal 27.097% (i.e. 30.74% minus 3.643%).
          68.4 Taxes, Operating Expenses, Electricity and HVAC. Tenant shall no longer pay for Taxes, Operating Expenses, electricity, heating, ventilation, or air-conditioning for the Retained Premises, taking into account the provisions of the Old Lease relating to Tenant’s obligation to pay for such items attributable to the Retained Premises.
          68.5 Parking. The number of parking spaces Tenant may use on a non-exclusive basis as set forth in Section 35.01 of the Original Lease, as amended through the most recent amendment, provided for in Paragraph 2(f) of the Eleventh Amendment, shall be decreased by fifty-eight (58) spaces (none of which shall be removed from the Executive Parking Lot). (For clarity, the New Lease shall permit Tenant to use those same fifty-eight (58) spaces beginning as of the Term Commencement Date, so Tenant’s parking for the Retained Premises shall not be diminished or interrupted.) The total number of parking spaces Tenant may use under the Old Lease on a non-exclusive basis as set forth in Section 35.01 of the Original Lease shall be 687.
          68.6 Rentable Square Feet. The number “10,095” referred to in Paragraph R12 of the Original Lease, which was amended in Paragraph 14 of the Tenth Amendment to become “212,784.5”, and most recently amended to be “228,903.5” under Section 2(g) of the Eleventh Amendment shall be reduced to “201,882.5.”
     69. Changed Expiration Date of Old Lease. Notwithstanding anything to the contrary in the Old Lease, the expiration date of the Old Lease shall occur automatically on a date determined and applied as follows (the “Changed Expiration Date” of the Old Lease).
          69.1 Default. The Changed Expiration Date shall mean the Rent Commencement Date under the New Lease for the New Premises, subject to the next two subparagraphs.
          69.2 Completion Within Final Month. If the Changed Expiration Date would occur within the last month of the period described in clause 2.7(a) of the New Lease, then the Changed Expiration Date shall automatically be extended by thirty (30) days.
          69.3 Force Majeure Extension. The Changed Expiration Date shall automatically be extended (any such extension, a “Force Majeure Extension”) by one day for each day on which the Rent Commencement Date under the New Lease has occurred but because of any Force Majeure (that occurred or occurs at any time after the Execution Date) Tenant has not yet: (a) substantially completed the Tenant Improvements for the New Premises; (b) obtained all certificates of occupancy and other approvals permitting Tenant to take occupancy and use of the New Premises for its intended uses; and (c) had a period of 30 days

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after the occurrence of “a” and “b” in which to accomplish Tenant’s relocation into the New Premises.
          69.4 Extension Terms. To the extent that the term of the Old Lease (before taking into account this Amendment) would otherwise expire before the Changed Expiration Date, such term shall automatically continue until the Changed Expiration Date, on all the same terms and conditions as the Old Lease.
          69.5 Definitions. Terms used in this Section 3 but not defined in this Amendment shall have the same meanings as in the New Lease.
     70. Effect of Force Majeure Extension. During the first 91 days of any Force Majeure Extension, Tenant shall be entitled to a one hundred percent (100%) abatement of the monthly Fixed Rent otherwise payable under the Old Lease for the period of such Force Majeure Extension.
     71. No Pre-Emptive Rights. Notwithstanding anything to the contrary in the Old Lease and except as otherwise provided herein, Tenant waives, releases, and cancels all extension, renewal, expansion, first refusal, first offer, or continuation options (“Pre-Emptive Rights”) in the Old Lease. Tenant shall have no right to extend or renew the Old Lease after the Changed Expiration Date. This does not limit any Pre-Emptive Rights in the New Lease.
     72. Long Term Lease. Each party acknowledges and confirms that the other party has fully performed under Paragraph 8 of the Eleventh Amendment.
     73. Broker. Landlord represents and warrants to Tenant that the only agent or broker with whom it has dealt in connection with this Amendment is Studley, Inc. (“Studley”). Tenant represents and warrants to Landlord that the only agents or brokers with whom it has dealt in connection with this Amendment is Studley. Landlord agrees to pay the fees of Studley, if any, pursuant to a separate written agreement. Tenant agrees to pay the fees of any other broker with whom Tenant dealt in connection with this Amendment, or to whom Tenant has commission obligations (as a result of this Amendment) based on commission agreements previously entered into by Tenant. Landlord covenants and agrees to pay, indemnify and hold Tenant harmless from and against any and all claims for commissions and other compensation made by any agent or agents and/or any broker or brokers claiming to have dealt with Landlord in connection with this Amendment, including Studley, together with all costs and expenses incurred by Tenant in resisting such claims including, without limitation, reasonable attorneys’ fees and expenses. Tenant covenants and agrees to pay, indemnify and hold Landlord harmless from and against any and all claims for commissions and other compensation made by any agent or agents and/or any broker or brokers claiming to have dealt with Tenant in connection with this Amendment, together with all costs and expenses incurred by Landlord in resisting such claims including, without limitation, reasonable attorneys’ fees and expenses. Neither Studley nor any other broker shall be construed to be a third party beneficiary of the provisions in this paragraph or any other provision in this Amendment.

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     74. No Oral Modification. This Amendment may not be changed or terminated orally, but only by an agreement in writing signed by Landlord and Tenant.
     75. No Offer. This Amendment is offered for signature by Tenant. This Amendment shall not bind either party unless and until each party has executed and delivered a fully executed copy of this Amendment to the other party.
     76. Ratification. Except as modified by this Amendment, the provisions of the Old Lease and all previous amendments are confirmed and approved and shall continue in full force and effect to embody the entire agreement between the parties.
     77. Counterparts and Facsimiles. This Amendment may be executed in counterparts, all of which taken together shall constitute one and the same original, and the execution of separate counterparts by the parties hereto shall bind each party as if they had executed the same counterparts. A facsimile copy of the signature of each of the parties hereto shall be good, valid and binding for all purposes hereunder.

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     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the Amendment Date.

BMR-LANDMARK AT EASTVIEW LLC, Landlord
By:
Name:
Title:

REGENERON PHARMACEUTICALS, INC., Tenant
By:
Name:
Title:

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EXHIBIT I
REAL PROPERTY DESCRIPTION
EXHIBIT B
Legal Description of Real Property
Greenburgh Core Campus (Lot 2A)
ALL that certain parcel of land in the Town of Greenburgh, Westchester County, New York, being part of the same premise described in the deed recorded in the Westchester County Clerk’s Office (Division of Land records) on April 24, 1953 in Deed Liber 5203 at page 58 and shown as Lot 2 on a map titled “The Landmark at Eastview-Greenburgh Subdivision Plat” prepared by John Meyer Consulting and last dated April 28, 2004, more particularly bounded and described as follows:
COMMENCING at the intersection of the southerly boundary line of Old Saw Mill River Road, as widened, with the division line between property now or formerly of Consolidated Edison Company of New York, Inc. on the west and the herein described property on the east, at a point on a curve in said Old Saw Mill River Road with a radius of 1946.86 feet, to which point a radial line bears South 40 degrees 04 minutes 31 seconds West;
thence along said Old Saw Mill River Road the following courses:
Southeasterly along Old Saw Mill River Road, along said 1946.86 foot radius curve, deflecting to the left through a central angle of 01 degrees 48 minutes 38 seconds, an arc distance of 61.52 feet;
South 34 degrees 45 minutes 00 seconds West 45.54 feet;
South 55 degrees 15 minutes 00 seconds East 102.00 feet;
North 34 degrees 45 minutes 00 seconds East 41.97 feet to the intersection of said 1946.86 foot radius curve, to which intersection a radial line bears South 35 degrees 15 minutes 39 seconds West;
Southeasterly along said 1946.86 foot radius curve, deflecting to the left through a central angle of 02 degrees 23 minutes 15 seconds, an arc distance of 81.125 feet to a point of tangency;
South 57 degrees 37 minutes 16 seconds East 373.84 feet;
South 57 degrees 53 minutes 10 seconds East 43.33 feet;
South 63 degrees 20 minutes 30 seconds East 40.01 feet to the division between Lot 1 on the West and Lot 2 on the East as shown on aforesaid map titled “The Landmark at Eastview- Greenburgh Subdivision Plat”, said point being the POINT OF BEGINNING;
thence still along said Old Saw Mill River Road the following courses:
South 63 degrees 20 minutes 30 seconds East 24.26 feet;
South 68 degrees 15 minutes 40 seconds East 63.98 feet;
South 71 degrees 57 minutes 20 seconds East 48.14 feet;
South 75 degrees 31 minutes 00 seconds East 167.65 feet;
South 75 degrees 03 minutes 30 seconds East 417.19 feet;

Schedule 1-1
South 71 degrees 58 minutes 00 seconds East 46.04 feet;
South 70 degrees 36 minutes 00 seconds East 53.02 feet;
South 67 degrees 40 minutes 50 seconds East 36.36 feet;
South 66 degrees 14 minutes 44 seconds East 71.78 feet;
South 63 degrees 42 minutes 50 seconds East 155.58 feet and
South 63 degrees 47 minutes 50 seconds East 270.49 feet to the division line between Lot 2 on the West and Lot 3 on the East as shown on aforesaid map titled “The Landmark at Eastview-Greenburgh Subdivision Plat”;
thence along said division line the following courses:
South 00 degrees 05 minutes 33 seconds East 93.33 feet to a point of curvature;
Southerly along a 100.00 foot radius curve, deflecting to the right through a central angle of 21 degrees 36 minutes 34 seconds, an arc distance of 37.72 feet to a point of tangency;
South 21 degrees 31 minutes 01 seconds West 81.08 feet to a point of curvature;
Southerly along a 98.25 foot radius curve, deflecting to the left through a central angle of 17 degrees 06 minutes 49 seconds, an arc distance of 29.35 feet to a point of tangency;
South 04 degrees 24 minutes 12 seconds West 32.56 feet;
South 03 degrees 49 minutes 32 seconds West 30.14 feet;
South 02 degrees 33 minutes 50 seconds West 90.31 feet to a point of curvature;
Southerly along a 305.00 foot radius curve, deflecting to the right through a central angle of 34 degrees 08 minutes 21 seconds, an arc distance of 181.73 feet to a point of reverse curvature;
Southerly along a 362.50 foot radius curve, deflecting to the left through a central angle of 33 degrees 17 minutes 48 seconds, an arc distance of 210.66 feet to a point of tangency;
South 03 degrees 24 minutes 23 seconds West 152.00 feet to a point of curvature;
Southerly along a 172.00 foot radius curve, deflecting to the right through a central angle of 31 degrees 45 minutes 25 seconds, an arc distance of 95.33 feet to a point of compound curvature;
Westerly along a 139.50 foot radius curve, deflecting to the right through a central angle of 71 degrees 36 minutes 07 seconds, an arc distance of 174.33 feet to a point of tangency;
North 73 degrees 14 minutes 05 seconds West 128.84 feet;
South 16 degrees 03 minutes 11 seconds West 16.68 feet;
North 73 degrees 56 minutes 49 seconds West 29.11 feet to a point of curvature;
Westerly along a 242.00 foot radius curve, deflecting to the left through a central angle of 35 degrees 55 minutes 51 seconds, an arc distance of 151.76 feet to a point of tangency;

Schedule 1-2
South 70 degrees 07 minutes 20 seconds West 92.14 feet to a point of curvature;
Westerly along a 441.00 foot radius curve, deflecting to the right through a central angle of 40 degrees 10 minutes 40 seconds, an arc distance of 309.25 feet to a point;
South 20 degrees 18 minutes 00 seconds West 20.89 feet;
North 65 degrees 49 minutes 54 seconds West 101.52 feet to a point of curvature;
Northwesterly along a 1530.00 foot radius curve, deflecting to the right through a central angle of 21 degrees 27 minutes 49 seconds, an arc distance of 573.16 feet to a point of compound curvature;
Northerly along a 400.00 foot radius curve, deflecting to the right through a central angle of 37 degrees 36 minutes 44 seconds, an arc distance of 262.58 feet to a point;
South 58 degrees 03 minutes 06 seconds West 1501.30 feet to the aforesaid division line between the herein described Lot 2 on the East and lands now or formerly of Consolidated Edison Company of New York, Inc. on the West;
thence along said division line the following courses:
North 11 degrees 11 minutes 33 seconds West 441.76 feet;
North 34 degrees 43 minutes 49 seconds East 1146.62 feet to the aforesaid division line between Lot 1 on the North and herein described Lot 2 on the South;
thence along said division line the following courses:
South 55 degrees 16 minutes 11 seconds East 225.33 feet;
South 67 degrees 59 minutes 01 seconds East 614.61 feet to a 1130.00 foot radius curve to which point a radial line bears North 67 degrees 59 minutes 01 seconds West;
Northerly along said 1130.00 foot radius curve, deflecting to the right through a central angle of 16 degrees 07 minutes 45 seconds, an arc distance of 318.10 feet to a point of compound curvature;
Northerly along a 455.00 foot radius curve, deflecting to the right through a central angle of 10 degrees 20 minutes 07 seconds, an arc distance of 82.07 feet to a point;
North 32 degrees 22 minutes 35 seconds East 262.04 feet;
North 27 degrees 10 minutes 46 seconds East 172.97 feet to the POINT OF BEGINNING.
Containing 65.6421 Acres, more or less.

Schedule 1-3
REVISED SCHEDULE 1-4 OF EXHIBIT B TO GROUND LEASE
Proposed Lot 1
ALL that certain parcel of land in the Town of Mount Pleasant, Westchester County, New York being part of the premises described in the deed recorded in the Westchester County Clerk’s Office (Division of Land records) on April 24, 1953 in Deed Liber 5203 at page 58 and being part of Tax Lot 2 in Block 1 of Section 116.15 as shown on the Town of Mount Pleasant Tax Map, more particularly bounded and described as follows:
COMMENCING at a point along the northerly side Old Saw Mill River Road, as widened said point being at the northwesterly corner of Parcel 303-2 as shown on “Map of Land to be acquired for the Improvement of: Old Saw Mill River Road” prepared by Westchester County Department of Public Works, filed as Map no. 19473 and recorded May 4, 1978;
thence along said northerly side of Old Saw Mill River Road the following courses:
westerly from a point to which a radial line bears North 47 degrees 56 minutes 04 seconds East along a 969.60 foot radius curve, deflecting to the left through a central angle of 10 degrees 24 minutes 24 seconds, an arc distance of 176.11 feet to a point of tangency;
North 52 degrees 28 minutes 20 seconds West 69.95 feet to a point of curvature;
northwesterly along a 572.19 foot radius curve, deflecting to the left through a central angle of 12 degrees 14 minutes 10 seconds, an arc distance of 122.20 feet to a point of tangency;
North 64 degrees 42 minutes 30 seconds West 9.61 feet;
North 63 degrees 49 minutes 10 seconds West 100.10 feet to the POINT OF BEGINNING;
thence continuing along northerly side of Old Saw Mill River Road the following courses;
North 63 degrees 49 minutes 10 seconds West 373.58 feet;
North 63 degrees 40 minutes 40 seconds West 150.03 feet;
North 68 degrees 08 minutes 00 seconds West 48.55 feet;
North 70 degrees 56 minutes 30 seconds West 70.20 feet;
North 71 degrees 26 minutes 30 seconds West 46.86 feet;
North 75 degrees 05 minutes 50 seconds West 422.47 feet;
North 75 degrees 28 minutes 40 seconds West 164.70 feet;
North 71 degrees 28 minutes 40 seconds West 53.23 feet;
North 66 degrees 46 minutes 40 seconds West 55.80 feet;
North 60 degrees 22 minutes 50 seconds West 64.25 feet;
North 55 degrees 46 minutes 50 seconds West 168.67 feet;

North 57 degrees 50 minutes 10 seconds West 23.25 feet and;
North 55 degrees 10 minutes 55 seconds West 315.52 feet to the intersection of the northerly side of Old Saw Mill River Road, as widened, with the division line between lands now or formerly of Consolidated Edison Company of New York Inc. on the northwest and the herein described property on the southeast;
thence along said division line North 41 degrees 22 minutes 40 seconds East, 117.30 feet and North 88 degrees 40 minutes 52 seconds East, 368.78 feet to the center of the Saw Mill River;
thence generally along said center of the Saw Mill River and still along said division line the following courses and distances;
South 63 degrees 24 minutes 21 seconds East, 101.76 feet;
South 82 degrees 58 minutes 51 seconds East, 62.51 feet;
North 67 degrees 02 minutes 49 seconds East, 39.00 feet;
North 40 degrees 05 minutes 34 seconds East, 35.47 feet;
North 22 degrees 26 minutes 57 seconds East, 54.23 feet;
North 12 degrees 57 minutes 05 seconds East, 73.98 feet;
North 46 degrees 15 minutes 28 seconds East, 50.93 feet;
North 57 degrees 39 minutes 41 seconds East, 47.17 feet;
North 39 degrees 04 minutes 03 seconds East, 72.47 feet;
North 21 degrees 22 minutes 50 seconds East, 121.63 feet;
North 23 degrees 17 minutes 46 seconds East, 104.78 feet;
North 29 degrees 08 minutes 32 seconds East, 26.42 feet;
North 53 degrees 38 minutes 21 seconds East, 27.20 feet;
North 69 degrees 06 minutes 38 seconds East, 34.18 feet;
North 50 degrees 34 minutes 22 seconds East, 41.23 feet;
North 20 degrees 13 minutes 22 seconds East, 59.81 feet;
North 28 degrees 16 minutes 38 seconds East, 37.59 feet;
North 48 degrees 06 minutes 01 seconds East, 70.84 feet;
North 03 degrees 30 minutes 01 seconds East, 194.44 feet;
North 17 degrees 33 minutes 46 seconds East, 100.88 feet;
North 44 degrees 40 minutes 00 seconds East, 31.11 feet;
North 86 degrees 48 minutes 15 seconds East, 40.05 feet;
North 49 degrees 30 minutes 38 seconds East, 41.87 feet;
North 08 degrees 08 minutes 06 seconds West, 73.68 feet;
North 26 degrees 13 minutes 54 seconds East, 87.21 feet;
North 19 degrees 32 minutes 46 seconds West, 69.89 feet;
North 45 degrees 20 minutes 00 seconds West, 31.11 feet;
North 48 degrees 51 minutes 07 seconds East, 116.18 feet (116.28 feet, record);
North 21 degrees 54 minutes 57 seconds East, 47.67 feet (47.54 feet, record);
North 19 degrees 25 minutes 35 seconds West, 27.51 feet;
North 51 degrees 40 minutes 22 seconds West, 6.14 feet;
thence still along said division line between property now or formerly of Consolidated Edison Company of New York on the northwest and the herein described property on the southeast, North 41 degrees 22 minutes 40 seconds East, 1119.15 feet and South 73 degrees 06 minutes 10 seconds East 37.33 feet to the westerly side of Saw Mill River Road (State Highway No. 52), also known as Route 9A with the division line between lands now or formerly of Consolidated Edison Company of New York, Inc. on the north and said Tax Lot 2 on the south;
thence along said westerly side of Saw Mill River Road, South 07 degrees 54 minutes 30 seconds East, 532.24 feet;
thence through the aforesaid Tax Lot 2 the following courses and distances:
South 82 degrees 05 minutes 30 seconds West, 53.22 feet to a point of curvature;
Southwesterly along a 120.00 foot radius curve, deflecting to the left through a central angle of 66 degrees 50 minutes 29 seconds, an arc distance of 139.99 feet to a point of reverse curvature;
Southwesterly along a 480.00 foot radius curve, deflecting to the right through a central angle of
21 degrees 46 minutes 49 seconds, an arc distance of 182.46 feet to a point of tangency;
South 37 degrees 01 minutes 50 seconds West, 287.70 feet;
South 46 degrees 17 minutes 40 seconds West, 85.62 feet;
South 57 degrees 32 minutes 20 seconds West, 65.29 feet;
North 61 degrees 07 minutes 50 seconds West, 113.60 feet to a point of curvature;
Westerly along a 73.50 foot radius curve, deflecting to the left through a central angle of 82 degrees 49 minutes 02 seconds, an arc distance of 106.24 feet to a point of compound curvature;
Southerly along a 91.00 foot radius curve, deflecting to the left through a central angle of 68 degrees 00 minutes 38 seconds, an arc distance of 108.02 feet to a point of tangency;
South 31 degrees 57 minutes 30 seconds East, 305.66 feet;
South 30 degrees 02 minutes 00 seconds West, 347.72 feet;
South 60 degrees 12 minutes 00 seconds East, 333.26 feet to a point of curvature;
Southeasterly along a 500.00 foot radius curve, deflecting to the right through a central angle of 21 degrees 06 minutes 38 seconds, an arc distance of 184.22 feet to a point of tangency;
South 39 degrees 05 minutes 22 seconds East, 174.39 feet to a point of curvature;
Southeasterly along a 160.00 foot radius curve, deflecting to the right through a central angle of 27 degrees 24 minutes 26 seconds, an arc distance of 76.54 feet to a point of tangency;
South 11 degrees 40 minutes 56 seconds East, 147.46 feet to a point of curvature;
Southerly along a 160.00 foot radius curve, deflecting to the right through a central angle of 26 degrees 20 minutes 55 seconds, an arc distance of 73.58 feet to a point of tangency;
South 14 degrees 40 minutes 00 seconds West, 417.48 feet to a point of curvature;
Southeasterly along a 160.00 foot radius curve, deflecting to the right through a central angle of 15 degrees 41 minutes 46 seconds, an arc distance of 43.83 feet to a point of tangency;

South 30 degrees 21 minutes 46 seconds West, 251.53 feet to a point along the aforesaid northerly side of Old Saw Mill River Road, as widened said point being the POINT OF BEGINNING.
Containing 51.4383 Acres, more or less.

EXHIBIT J
LANDLORD’S PLANS AND SPECIFICATIONS (AS OF THE EXECUTION DATE)
Current Contract Document Log

William A. Berry & Son, Inc.	Date: 2/20/2006

05-411-0 DS Bio-Med:Landmark @ Eastview

Number	Title	Date	Revision	Sketch	Comments

Civil
H-1	Cover Sheet	11/27/06	3		Addendum No. 1 (Revised per NYSDOT)
H-2	Notes and Legends	11/27/06	2		Addendum No. 1 (Revised per NYSDOT)
H-3	Section Plan	11/27/06	2		Addendum No. 1 (Revised per NYSDOT)
H-4	Highway Layout Plan	11/27/06	3		Addendum No. 1 (Revised per NYSDOT)
H-5	Highway Grading and Utilities Plan	11/27/06	3		Addendum No. 1 (Revised per NYSDOT)
H-6	Stiping and Signage Plan	11/27/06	3		Addendum No. 1 (Revised per NYSDOT)
H-7	Traffic Signals Plan	11/27/06	4		Addendum No. 1 (Revised per NYSDOT)
H-8	Maintenance and Protection of Traffic Plan - Phase 1	11/27/06	1		Addendum No. 1 (Revised per NYSDOT)
H-9	Maintenance and Protection of Traffic Plan - Phase 2	11/27/06	1		Addendum No. 1 (Revised per NYSDOT)
H-10	Maintenance and Protection of Traffic Plan - Phase 3	11/27/06	0		Addendum No. 1 (New Sheet)
H-11	Construction Details	11/27/06	2		Addendum No. 1 (Revised per NYSDOT)
H-12	Construction Details	11/27/06	1		Addendum No. 1 (Revised per NYSDOT)
H-13	Construction Details	11/27/06	1		Addendum No. 1 (Revised per NYSDOT)
H-14	Construction Details	11/27/06	0		Addendum No. 1 (New Sheet)
H-15	Traffic Signal Detail	11/27/06	0		Addendum No. 1 (New Sheet)
H-16	Traffic Signal Detail	11/27/06	0		Addendum No. 1 (New Sheet)
H-17	Traffic Signal Detail	11/27/06	0		Addendum No. 1 (New Sheet)
H-18	Traffic Signal Detail	11/27/06	0		Addendum No. 1 (New Sheet)
H-19	Traffic Signal Detail	11/27/06	0		Addendum No. 1 (New Sheet)
H-20	Traffic Signal Detail	11/27/06	0		Addendum No. 1 (New Sheet)
H-21	Traffic Signal Detail	11/27/06	0		Addendum No. 1 (New Sheet)
H-22	Traffic Signal Detail	11/27/06	0		Addendum No. 1 (New Sheet)
H-23	Traffic Signal Detail	11/27/06	0		Addendum No. 1 (New Sheet)
H-24	Traffic Signal Detail	11/27/06	0		Addendum No. 1 (New Sheet)

Current Contract Document Log

William A. Berry & Son, Inc.	Date: 2/20/2006

05-411-0 DS Bio-Med:Landmark @ Eastview

Number	Title	Date	Revision	Sketch	Comments
Civil
H-25	Traffic Signal Detail	11/27/06	0		Addendum No. 1 (New Sheet)
H-26	Traffic Signal Detail	11/27/06	0		Addendum No. 1 (New Sheet)
H-27	Traffic Signal Detail	11/27/06	0		Addendum No. 1 (New Sheet)
S-1	Overall Site Development Plan	11/13/06	0		Construction Documents
LB-1	Landbank Parking Site Plan	11/13/06	0		Construction Documents
SCS	Site Cover Sheet	12/8/06	1		Addendum No. 1 (Issued for Bid)
SP	Abbreviations, Notes, Legends & Tables	11/13/06	0		Construction Documents
SP-1	Layout & Striping Plan	11/13/06	2		Construction Documents
SP-2	Layout & Striping Plan	11/13/06	2		Construction Documents
SP-3	Layout & Striping Plan	12/8/06	3		Addendum No. 1
SP-4	Layout & Striping Plan	11/13/06	2		Construction Documents
SP-5	Grading Plan	11/13/06	2		Construction Documents
SP-6	Grading Plan	11/13/06	2		Construction Documents
SP-7	Grading Plan	11/13/06	2		Construction Documents
SP-8	Grading Plan	11/13/06	2		Construction Documents
SP-9	Utilities Plan	12/8/06	3		Addendum No. 1
SP-10	Utilities Plan	11/13/06	2		Construction Documents
SP-11	Utilities Plan	11/13/06	2		Construction Documents
SP-12	Utilities Plan	12/8/06	3		Addendum No. 1
SP-13	Landscaping Plan	11/13/06	2		Construction Documents
SP-14	Landscaping Plan	11/13/06	2		Construction Documents
SP-15	Landscaping Plan	11/13/06	2		Construction Documents
SP-16	Landscaping Plan	11/13/06	2		Construction Documents
SP-17	Sediment & Erosion Control Plan	11/13/06	2		Construction Documents

Current Contract Document Log

William A. Berry & Son, Inc.	Date: 2/20/2006

05-411-0 DS Bio-Med:Landmark @ Eastview

Number	Title	Date	Revision	Sketch	Comments
Civil
SP-18	Sediment & Erosion Control Plan	11/13/06	2		Construction Documents
SP-19	Sediment & Erosion Control Plan	11/13/06	2		Construction Documents
SP-20	Sediment & Erosion Control Plan	11/13/06	2		Construction Documents
SP-21	Site Lighting Plan	11/13/06	2		Construction Documents
SP-22	Site Lighting Plan	11/13/06	2		Construction Documents
SP-23	Site Lighting Plan	11/13/06	2		Construction Documents
SP-24	Site Lighting Plan	11/13/06	2		Construction Documents
SP-25	Details	11/13/06	2		Construction Documents
SP-26	Details	11/13/06	2		Construction Documents
SP-27	Details	11/13/06	2		Construction Documents
SP-28	Details	11/13/06	2		Construction Documents
SP-29	Details	11/13/06	2		Construction Documents
SP-30	Details	11/13/06	2		Construction Documents
SP-31	Details	11/13/06	2		Construction Documents
SP-32	Details	11/13/06	2		Construction Documents
SP-33	Meter Pit Plan	11/13/06	1		Construction Documents
TP	Tree Preservation Plan Abbreviations, Notes, Legends & Tables	11/13/06	2		Construction Documents
TP-1	Tree Preservation Plan	11/13/06	2		Construction Documents
TP-2	Tree Preservation Plan	11/13/06	2		Construction Documents
TP-3	Tree Preservation Plan	11/13/06	2		Construction Documents
TP-4	Tree Preservation Plan	11/13/06	2		Construction Documents
Structural
S0.01	General Notes	11/10/06			Construction Documents
S1.01	Building A Basement & Foundation Plan	11/10/06			Construction Documents

Current Contract Document Log

William A. Berry & Son, Inc.	Date: 2/20/2006

05-411-0 DS Bio-Med:Landmark @ Eastview

Number	Title	Date	Revision	Sketch	Comments
Structural
S1.02	Building A First Floor & Foundation Plan	11/10/06			Construction Documents
S1.03	Building A Second Floor Framing Plan	11/10/06			Construction Documents
S1.04	Building A Third Floor Framing Plan	11/10/06			Construction Documents
S1.05A	Building A Roof Framing Plan	11/10/06			Construction Documents
S1.05	Building A Penthouse & Low Roof Framing Plan	11/10/06			Construction Documents
S1.06	Building B Basement & Foundation Plan	11/10/06			Construction Documents
S1.07	Building B First Floor & Foundation Plan	11/10/06			Construction Documents
S1.08	Building B Second Floor Framing Plan	11/10/06			Construction Documents
S1.09	Building B Third Floor Framing Plan	11/10/06			Construction Documents
S1.10A	Building B Roof Framing Plan	11/10/06			Construction Documents
S1.10	Building B Penthouse & Low Roof Framing Plan	11/10/06			Construction Documents
S1.11	Building C First Floor & Foundation Plan	11/10/06			Construction Documents
S1.12	Building C Second Floor Framing Plans	11/10/06			Construction Documents
S1.13	Building C Third Floor Framing Plan	11/10/06			Construction Documents
S1.14	Building C Penthouse & Low Roof Framing Plan	11/10/06			Construction Documents
S1.15	Building C Roof Framing Plan	11/10/06			Construction Documents
S3.01	Column Schedule & Baseplate Details	11/10/06			Construction Documents
S3.02	Lateral Frame Elevations I	11/10/06			Construction Documents
S3.03	Lateral Frame Elevations II	11/10/06			Construction Documents
S4.01	Typical Concrete Details I	11/10/06			Construction Documents
S4.02	Typical Concrete Details II	11/10/06			Construction Documents
S4.03	Typical Concrete Details III	11/10/06			Construction Documents
S4.04	Typical Concrete Details IV	11/10/06			Construction Documents
S4.05	Typical Concrete Details V	11/10/06			Construction Documents

Current Contract Document Log

William A. Berry & Son, Inc.	Date: 2/20/2006

05-411-0 DS Bio-Med:Landmark @ Eastview

Number	Title	Date	Revision	Sketch	Comments
Structural
S5.01	Typical Steel Details I	11/10/06			Construction Documents
S5.02	Typical Steel Details II	11/10/06			Construction Documents
S5.03	Typical Steel Details III	11/10/06			Construction Documents
S5.04	Typical Steel Details IV	11/10/06			Construction Documents
S5.05	Typical Steel Details V	11/10/06			Construction Documents
S6.01	Building A Sections and Details I	11/10/06			Construction Documents
S6.02	Building A Sections and Details II	11/10/06			Construction Documents
S6.03	Buildings B & C Sections and Details	12/8/06	1		Addendum No. 1
Architectural
A0.00	General Notes & Drawing Index	12/8/06			Addendum No. 1
A0.01	Site Plan	11/10/06			Construction Documents
A0.02	Building A - Life Safety	11/10/06			Construction Documents
A0.03	Building B - Life Safety	11/10/06			Construction Documents
A0.04	Building C - Life Safety	11/10/06			Construction Documents
A1.01	Building A - Basement Plan	12/8/06	1		Addendum No. 1
A1.02	Building A - First Floor Plan	12/8/06	1		Addendum No. 1
A1.03	Building A - Second Floor Plan	12/8/06	1		Addendum No. 1
A1.04	Building A - Third Floor Plan	11/10/06			Construction Documents
A1.05	Building A - Penthouse Plan & Roof Plan	12/8/06	1		Addendum No. 1
A1.06	Building B - Basement Plan	12/8/06	1		Addendum No. 1
A1.07	Building B - First Floor Plan	12/8/06			Addendum No. 1
A1.08	Building B - Second Floor Plan	12/8/06	1		Addendum No. 1
A1.09	Building B - Third Floor Plan	11/10/06			Construction Documents
A1.10	Building B - Penthouse Plan & Roof Plan	12/8/06	1		Addendum No. 1

Current Contract Document Log

William A. Berry & Son, Inc.	Date: 2/20/2006

05-411-0 DS Bio-Med:Landmark @ Eastview

Number	Title	Date	Revision	Sketch	Comments
Architectural
A1.11	Building C - First Floor Plan	12/8/06	1		Addendum No. 1
A1.12	Building C - Second Floor Plan	12/8/06	1		Addendum No. 1
A1.13	Building C - Third Floor Plan	11/10/06			Construction Documents
A1.14	Building C - Penthouse Plan	11/10/06			Construction Documents
A1.15	Building C - Roof Plan	11/10/06			Construction Documents
A3.01	Building Elevations	11/10/06			Construction Documents
A3.02	Building Elevations	11/10/06			Construction Documents
A3.04	3D Model - Axonometric View	11/10/06			Construction Documents
A3.11	Building Sections	11/10/06			Construction Documents
A3.12	Building Sections	11/10/06			Construction Documents
A4.01	Building A & B Partial Elevations, Plans & Wall Sections	11/10/06			Construction Documents
A4.02	Building A & B Partial Elevations, Plans & Wall Sections	11/10/06			Construction Documents
A4.03	Building A & B Partial Elevations, Plans & Wall Sections	11/10/06			Construction Documents
A4.04	Building A & B Partial Elevations, Plans & Wall Sections	11/10/06			Construction Documents
A4.05	Building A & B Partial Elevations, Plans & Wall Sections	11/10/06			Construction Documents
A4.06	Building C Partial Elevations, Plans & Wall Sections	11/10/06			Construction Documents
A4.07	Building C Partial Elevations, Plans & Wall Sections	11/10/06			Construction Documents
A4.08	Building C Partial Elevations, Plans & Wall Sections	11/10/06			Construction Documents
A4.09	Building C Partial Elevations, Plans & Wall Sections	11/10/06			Construction Documents
A4.11	Plan Details	11/10/06			Construction Documents
A4.21	Section Details	11/10/06			Construction Documents
A4.22	Section Details	11/10/06			Construction Documents
A4.23	Section Details	11/10/06			Construction Documents
A4.24	Section Details	11/10/06			Construction Documents

Current Contract Document Log

William A. Berry & Son, Inc.	Date: 2/20/2006

05-411-0 DS Bio-Med:Landmark @ Eastview

Number	Title	Date	Revision	Sketch	Comments
Architectural
A4.31	Bridge 1 & 2 - Plan/RCP/Section/Elevation & Details	12/8/06	1		Addendum No. 1
A5.01	Building A & B Stair #1 - Pans & Section	11/10/06			Construction Documents
A5.02	Building A & B Stair #2 - Plans & Section	11/10/06			Construction Documents
A5.03	Building A & B Stair #3 - Plans & Sections	11/10/06			Construction Documents
A5.04	Building C Stair #1 - Plans & Section	11/10/06			Construction Documents
A5.05	Building C Stair #2 - Plans & Section	11/10/06			Construction Documents
A5.06	Building C Stair #3 - Plans & Section	11/10/06			Construction Documents
A5.21	Stair Details	11/10/06			Construction Documents
A5.31	Building A & B - Passenger Elevator Plans/Sections	11/10/06			Construction Documents
A5.32	Building A & B - Sevice Elevator Plans/Sections	11/10/06			Construction Documents
A5.33	Building C - Passenger Elevator Plans/Sections	11/10/06			Construction Documents
A5.34	Building C - Service Elevator Plans/Sections	11/10/06			Construction Documents
A5.51	Elevator Details	11/10/06			Construction Documents
A7.01	Door Schedule, Details & Partition Types	11/10/06			Construction Documents
D1.01	Existing Spine Building Demolition	11/10/06			Construction Documents
CS	Cover Sheet	12/8/06			Addendum No. 1
Fire Protection
FP0.01	Fire Protection Legend & Notes	12/8/06	1		Addendum No. 1
FP0.02	Fire Protection Details	11/10/06			Construction Documents
FP1.01	Fire Protection Building A - Basement Plan	11/10/06			Construction Documents
FP1.02	Fire Protection Building A - First Floor Plan	12/8/06	1		Addendum No. 1
FP1.03	Fire Protection Building A - Second Floor Plan	11/10/06			Construction Documents
FP1.04	Fire Protection Building A - Third Floor Plan	11/10/06			Construction Documents
FP1.05	Fire Protection Building A - Penthouse Plan	12/8/06	1		Addendum No. 1

Current Contract Document Log

William A. Berry & Son, Inc.	Date: 2/20/2006

05-411-0 DS Bio-Med:Landmark @ Eastview

Number	Title	Date	Revision	Sketch	Comments
Fire Protection
FP1.06	Fire Protection Building B - Basement Plan	11/10/06			Construction Documents
FP1.07	Fire Protection Building B - First Floor Plan	12/8/06	1		Addendum No. 1
FP1.08	Fire Protection Building B - Second Floor Plan	11/10/06			Construction Documents
FP1.09	Fire Protection Buildign B - Third Floor Plan	11/10/06			Construction Documents
FP1.10	Fire Protection Building Penthouse Plan	12/8/06	1		Addendum No. 1
FP1.11	Fire Protection Building C - First Floor Plan	12/8/06	1		Addendum No. 1
FP1.12	Fire Protection Building C - Second Floor Plan	11/10/06			Construction Documents
FP1.13	Fire Protection Building C - Third Floor Plan	11/10/06			Construction Documents
FP1.14	Fire Protection Building C - Penthouse Plan	11/10/06			Construction Documents
Plumbing
P0.01	Plumbing Legend	11/10/06			Construction Documents
P0.02	Plumbing Schedule, Notes & Details	12/8/06	1		Addendum No. 1
P0.03	Plumbing Details	11/10/06			Construction Documents
P1.01U	Plumbing Building A - Underground Plan	11/10/06			Construction Documents
P1.01	Plumbing Building A - Basement Floor Plan	12/8/06	1		Addendum No. 1
P1.02	Plumbing Building A - First Floor Plan	12/8/06	1		Addendum No. 1
P1.03	Plumbing Building A - Second Floor Plan	12/8/06	1		Addendum No. 1
P1.04	Plumbing Building A - Third Floor Plan	12/8/06	1		Addendum No. 1
P1.05	Plumbing Building A - Penthouse Plan	11/10/06			Construction Documents
P1.06U	Plumbing Building B - Underground Plan	11/10/06			Construction Documents
P1.06	Plumbing Building B - Basement Plan	12/8/06	1		Addendum No. 1
P1.07	Plumbing Building B - First Floor Plan	12/8/06	1		Addendum No. 1
P1.08	Plumbing Building B - Second Floor Plan	12/8/06	1		Addendum No. 1
P1.09	Plumbing Building B - Third Floor Plan	12/8/06	1		Addendum No. 1

Current Contract Document Log

William A. Berry & Son, Inc.	Date: 2/20/2006

05-411-0 DS Bio-Med:Landmark @ Eastview

Number	Title	Date	Revision	Sketch	Comments
Plumbing
P1.10	Plumbing Building B - Penthouse Plan	11/10/06			Construction Documents
P1.11U	Plumbing Building C - Underground Plan	12/8/06	1		Addendum No. 1
P1.11	Plumbing Building C - First Floor Plan	12/8/06	1		Addendum No. 1
P1.12	Plumbing Building C - Second Floor Plan	11/10/06			Construction Documents
P1.13	Plumbing Building C - Third Floor Plan	11/10/06			Construction Documents
P1.14	Plumbing Building C - Penthouse Plan	12/8/06	1		Addendum No. 1
P1.15	Plumbing Building C - Roof Plan	11/10/06			Construction Documents
P1.16	Plumbing Site Plan	12/8/06	1		Addendum No. 1
HVAC
H0.01	HVAC Schedules	12/8/06	1		Addendum No. 1
H1.01	HVAC Building A - Basement Floor Plan	11/10/06			Construction Documents
H1.02	HVAC Building A - First Floor Plan	11/10/06			Construction Documents
H1.03	HVAC Building A - Second Floor Plan	11/10/06			Construction Documents
H1.04	HVAC Building A - Third Floor Plan	11/10/06			Construction Documents
H1.05	HVAC Building A - Penthouse & Roof Plan	12/8/06	1		Addendum No. 1
H1.06	HVAC Building B - Basement Floor Plan	11/10/06			Construction Documents
H1.07	HVAC Building B - First Floor Plan	11/10/06			Construction Documents
H1.08	HVAC Building B - Second Floor Plan	11/10/06			Construction Documents
H1.09	HVAC Building B - Third Floor Plan	11/10/06			Construction Documents
H1.10	HVAC Building B - Penthouse & Roof Plan	11/10/06			Construction Documents
H1.11	HVAC Building C - First Floor Plan	11/10/06			Construction Documents
H1.12	HVAC Building C - Second Floor Plan	11/10/06			Construction Documents
H1.13	HVAC Building C - Third Floor Plan	11/10/06			Construction Documents
H1.14	HVAC Building C - Penthouse Plan	11/10/06			Construction Documents

Current Contract Document Log

William A. Berry & Son, Inc.	Date: 2/20/2006

05-411-0 DS Bio-Med:Landmark @ Eastview

Number	Title	Date	Revision	Sketch	Comments
HVAC
H1.15	HVAC Building C - Roof Plan	11/10/06			Construction Documents
Electrical
E0.01	Electrical Symbols & Legend	12/8/06	1		Addendum No. 1
E0.02	Electrical Site PowerPlan	12/8/06	1		Addendum No. 1
E0.03	Electrical Site Lighting Plan	12/8/06	1		Addendum No. 1
E1.00	Electrical Buildings A-LTG, PWR & Fire Alarm	11/10/06			Construction Documents
E1.01	Electrical Building A - Basement Lighting, Power & Fire Alarm Plan	12/8/06	1		Addendum No. 1
E1.02	Electrial Building A - 1st Floor Lighting, Power & Fire Alarm Plan	12/8/06	1		Addendum No. 1
E1.03	Electrical Building A - 2nd Floor Lighting, Power & Fire Alarm Plan	12/8/06	1		Addendum No. 1
E1.04	Electrical Building A - 3rd Floor Lighting, Power & Fire Alarm Plan	12/8/06	1		Addendum No. 1
E1.05	Electrical Building A - Penthouse Lighting, Power & Fire Alarm Plan	12/8/06	1		Addendum No. 1
E1.06	Electrical Building B - Basement Lighting, Power & Fire Alarm Plan	12/8/06	1		Addendum No. 1
E1.07	Electrical Building B - 1st Floor Lighting, Power & Fire Alarm Plan	12/8/06	1		Addendum No. 1
E1.08	Electrical Building B - 2nd Floor Lighting, Power & Fire Alarm Plan	12/8/06	1		Addendum No. 1
E1.09	Electrical Building B - 3rd Floor Lighting, Power & Fire Alarm Plan	12/8/06	1		Addendum No. 1
E1.10	Electrical Building B - Penthouse Lighting, Power & Fire Alarm Plan	12/8/06	1		Addendum No. 1
E1.11	Electrical Building C - 1st Floor Lighting, Power & Fire Alarm Plan	12/8/06	1		Addendum No. 1

Current Contract Document Log

William A. Berry & Son, Inc.	Date: 2/20/2006

05-411-0 DS Bio-Med:Landmark @ Eastview

Number	Title	Date	Revision	Sketch	Comments
Electrical
E1.12	Electrical Building C - 2nd Floor Lighting, Power & Fire Alarm Plan	12/8/06	1		Addendum No. 1
E1.13	Electrical Building C - 3rd Floor Lighting, Power & Fire Alarm Plan	12/8/06	1		Addendum No. 1
E1.14	Electrical Building C - Penthouse Lighting, Power & Fire Alarm Plan	12/8/06	1		Addendum No. 1
E1.15	Electrical Building C - Roof Lighting and Power Plan	12/8/06	1		Addendum No. 1
E2.21	Electrical Buildings A & B - Part Plans	12/8/06	1		Addendum No. 1
E2.22	Electrical Building C - Part Plans	12/8/06	1		Addendum No. 1
E4.00	Electrical One-Line Diagram	12/8/06	1		Addendum No. 1
E4.01	Electrical Power Riser Diagram	12/8/06	1		Addendum No. 1
E4.02	Electrical Fire Alarm & Grounding Riser Diagrams Building A, B & C	11/10/06			Construction Documents
E5.00	Electrical Schedules	12/8/06	1		Addendum No. 1
E5.01	Electrical Schedules	12/8/06	1		Addendum No. 1
E5.02	Electrical Schedules	12/8/06	1		Addendum No.1
E6.00	Electrical Details	11/10/06			Construction Documents
Specifications
00000	Steel Pipe Piles or Steel H-Piles	11/10/06			Construction Documents
00330	Existing Conditions	11/10/06			Construction Documents
00840	Insurance Requirments	11/10/06			Construction Documents
00880	Computer File Transmittal Agreement	11/10/06			Construction Documents
00938	Requests for Information	11/10/06			Construction Documents
01100	Summary	11/10/06			Construction Documents
01116	Engineering By Contractor	11/10/06			Construction Documents
01150	Air Quality	11/10/06			Construction Documents

Current Contract Document Log

William A. Berry & Son, Inc.	Date: 2/20/2006

05-411-0 DS Bio-Med:Landmark @ Eastview

Number	Title	Date	Revision	Sketch	Comments
Specifications
01200	Price and Payment Procedures	11/10/06			Construction Documents
01230	Alternates	11/10/06			Construction Documents
01300	Administrative Requirements	11/10/06			Construction Documents
01330	Submittal Procedures	11/10/06			Construction Documents
01360	Safety	11/10/06			Construction Documents
01400	Quality Requirements	11/10/06			Construction Documents
01452	In Place Samples	11/10/06			Construction Documents
01465	Field Testing of Exterior Wall Assemblies	11/10/06			Construction Documents
01480	Remedial Work to Correct Errors	11/10/06			Construction Documents
01500	Temporary Facilities and Controls	11/10/06			Construction Documents
01600	Product Requirements	11/10/06			Construction Documents
01700	Execution Requirements	11/10/06			Construction Documents
01733	Cutting Requirements	11/10/06			Construction Documents
01738	Owner Furnished Item Requirements	11/10/06			Construction Documents
01784	Warranties	11/10/06			Construction Documents
02000	Site Work	11/28/06			Construction Documents
03001	Concrete Work	11/10/06			Construction Documents
03330	Architectural Concrete	11/10/06			Construction Documents
03353	Interior Concrete Sealing	11/10/06			Construction Documents
03600	Grout	11/10/06			Construction Documents
04065	Masonry, Mortar and Grout	11/10/06			Construction Documents
04080	Masonry Anchors and Reinforcing	11/10/06			Construction Documents
04230	Reinforced Unit Masonry	11/10/06			Construction Documents
04405	Exterior Stone	11/10/06			Construction Documents

Current Contract Document Log

William A. Berry & Son, Inc.	Date: 2/20/2006

05-411-0 DS Bio-Med:Landmark @ Eastview

Number	Title	Date	Revision	Sketch	Comments
Specifications
04810	Unit Masonry Assemblies	11/10/06			Construction Documents
05080	Factory Applied Metal Coilings	11/10/06			Construction Documents
05085	Hot Dip Galvanizing	11/10/06			Construction Documents
05092	Welding Metals	11/10/06			Construction Documents
05120	Structural Steel	11/10/06			Construction Documents
05300	Metal Decking	11/10/06			Construction Documents
05405	Structural Light Gage Framing	11/10/06			Construction Documents
05502	Miscellaneous Metal Fabricator	11/10/06			Construction Documents
05505	Steel Lintels	11/10/06			Construction Documents
05508	Steel Pipe Bollards	11/10/06			Construction Documents
05512	Steel Stairs	11/10/06			Construction Documents
05513	Alternating Tread Stair	11/10/06			Construction Documents
05515	Ladders	11/10/06			Construction Documents
05522	Steel Railings	11/10/06			Construction Documents
05530	Gratings	12/8/06			Addendum No. 1
05592	Elevator Metals	11/10/06			Construction Documents
05595	Edge Angles	11/10/06			Construction Documents
05733	Floor Grilles	12/8/06			Addendum No. 1
05763	Ornamental Grilles	11/10/06			Construction Documents
05810	Expansion Joint Cover Assemblies	11/10/06			Construction Documents
06062	Interior Wood Types	11/10/06			Construction Documents
06082	Shop Finishes For Interior Wood	11/10/06			Construction Documents
06105	Wood Blocking	11/10/06			Construction Documents
07112	Liquid Applied Dampproofing	11/10/06			Construction Documents

Current Contract Document Log

William A. Berry & Son, Inc.	Date: 2/20/2006

05-411-0 DS Bio-Med:Landmark @ Eastview

Number	Title	Date	Revision	Sketch	Comments
Specifications
07130	Sheet Waterproofing	12/8/06			Addendum No. 1
07162	Cementitious Waterproofing	11/10/06			Construction Documents
07210	Building Insulation	11/10/06			Construction Documents
07270	Air Barrier System	11/10/06			Construction Documents
07415	Roof Vision Screen	11/10/06			Construction Documents
07432	Aluminum Composite Panels	11/10/06			Construction Documents
07480	Exterior Wall Assemblies	11/10/06			Construction Documents
07535	Single Ply Roof Systems	11/10/06			Construction Documents
07652	Flashing Built into Walls	11/10/06			Construction Documents
07715	Manufactured Roof Edges	11/10/06			Construction Documents
07722	Roof Access Hatch	11/10/06			Construction Documents
07723	Ventilation Penthouse	11/10/06			Construction Documents
07842	Fire Stops and Smoke Stops	11/10/06			Construction Documents
07912	Compressible Fillers	11/10/06			Construction Documents
07915	Exterior Expansion Joints	11/10/06			Addendum No. 1
07922	Joint Sealers	11/10/06			Construction Documents
08110	Steel Doors and Frames	11/10/06			Construction Documents
08212	Flush Wood Doors	11/10/06			Construction Documents
08310	Access Doors and Panels	11/10/06			Construction Documents
08332	Overhead Coiling Door	12/8/06			Addendum No. 1
08405	Aluminum Entrances	11/10/06			Construction Documents
08710	Door Hardware	12/8/06			Addendum No. 1
08812	Interior Glass	11/10/06			Construction Documents
08813	Exterior Glass	11/10/06			Construction Documents

Current Contract Document Log

William A. Berry & Son, Inc.	Date: 2/20/2006

05-411-0 DS Bio-Med:Landmark @ Eastview

Number	Title	Date	Revision	Sketch	Comments
Specifications
08830	Mirrors	11/10/06			Construction Documents
08910	Metal Framed Curtain Wall	11/10/06			Construction Documents
09105	Inteior Light Gage Steel Frame	11/10/06			Construction Documents
09106	Framing for Interior Ceilings	11/10/06			Construction Documents
09108	Metal Blocking	11/10/06			Construction Documents
09252	Gypsum Board	11/10/06			Construction Documents
09253	Gypsum Sheathing	11/10/06			Construction Documents
09263	Gypsum Shaft Wall	11/10/06			Construction Documents
09603	Requirements of New Sub-Floors	11/10/06			Construction Documents
09605	Finish Floor Transitions	11/10/06			Construction Documents
09750	Interior Stone Facing	11/10/06			Construction Documents
09822	Acoustical Insulaiton	11/10/06			Construction Documents
09825	Acoustical Seals	11/10/06			Construction Documents
09910	Painting	11/10/06			Construction Documents
10210	Wall Louvers	11/10/06			Construction Documents
10260	Wall and Corner Guards	11/10/06			Construction Documents
10522	Fire Extinguishers	11/10/06			Construction Documents
11010	Maintenance Equipment	11/10/06			Construction Documents
11160	Loading Dock Equipment	11/10/06			Construction Documents
12482	Entrance Mats	11/10/06			Construction Documents
14240	Hydraulic Elevator	11/10/06			Construction Documents
15050	Basic Mechanical Materials and Methods	11/10/06			Construction Documents
15055	Through-Penetration Firestop Systems	11/10/06			Construction Documents
15060	Hangers and Supports	11/10/06			Construction Documents

Current Contract Document Log

William A. Berry & Son, Inc.	Date: 2/20/2006

05-411-0 DS Bio-Med:Landmark @ Eastview

Number	Title	Date	Revision	Sketch	Comments
Specifications
15081	Duct Insulation	11/10/06			Construction Documents
15083	HVAC Piping Insulation	11/10/06			Construction Documents
15105	HVAC Piping and Joints	11/10/06			Construction Documents
15170	Motors and Controllers	11/10/06			Construction Documents
15241	Mechanical Vibration Controls and Seismic Restraints	11/10/06			Construction Documents
15300	Fire Protection	11/10/06			Construction Documents
15410	Plumbing Valves	11/10/06			Construction Documents
15420	Plumbing Distribution Piping	11/10/06			Construction Documents
15430	Drainage and Vent Piping	11/10/06			Construction Documents
15440	Plumbing Specialties	11/10/06			Construction Documents
15460	Plumbing Equipment	11/10/06			Construction Documents
15762	Terminal Heat Transfer Units	11/10/06			Construction Documents
15782	DX-Split System	11/10/06			Construction Documents
15815	Sheet Metal Work and Accessories	11/10/06			Construction Documents
15818	Roof Accessories	11/10/06			Construction Documents
15850	Fans and Accessories	11/10/06			Construction Documents
15855	Registers, Grilles and Diffusers	11/10/06			Construction Documents
15990	Testing, Adjusting and Balancing	11/10/06			Construction Documents
16010	Electrical Special Conditions	11/10/06			Construction Documents
16050	Basic Materials and Methods	11/10/06			Construction Documents
16065	Lightning Protection System	11/10/06			Construction Documents
16070	Electrical Seismic Restraints	11/10/06			Construction Documents
16075	Electrical Vibration Controls	11/10/06			Construction Documents
16080	Electrical Acceptance Tests	11/10/06			Construction Documents

Current Contract Document Log

William A. Berry & Son, Inc.	Date: 2/20/2006

05-411-0 DS Bio-Med:Landmark @ Eastview

Number	Title	Date	Revision	Sketch	Comments
Specifications
16100	Wiring Methods	11/10/06			Construction Documents
16360	Secondary Unit Substations	11/10/06			Construction Documents
16410	Low Voltage Distribution	11/10/06			Construction Documents
16425	Power System Studies	11/10/06			Construction Documents
16480	Transient Voltage Surge Suppression	11/10/06			Construction Documents
16500	Lighting Fixtures	11/10/06			Construction Documents
16725	Fire Alarm System	11/10/06			Construction Documents

EXHIBIT J-1
EXCEPTIONS TO LANDLORD’S PLANS AND SPECIFICATIONS (AS OF THE EXECUTION DATE)
Open Design Issues
Based on review of the construction documents prepared by Tsoi / Kobus and Associates dated December 8, 2006, Tenant identified specific design issues that are not yet resolved or included in the current drawings and which need to be resolved, collectively (the “Design Exceptions”).
Landlord has agreed to the following design changes to the Base Buildings requested by Tenant. The changes will be incorporated into the plans and specifications at a later date.
1.	Delete interior stair A3 at grid line AA in Building A and stair B3 in building B at grid line BB. The plan presented by BMR noted as Sketch 2 & 3, dated November 21, 2006..

2.	Downsize Building A & B penthouse electrical room as shown in sketch 4 (Bldg. A) dated November 21, 2006 and sketch 4 (Bldg. B) dated November 21, 2006.

3.	Modify the elevations of the building A & B to accommodate a change in the glazing as shown in the sketches prepared by Tsoi Kobus and specifically noted as Option 1 dated November 21, 2006.

4.	The following locations shall be modified to a moment frame structure in lieu of brace frame,

– Building A; Grid; AB, AD, A10, A6, A2

– Building B; Grid; BB, BD, B10, B6, B2

5.	Tenant requests the freight elevators in Building A and B be changed to accommodate an elevator similar to the current freight elevator on G-Level in the existing 777 building. The freight elevator should be of the class C1 type with a min capacity of 15,000lbs. The freight elevator car should be 8’ wide X 9’ high X 12’ deep and have a full width bi-parting door.

6.	Tenant requests that the Loading dock design should accommodate truck berths that are recessed 3’ into building structure to allow for covered loading and unloading for building, Tenant also requires 2 additional dock leveler on the building A loading dock. The 3 levelers in Building A and the 1 leveler

J-1-1

in Building B should be similar to the Rite-Hite HJ-3200 Jumbo full access dock leveler (8’ 6”W X 10’L).

7.	Tenant requests that the passenger elevators in Building A & B are changed to an elevator similar in size and capacity to the ThyssenKrupp Continental 45 with a 4’ X 7’ door opening, and a car dimension of 5’ 8”w X 7’ 9”d X 8’h.

8.	Tenant requests the following door changes;
1.	Basement stair doors A1-00A and B1-00A change from 3’ X 9’ to 3’ 6” X 9’

2.	Basement mechanical room doors A001 and B001 change from 3’ X 9’ to a double door with a 6’ X 9’ opening

3.	basement mechanical space doors A002/A003/A004 and B002/B003/B004 change from a 6’ X 7’ opening to an 8’ X 9’ opening

4.	1ST floor elevator machine room doors A103 and B102 change from 3’ X 9’ to 3’ 6” X 9’

5.	1st floor loading dock doors ALD01E and BLD01E change from 6’ X 7’ to 8’ X 9’

6.	Loading dock roll-up doors ALD01A, BLD01A, ALD01B, BLD01B, and ALD01C change from 8’ X 10’ 8” to 12’ X 14’ 2”

7.	Loading dock doors ALD02 and CLD-01 change from 3’ X 7’ to 4’ X 8’5

8.	1st floor corridor door A113C change from 6’ X 7’ to 8’ X 9’

9.	Stair doors A101A, A101B, A102A, A103A, and A104A change from 3’ X 9’ to 3’ 6” X 9’

10.	Penthouse doors A401, A402, A403, and A406 change from 6’ X 7’ to 6’ X 9’

11.	Penthouse doors A404 and A405 change from 3’ X 9’ to 3’ 6” X 9’
9.	Tenant requests that the water room in Building A and B get relocated from the loading dock area to the basement area. Tenant to provide option for approval.

10.	Tenant requires a ramp from the Building A dock to grade level for loading/unloading and fork lift use. An option could be to replace the stair with a ramp, or we combine the ramp and walkway from the Building A dock to the Spine Building, making one 9’ 6” wide ramp and removing the 2’ wall & 6’ 1” ramp. Tenant would then require an 8’ X 10’ roll-up door at the end of the proposed ramp for loading/unloading and fork lift use.

11.	Tenant requires a location for the centralized LN2 and CO2 storage tanks at the A and B Building. Tenant to coordinate with Landlord as to an appropriate location and Tenant will be obligated to obtain all permits and approvals required for installation of the storage tanks.

J-1-2

12.	Tenant requires a location for an emergency generator at the A and B Buildings. Tenant to coordinate with Landlord as to an appropriate location and Tenant will be obligated to obtain all permits and approvals required for installation of the generators.

13.	Tenant wishes to modify the current entry design to accommodate a larger canopy and to add both wall and monument signs. Tenant will submit design options for both the larger canopy and signage for consideration and approval by Landlord. Tenant will be obligated to obtain all permits and approvals required for construction of the larger canopy and signage.

14.	Tenant requires the installation of two (2) 4” conduits from the minimum point of entry in Building A to the minimum point of entry in Building B for use by Tenants security and telecom providers.

J-1-3

EXHIBIT K
LETTER OF CREDIT
[On letterhead or L/C letterhead of Issuer.]
LETTER OF CREDIT
DEC 19, 2006
BENEFICIARY:
BMR – Landmark at Eastview, LLC
17140 Bernardo Center Drive, Suite 222
San Diego, CA 92128
APPLICANT:
Regeneron Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, NY 10591-6707
L/C. No.:
Ladies and Gentlemen:
We establish in favor of Beneficiary our irrevocable and (except as provided herein) unconditional Letter of Credit numbered as identified above (the “L/C”) for an aggregate amount of USD1,600,000.00, expiring with our close of business on December 14, 2007 or, if such day is not a Banking Day, then the next succeeding Banking Day (such date, as extended from time to time, the “Expiry Date”). “Banking Day” means any day other than a Saturday, Sunday or a day on which banking institutions in the state of New York are authorized or required by law to close.
     We authorize Beneficiary to draw on us (the “Issuer”) for the account of Regeneron Pharmaceuticals, Inc. (the “Account Party”), under the terms and conditions of this L/C.
     Funds under this L/C are available by presenting the following documentation (the “Drawing Documentation”): (a) the original L/C and (b) a Beneficiary’s Sight Draft in the form of Exhibit A and the Beneficiary’s Statement in the form of Exhibit B, with blanks filled in and bracketed items provided as appropriate. No other evidence of authority, certificate, or documentation is required.
     Drawing Documentation must be presented at Issuer’s office at JPMorgan Chase Bank, N.A., C/O JPMorgan Treasury Services, Attention: Standby Letter of Credit Department, 10420 Highland Manor Drive, 4th Floor, Tampa, Florida 33610 on or before the Expiry Date by personal presentation, courier or messenger service, or fax to fax number (813) 432-5161. To the extent a presentation is made by fax transmission, and to ensure timely payment, you must provide telephone notification therof to us at (800) 634-1969 Option 1 or (813) 432-6339, prior to or simultaneously with the sending of such fax transmission. Issuer will on request issue a receipt for Drawing Documentation. When presenting by fax, the original Letter of Credit is not required.
     We agree, irrevocably, and irrespective of any claim by any other person, to honor drafts drawn under and in conformity with this L/C, within the maximum amount of this L/C, presented to us on or before the Expiry Date, provided we also receive (on or before the Expiry Date) any other Drawing Documentation this L/C requires.
     We will duly honor this L/C upon our receipt of the Drawing Documentation under and in compliance with the terms and conditions of this Letter of Credit by payment to Beneficiary by wire transfer to an account designated by Beneficiary.
     Except as otherwise stated in this Letter of Credit, our undertaking in this Letter of Credit is not subject to any condition or qualification. Our obligation under this Letter of Credit shall be our individual obligation in no way contingent upon reimbursement with respect thereto.
     If Beneficiary presents proper Drawing Documentation to us on or before the Expiry Date, then we shall pay under this L/C at or before the following time (the “Payment Deadline”): (a) if presentment is made at or before noon of any Banking Day, then the close of such Banking Day; and (b) otherwise, the close of the next Banking Day. We waive any right to delay payment beyond the Payment Deadline, excluding solely an effective written order issued by a court of competent jurisdiction which order is legally binding upon us and specifically orders us not to make such payment and notwithstanding anything to the contrary in any law, custom or practice. If we determine that Drawing Documentation is not proper, then we shall so advise Beneficiary in writing, specifying all grounds for our determination, within three Banking Day after the Payment Deadline.
     Partial drawings are permitted. This L/C shall, except to the extent reduced thereby, survive any partial drawings.
     We shall have no duty or right to inquire into the validity of or basis for any draw under this L/C or any Drawing Documentation.
     The Expiry Date shall automatically be extended without amendment by one year (but never beyond January 31, 2024 the “Outside Date”) unless, on or before the date 90 days before any Expiry Date, we have sent Beneficiary notice that the Expiry Date shall not be so extended (a “Nonextension Notice”). We shall promptly upon request confirm any extension of the Expiry Date under the preceding sentence in writing, but such notice is not required for the extension to be effective. We need not give any notice of the Outside Date.
     This L/C is transferable, in whole but not in part, and may be successively transferred to any transferee (the “Transferee”). JPMorgan Chase Bank, N.A. only is authorized to act as the Transferring Bank. We shall not recognize any transfer of this Letter of Credit until this original Letter of Credit together with any amendments and a signed and completed Transfer Form, attached hereto as Exhibit C , is Received by us. Issuer shall look solely to Account Party for payment of any fee for any transfer of this L/C. Such payment is not a condition to any such transfer. Issuer shall promptly reissue or endorse the transfer on the reverse of this L/C in favor of Transferee as Beneficiary. Upon any transfer, all references to Beneficiary shall automatically refer to Transferee, who may then exercise all rights of Beneficiary. The correctness of the signature and title of the person signing the transfer forms must be verified by your bank. In case of any transfer under this Letter of Credit, the draft and any required statement must be executed by the transferee. This Letter of Credit may not be transferred to any person with which U.S. Persons are prohibited from doing business under U.S. Foreign Assets Control Regulations or other applicable U.S. Laws and Regulations.
     Any notice to Beneficiary shall be in writing and delivered by hand with receipt acknowledged or by overnight delivery service such as FedEx (with proof of delivery) at the above address, or such other address as Beneficiary may specify by written notice to Issuer
     No amendment that adversely affects Beneficiary shall be effective without Beneficiary’s written consent.
     This L/C is subject to and incorporates by reference: (a) the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 500 (the “UCP”); and (b) to the extent not inconsistent with the UCP, Article 5 of the Uniform Commercial Code of the State of New York.

Very truly yours, [Issuer Signature]

EXHIBIT A
FORM OF SIGHT DRAFT
{Beneficiary Letterhead}
To:
JPMorgan Chase Bank, N.A.
C/O JPMorgan Treasury Services
Attn: Standby Letter of Credit Department, 4th Floor
10420 Highlan Manor Drive
Tampa, Florida 33610
SIGHT DRAFT
At sight, pay to the order of                     , the sum of                      United States Dollars ($                    ). Drawn under JPMorgan Chase Bank, N.A. Letter of Credit No.                      dated December 19, 2006.
{Name and Signature block, with signature or purported signature of beneficiary}
Date:

A-1

EXHIBIT B
FORM OF BENEFICIARY’S STATEMENT
{Beneficiary Letterhead}
To:
JPMorgan Chase Bank, N.A.
C/O JPMorgan Treasury Services
Attn: Standby Letter of Credit Department, 4th Floor
10420 Highlan Manor Drive
Tampa, Florida 33610
Letter of Credit No.
BENEFICIARY’S STATEMENT
We are simultaneously submitting to you a sight draft in the amount of                      United States Dollars ($                    ). The funds requested under sight draft represents funds due us pursuant to Section 10.7 of the lease dated                      between Regeneron Pharmaceuticals, Inc. as tenant and the undersigned as landlord.
{Issuer is hereby directed to pay the proceeds of this sight draft solely to the following account:                     .} [Preceding paragraph is optional.]
{Names and Signature block, with signature or purported signature of beneficiary}
Date:

B-1

EXHIBIT L
TITLE POLICY WITH CCRS
[TO FOLLOW]

L-1

EXHIBIT M
FORM OF MAJOR-SUBTENANT SNDA
SUBTENANT RECOGNITION AND ATTORNMENT AGREEMENT
     This SUBTENANT RECOGNITION AND ATTORNMENT AGREEMENT (this “Agreement”) is entered into as of ___, 200___(the “Effective Date”), between BMR-Landmark at Eastview LLC, a Delaware limited liability company whose address is 17140 Bernardo Center Drive, Suite 222, San Diego, California 92128 (Attn: General Counsel/Real Estate) (“Overlandlord”), and                     , a                      [type of entity], whose address is                                                                                   (“Subtenant”), based on these facts:
     A. Regeneron Pharmaceuticals, Inc., a New York corporation, whose address is 777 Old Saw Mill River Road, Tarrytown, New York 10591 (“Sublandlord”), occupies and leases portions of the real property and improvements commonly known as The Landmark at Eastview (“Sublandlord’s Premises”), under that certain Lease dated                     , 2006 between Overlandlord and Sublandlord (as amended, renewed, extended, or otherwise changed from time to time, the “Overlease”).
     B. By that certain Sublease dated as of                      (the “Sublease”), Sublandlord demised to Subtenant part of Sublandlord’s Premises (“Subtenant’s Premises”). Subtenant’s Premises are commonly known as                                                             .
     C. Subtenant and Overlandlord desire to agree upon the relationship between their interests in Sublandlord’s Premises and their rights and obligations if certain events occur.
     NOW, THEREFORE, for good and sufficient consideration, receipt of which the parties acknowledge, Subtenant and Overlandlord agree:
78. Definitions.
     These terms shall have the following meanings in this Agreement.
     78.1 “Construction-Related Obligation” means any obligation to make, pay for, or reimburse Subtenant for any alterations, demolition, or other improvements or work. “Construction-Related Obligations” shall not include: (a) reconstruction or repair after fire, casualty or condemnation; or (b) day-to-day maintenance and repairs.
     78.2 “Overlease Termination” means any termination of the Overlease or eviction of Sublandlord under the Overlease, whether arising: (a) by agreement of Overlandlord and Sublandlord; (b) as a result of Sublandlord’s rejection of the Overlease under bankruptcy or similar law; (c) under applicable state landlord-tenant law or any other applicable law; or (d) from merger of Overlandlord’s and Sublandlord’s estates thereunder.
     78.3 “Subrent” means any fixed, base, or additional rent or subrent under the Sublease.

79. Subordination.
     The Sublease shall be, and shall at all times remain, subject and subordinate to the Overlease and Overlandlord’s interest in Overlandlord’s Premises.
80. Recognition and Attornment.
     80.1 No Exercise of Landlord-Tenant Remedies Against Subtenant. So long as the Sublease has not been terminated on account of Subtenant’s default that has continued beyond applicable cure periods (an “Event of Default”), Overlandlord shall not name or join Subtenant as a defendant in any exercise of Overlandlord’s rights and remedies arising upon a default under the Overlease unless applicable law requires Overlandlord to join Subtenant as a condition to proceeding against Sublandlord or prosecuting such rights and remedies. In the latter case, Overlandlord may join Subtenant only for such purpose and not to terminate the Sublease or otherwise adversely affect Subtenant’s rights.
     80.2 Termination; New Lease. If the Sublease has not been terminated because of Subtenant’s Event of Default, then, effective upon and from and after any Overlease Termination, Overlandlord shall not terminate or disturb Subtenant’s possession of Subtenant’s Premises. Instead, as of the Overlease Termination Overlandlord and Sublandlord shall take the following actions (and shall automatically be deemed to have taken such actions, which they shall promptly confirm in writing). As of Overlease Termination, the Sublease shall automatically terminate, and Subtenant hereby surrenders and releases any rights to occupy Subtenant’s Premises under the Sublease after Overlease Termination. The Overlease shall simultaneously be replaced with a new lease directly between Overlandlord and Subtenant (a “New Lease”), on these terms:
   (a) The demised premises shall consist of Subtenant’s Premises;
   (b) The terms and conditions shall be identical to those of the Overlease, to the extent applicable (and as allocated in Overlandlord’s reasonable judgment taking into account the terms of the Overlease) to Subtenant’s Premises (including any extension or renewal rights), except that Subtenant shall have none of the following rights: (a) options relating to expansion, first refusal, or first offer; (b) any rights relating to real property outside Subtenant’s Premises in excess of such rights as Overlandlord is then granting to other full-floor tenants within the Project (for example, reserved parking rights if new full-floor tenants are not receiving reserved parking rights at such time); and (c) any rights of offset or self-help;
   (c) Subtenant shall have no rights or interests in the Security Deposit under the Overlease and instead shall provide Overlandlord with a new security deposit in accordance with the formula under the New Lease;
   (d) Subtenant’s existing occupancy of Subtenant’s Premises shall be deemed to constitute delivery of possession under the New Lease (subject to any other occupancies or rights of possession created directly or indirectly by or through Sublandlord or Subtenant);
   (e) Overlandlord shall have no obligation to perform any Construction-Related Obligations under the New Lease;

2

   (f) Subtenant and Overlandlord shall have no obligations or liability under the New Lease for any period(s) before Overlease Termination; and
   (g) Subtenant shall pay as Basic Annual Rent under the New Lease an amount (to be calculated once for the term of the New Lease, taking into account market conditions as of the date of the Overlease Termination) equal to the higher of: (i) Basic Annual Rent under the Overlease, as Overlandlord reasonably allocates such rent to Subtenant’s Premises; or (ii) fair market rental value of Subtenant’s Premises (taking into account all terms of the New Lease except Basic Annual Rent) as determined by agreement of Overlandlord and Subtenant or, failing such agreement, under Overlease Section 44.1.
     80.3 Further Documentation. This Article shall be effective and self-operative without any need for Overlandlord or Subtenant to execute any further documents. Each shall, however, confirm the provisions of this Article in writing upon request by either of them, including execution and delivery of a New Lease in the form this Article requires.
81. Protection of Overlandlord.
     Notwithstanding anything to the contrary in the Sublease or the Overlease, Overlandlord shall have no liability under the Sublease, including any liability for any acts or omissions of Sublandlord, any payments Subtenant made to Sublandlord, or any security deposit.
82. Miscellaneous.
     82.1 Notices. All notices or other communications required or permitted under this Agreement shall be in writing and given by certified mail (return receipt requested) or by nationally recognized overnight courier service that regularly maintains records of items delivered. Each party’s address is stated in the opening paragraph, subject to change by notice under this paragraph. Notices shall be effective the next business day after being sent by overnight courier service, and five business days after being sent by certified mail (return receipt requested).
     82.2 Successors and Assigns. This Agreement shall bind and benefit the parties and their successors and assigns. If Overlandlord conveys Overlandlord’s Premises and assigns the Overlease, then upon delivery to Subtenant of written notice thereof accompanied by the assignee’s written assumption of all obligations under this Agreement, the assignor’s liability shall end. “Sublandlord” includes Sublandlord’s successors and assigns as sublandlord under the Sublease.
     82.3 Entire Agreement. This Agreement constitutes the entire agreement between Overlandlord and Subtenant regarding the subordination of the Sublease to the Overlease and the rights and obligations of Subtenant and Overlandlord as to the subject matter of this Agreement.
     82.4 Conflicts. If this Agreement conflicts with the Sublease, then this Agreement shall govern as between the parties, including upon any Overlease Termination. This Agreement supersedes, and constitutes full compliance with, any provisions in the Sublease that provide for delivery of a recognition or attornment agreement by, Overlandlord. Overlandlord confirms that Overlandlord has consented to Sublandlord’s entering into the Sublease.

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     82.5 Overlandlord’s Rights and Obligations. Overlandlord shall have no obligations to Subtenant with respect to the Sublease.
     82.6 Miscellaneous. The interpretation, validity and enforcement of this Agreement shall be governed by and construed under the internal laws of the State of New York, excluding its principles of conflict of laws. This Agreement may be amended, discharged or terminated, or any of its provisions waived, only by a written instrument executed by the party to be charged. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Overlandlord represents that Overlandlord has full authority to enter into this Agreement, and Overlandlord’s entry into this Agreement has been duly authorized by all necessary actions.

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     IN WITNESS WHEREOF, Overlandlord and Subtenant have duly executed this Agreement as of the Effective Date.

OVERLANDLORD	SUBTENANT

BMR-Landmark at Eastview LLC, a	[Subtenant], a
Delaware limited liability company

By:	By:

Name:	Name:
Title:	Title:
Sublandlord consents and agrees to the foregoing Agreement, which was entered into at Sublandlord’s request. The foregoing Agreement shall not alter, waive or diminish any of Sublandlord’s obligations under the Overlease or the Sublease. The above Agreement discharges any obligations of Overlandlord under the Overlease to enter into a recognition and attornment agreement with Subtenant. Sublandlord is not a party to the above Agreement.
SUBLANDLORD
Regeneron Pharmaceuticals, Inc., a New York corporation
      By:
           Name:
           Title:
Dated:                     , 200_
Attachments:
     Schedule A = Description of Sublandlord’s Premises

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Schedule A
Description of Sublandlord’s Premises
[TO BE ATTACHED]

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EXHIBIT N
SCOPE ALLOCATION MATRIX
LANDLORD’S WORK/TENANT IMPROVEMENTS
IMPROVEMENT OF THE PREMISES
Landlord’s Work
Landlord shall perform the following work (“Landlord’s Work”) with respect to the “New Whole Building” and the “New Multiple Tenant Building”:
(a)	Design and construction of the shell and core of each of the Buildings located on the Premises (the “Core and Shell Work”). The Core and Shell Work shall all be designed and constructed in accordance with the requirements of the New York State building codes and include the following:
(i)	Landlord shall cause the site and the building to be designed, engineered and constructed.

(ii)	Details of architecture shall be in substantial conformance with details of design as demonstrated by Landlord’s building plans that shall be attached to the lease and identified as Exhibit J.

(iii)	All areas of the Building (to be defined within the Lease) shall be fully permitted and constructed by Landlord and shall be in complete compliance with the most recent version of applicable local, state and federal building codes and regulations including the Americans with Disabilities Act, at time of design to Landlord’s best knowledge and belief, necessary for Tenant improvements construction.

(iv)	At time of delivery, should Tenant elect to construct its own improvements, Landlord shall provide all areas within the Premises in broom clean condition and all systems serving the Premises or within the Premises shall be in good working order, unless Tenant has elected to begin Tenant improvements early, as defined in this Lease.

(v)	Building structure;
a.	Each typical floor of the Core and Shall design has attempted to accommodate a minimum 9’0” finished ceiling height throughout and adequate plenum space to accommodate Tenant’s light fixtures, main and secondary HVAC distribution, data/telecom cabling, fire protection and other requirements that the tenant has within the ceiling plenum, final clearances and ceiling height is to be determined by tenant design.

b.	Concrete floor slabs over metal deck with a minimum compressive strength as specified by structural engineer and indicated on the contract documents contained in Exhibit J.

c.	All floors to have a floor live loading capacity of 120 pounds per square foot inclusive of a 20 pound per square foot partition load and the Vivarium on the third floor of Building A, shall have a floor live loading capacity of 150 pounds per square foot as indicated by the contract documents contained in Exhibit J.

d.	Roof structure shall be designed for 150 pounds per square foot live load. During Core and Shell construction, Tenant intends to design and install mechanical equipment on the roof of the building. Any structural modification required to satisfy the Tenants menchanical load will be coordinated with Landlords design team and be completed at Tenants cost..

e.	The building floor to floor heights shall be no less than 16’-0” for floors 1 through 3. Penthouses on Buildings A and B are intended for electrical equipment and elevator access.

f.	The building structure shall be delivered per the plans and specifications described further in Exhibit J with the steel structure, including all columns and beams designed to meet the floor loading requirements and including diagonal brace frames, composite steel and concrete floors and roof. The building structure has been designed to accommodate the anticipated weight of the mechanical units planned for Building C.

g.	All perimeter fire safing required by code between floors.

h.	All miscellaneous metals, lintels and connection details as required for the complete base building.,
(vi)	Exterior Building;
a.	Exterior wall assembly with a glazing system in accordance with option 1 dated 11/21/06 by Tzoi Kobus.

b.	Provide an entry-way canopy. Tenant to obtain all necessary permits and approvals. Canopy design shall be approved by Landlord prior to its installation, such approval not to be unreasonably withheld.

c.	All required insulation at the exterior walls, roof and spandrel areas compliant with codes at time of design.

d.	Loading dock area with four (4) 8’x10 electrical operated truck doors at buildings A & B as specified in plans and specs (Exhibit J).

(vii)	Roofing;
a.	Landlord shall utilize the best materials and engineering practices pursuant to the construction documents and include at least a 15-year materials warranty. The roof shall comply with similar specifications of a Class A+ building..

b.	Provide walkway pads to all base building roof top mechanical equipment.

c.	Provide louvers as shown on plans and specifications as referenced in Exhibit J.
(viii)	Common Area;
a.	Exterior wall assembly with a glazing head height of no less than 10’-0”.

b.	Main electric room located in the penthouse of each building to accommodate switch gear and electrical equipment.

c.	Provide (2) two 4” conduits to a single entry point in each Building per the plans and specifications as referenced in Exhibit J

d.	Building stairways for exiting as designed for a B occupancy, with base building finishes including painted walls, sealed concrete floors, heat and lighting.

e.	Tenant shall provide mechanical equipment rooms for Tenant’s use, as required for each Building.

f.	Drywall on all base building shafts, as shown on the plans and specifications,

g.	All doors and frames (minimum 3’-0”x 8’-0”) for common area rooms meeting all rating requirements per code. All interior core doors shall be hollow metal doors with code compliant hardware.

h.	Smooth and level concrete in accordance with plans and specifications.

i.	Provide Finished Elevator(s) for each Building meeting applicable building code requirements and a service elevator for each building with access to the basement and penthouse and common stair access to the penthouse. All elevators shall be constructed to receive Tenant’s card access system.

j.	Provide a suitable loading area including dock levelers for truck access and trash management.

(ix)	Fire Sprinklers:
a.	Provide required combination sprinkler/standpipe system with fire department valve connections.
b.Temporary protection consisting of mains, laterals and uprights, installed throughout the building according to applicable codes. All finished common areas and stairwells shall be fitted with complete fire sprinkler systems and fire alarm system as required by code upon occupancy
c. Provide fire service and double –check valve assembly.
d. Provide fire pump, controller and test header as required. Fire pump requirement shall be determined at a later date as agreed by the Owner. Fire pump included within construction documents as “future” equipment.
e. Provide alarm check valve and Siamese connection.
f. Provide all floor control valve assemblies and test drains.
g. Provide require flow tamper switch and pressure switches.
h. Fire protection alarm and communications system installed according to applicable code.
Plumbing;
a.	Provide sanitary waste tie-in at ground floor, vent stacks (shall penetrate roof only and stop below roof), domestic water required to service common area restrooms and janitor closets (valved and capped at first floor riser only. Tenant shall extend.). Stacks and risers from ground floor to roof shall be provided by Tenant.

b.	Provide one (1) point connection for domestic cold water for washrooms. Provide one (1) non-potable cold water connection in basement for mechanical equipment and one (1) non-potable cold water connection near water room for laboratory program.

c.	Provide sump pumps and floor drains at each of Building A & B basements. Final pump size to be determined by Tenant.

d.	Provide foundation drainage with pumps and power for Building A & B basement.

e.	Provide base building pH neutralization system, as shown on plans and specifications..

f.	Provide domestic/potable water service including backflow preventer and pressure reducing valves to the building.

e.	Gas;
a.	Provide gas service to each building, as shown on the plans and specifications.

b.	Provide gas main line to Building A and B, to accommodate all base building and tenant requirements.
f.	HVAC systems;
a.	Cooling for elevator machine room shall be provided by Tenant.

b.	Tenant’s air handling units shall provide cooling to all base building common areas including lobby, restrooms, electrical rooms, elevator machine rooms, MDF’s, IDF’s and janitor closets.

c.	Tenant shall provide exhaust systems required for all common areas in Building A and floors 2 and 3 of Building B. Landlord shall provide exhaust systems required for all common areas on the first floor of Building B.

d.	Acoustical sound attenuation for all base building and Tenant mechanical systems shall be provided by Tenant at the time of equipment installation.
g.	Electrical;
a.	Generators are to be provided and installed by Tenant for Tenant’s use only.

b.	Landlord to provide the main power service from site central plant distribution equipment in the Spine Building Penthouse to the entry point in the building at each building to the main electric room located in the penthouse of each building.

c.	All power and lighting for elevators, fire stairs.

d.	Provide code required fire alarm system for a cold, dark shell in all buildings;

e.	Landlord to provide lightning protection system at each building.

f.	Landlord to provide (2) 4” conduits from Spine Building main telecom room into each buildings’ main MDF room on the first floor.
(h) Design, construction and installation of all site work, parking lots and landscaping in the Premises (the “Site Work”). The Site Work shall include the following:

(i)	All landscaping;

(ii)	All parking areas, including striping, directional signs and markings, parking bumpers, handicapped markings and signage in accordance with approved plans and specs (Exhibit J);

(iii)	All sidewalks, walkways, driveways and street connections;

(iv)	All parking lot lighting and sight lighting shown on the plans and specifications referenced in Exhibit J:;

(v)	Trash enclosures;

(vi)	Underground utility connections to the Buildings, shown on the plans and specifications referenced in Exhibit J.

EXHIBIT O
CAM POOLS
BMR-LANDMARK AT EASTVIEW — CAM POOL
The following CAM Pools allocate Operating Expenses Landlord incurs within: (a) the various Premises; (b) interior Common Areas of multitenanted buildings at the Property; and (c) exterior Common Areas of the entire Property.
The interior Common Areas (“b” above) means the lobbies, common hallways, common restrooms, MEP closets, conference rooms, emergency stairs, and other common areas of only the following buildings (the “Multitenanted Buildings”): 765 (Linde); 777; and New Multiple Tenant Building.
Powerhouse expenses are excluded from all Operating Expenses below except the column captioned “Retained Premises.”
“Existing Project” means only buildings and improvements in existence on the Execution Date.

PREMISES	New Whole Tenant Building	New Multiple Tenant Building	New Multiple Tenant Building	Retained Premises	All Premises	New Multiple Tenant Building
Tenant’s Reimbursement Share	100%	Tenant’s Proportionate Share of New Multiple Tenant Building	100%	Tenant’s Proportionate Share of Existing Project	Tenant’s Proportionate Share of Entire Project	Tenant’s Proportionate Share of Multitenant Buildings only
Of Landlord’s Operating Expenses Marked with “X” Below Incurred Within	New Whole Tenant Building	New Multiple Tenant Building	New Multiple Tenant Building Premises	Existing Project (Including Powerhouse)	Entire Project (Excluding Powerhouse)	Interior Common Areas of Multitenant Buildings
ACCOUNT
Utilities:
Electricity	x		x	x (actual cost calculated by current model)		x
Gas	x		x	x (actual cost calculated by current model)		x
Water	x	x		x

Building Maintenance & Repairs:
Bulbs	x		x	x		x
Carpet/Floor Repairs	x		x	x		x
Ceiling Repairs	x		x	x		x
Computer Service					x
Electrical Supplies	x		x	x		x
Electrical Repairs	x		x	x		x
Environmental Repairs	x		x	x
Equipment Maintenance					x
Equipment Rental					x
Exterior Repairs					x
Fire Extinguisher	x		x	x		x
General Repairs	x	x		x		x
Glass Replacement	x	x		x		x
Key and Keycard Stock	x	x		x		x
Inspection Fees	x	x		x		x
Lighting Repairs	x	x		x
Locksmith	x	x				x
Maintenance Supplies	x		x	x
Painting	x	x		x		x
Pest Control					x
Plumbing Repairs	x		x	x
Plumbing Supplies	x		x	x		x
Roof Repairs	x		x	x		x
Sign Repairs		x			x
Uniforms					x

Janitorial:
Contracted Service					x
Power Washing					x
Window Washing					x

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PREMISES	New Whole Tenant Building	New Multiple Tenant Building	New Multiple Tenant Building	Retained Premises	All Premises	New Multiple Tenant Building
Tenant’s Reimbursement Share	100%	Tenant’s Proportionate Share of New Multiple Tenant Building	100%	Tenant’s Proportionate Share of Existing Project	Tenant’s Proportionate Share of Entire Project	Tenant’s Proportionate Share of Multitenant Buildings only
Of Landlord’s Operating Expenses Marked with “X” Below Incurred Within	New Whole Tenant Building	New Multiple Tenant Building	New Multiple Tenant Building Premises	Existing Project (Including Powerhouse)	Entire Project (Excluding Powerhouse)	Interior Common Areas of Multitenant Buildings
HVAC
Repairs	x		x	x (actual cost calculated by current model)		x
Maintenance	x		x	x (actual cost calculated by current model)		x

Elevators:
Contracted Services					x
Permits/Fees	x	x		x
Repairs	x		x	x

Landscape & Grounds Maintenance:
Contracted Service					x
Interior Landscaping					x
Landscaping Repairs					x
Parking Lot Repairs					x
Shuttle					x
Trash Removal					x
Vehicle Repairs & Maintenance					x
Lot and Landscape — Other					x

Security & Life Safety:
Contracted Service					x
Security Supplies					x
Life Safety Inspections					x
Security Vehicle					x
Fire & Life Safety — Repairs	x	x				x

Property Administrative:
Cell Phones and Pagers					x
Consultant Fees					x
Computer Supplies & Repairs					x
Legal Fees					x
Licenses & permits					x
Office General					x
Office Rent					x
Office Supplies					x

Salaries & Related:
Administrative Salaries					x
Administrative P/R Taxes & Related					x
Maintenance Salaries					x
Maintenance P/R Taxes & Related					x
Temporary Help					x

Management:
Management Fee	As per lease

Taxes:
Real Property & School	x		x			x

Insurance:
Boiler & Machinery Insurance					x
DIC Insurance					x
Liability Insurance					x
Property Insurance					x
Environmental Insurance					x

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EXHIBIT P
EXCLUDED SERVICES
          Tenant shall with respect to any full calendar year(s) have the right to elect to arrange or provide Tenant’s own internal security services, internal janitorial services, and/or internal maintenance and repair services, as Tenant elects (the “Excluded Services”) at Tenant’s option for the New Whole Building Premises (and, if Tenant exercises the Expansion Option, then the Premises located in the New Multiple Tenant Building) (the “Excluded Services Premises”) provided that Tenant gives Landlord notice by November 1 of any calendar year, effective as of January 1 of the next calendar year, of such election (an “Excluded Services Notice”).
          Tenant may not give an Excluded Services Notice for internal maintenance and repair services except to the extent that: (a) such internal maintenance and repair services only affect areas within the Premises and do not affect any of Landlord’s Building Systems and Structures (as defined in Section 18.1 of the Lease) or any Utilities; and (b) Tenant has reasonably determined that Landlord has provided such Excluded Services in an unsatisfactory manner, and has given Landlord notice and a reasonable opportunity (at least 30 days) to improve such Excluded Services, but Landlord has not done so.
          Starting on the first January 1 that occurs at least two months after Landlord receives any Excluded Services Notice (an “Excluded Services Date”), Landlord shall: (a) have no obligation to provide any Excluded Services in the Excluded Services Premises; and (b) for purposes of this Lease, exclude the cost of such Excluded Services from the corresponding CAM Pools for the Excluded Services Premises.
          Tenant may at any time (by giving at least two (2) months’ prior written notice, effective on the next January 1 after the date of such notice) revoke any Excluded Services Notice. After any such revocation, Tenant may not give another Excluded Services Notice for a year. Any Excluded Services Notice (or its revocation) may relate only to any one of the following: (a) all internal security; (b) all janitorial; (c) all internal maintenance and repair services; or (d) all of items: “a,” “b” and “c.”

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EXHIBIT Q
FORM OF MORTGAGEE/LESSOR SNDA
EXHIBIT Q — FORM OF MORTGAGE SNDA
SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT
     This SUBORDINATION, NONDISTURBANCE, AND ATTORNMENT AGREEMENT (this “Agreement”) is entered into as of                     , 200___(the “Effective Date”), between ___, a                     , whose address is                                          (“Mortgagee”), and Regeneron Pharmaceuticals, Inc., a New York corporation, whose address is 777 Old Saw Mill River Road, Tarrtytown, new York 10591 (“Tenant”), with reference to the following facts:
     A. BMR-Landmark at Eastview LLC, a Delaware limited liability company, whose address is 17140 Bernardo Center Drive, Suite 222, San Diego, California 92128 (Attn: General Counsel/Real Estate) (“Landlord”), owns (or holds a long term leasehold estate arising under a master lease recorded ___at                      in ) the real property located at The Landmark at Eastview (such real property, including all buildings, improvements, structures and fixtures located thereon, “Landlord’s Premises”), as more particularly described in Schedule A.
     B. Mortgagee has made a loan to Landlord in the original principal amount of $___(the “Loan”).
     C. To secure the Loan, Landlord has encumbered Landlord’s Premises by entering into that certain                      dated ___, 200 , in favor of Mortgagee (as amended, increased, renewed, extended, spread, consolidated, severed, restated, or otherwise changed from time to time, the “Mortgage”) to be recorded in the Official Records of the County of Westchester, State of New York (the “Land Records”).
     D. Pursuant to a Lease dated as of ___, ___, as amended on ___, ___, and ___, ___ (the “Lease”), Landlord demised to Tenant [part of] Landlord’s Premises (“Tenant’s Premises”). Tenant’s Premises are commonly known as                     .
     E. Tenant and Mortgagee desire to agree upon the relative priorities of their interests in Landlord’s Premises and their rights and obligations if certain events occur.
     NOW, THEREFORE, for good and sufficient consideration, Tenant and Mortgagee agree:
83. Definitions.
     The following terms shall have the following meanings for purposes of this Agreement.
     83.1 Construction-Related Obligation. A “Construction-Related Obligation” means any obligation of Landlord under the Lease to make, pay for, or reimburse Tenant for any alterations, demolition, or other improvements or work at Landlord’s Premises, including Tenant’s Premises. “Construction-Related Obligations” shall not include: (a) reconstruction or repair following fire, casualty or condemnation; or (b) day-to-day maintenance and repairs.
     83.2 Foreclosure Event. A “Foreclosure Event” means: (a) foreclosure under the Mortgage; (b) any other exercise by Mortgagee of rights and remedies (whether under the Mortgage or under applicable law, including bankruptcy law) as holder of the Loan and/or the Mortgage, as a result of which Successor Landlord becomes owner of Landlord’s Premises; or (c) delivery by Landlord to Mortgagee (or its designee or nominee) of a deed or other conveyance of Landlord’s interest in Landlord’s Premises in lieu of any of the foregoing.
     83.3 Former Landlord. A “Former Landlord” means Landlord and any other party that was landlord under the Lease at any time before the occurrence of any attornment under this Agreement.
     83.4 Offset Right. An “Offset Right” means any right or alleged right of Tenant to any offset, defense (other than one arising from actual payment and performance, which payment and performance would bind a Successor Landlord pursuant to this Agreement), claim, counterclaim, reduction, deduction, or abatement against Tenant’s payment of Rent or performance of Tenant’s other obligations under the Lease, arising (whether under the Lease or under applicable law) from Landlord’s breach or default under the Lease.
     83.5 Rent. The “Rent” means any fixed rent, base rent or additional rent under the Lease.
     83.6 Successor Landlord. A “Successor Landlord” means any party that becomes owner of Landlord’s Premises as the result of a Foreclosure Event.
     83.7 Termination Right. A “Termination Right” means any right of Tenant to cancel or terminate the Lease or to claim a partial or total eviction arising (whether under the Lease or under applicable law) from Landlord’s breach or default under the Lease.
84. Subordination.
     The Lease shall be, and shall at all times remain, subject and subordinate to the lien imposed by the Mortgage, and all advances made under the Mortgage.
85. Nondisturbance, Recognition and Attornment.
     85.1 No Exercise of Mortgage Remedies Against Tenant. So long as the Lease has not been terminated on account of Tenant’s default that has continued beyond applicable cure periods (an “Event of Default”), Mortgagee shall not name or join Tenant as a defendant in any exercise of Mortgagee’s rights and remedies arising upon a default under the Mortgage unless applicable law requires Tenant to be made a party thereto as a condition to proceeding against Landlord or prosecuting such rights and remedies. In the latter case, Mortgagee may join Tenant as a defendant in such action only for such purpose and not to terminate the Lease or otherwise adversely affect Tenant’s rights under the Lease or this Agreement in such action.

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     85.2 Nondisturbance and Attornment. If the Lease has not been terminated on account of an Event of Default by Tenant, then, when Successor Landlord takes title to Landlord’s Premises: (a) Successor Landlord shall not terminate or disturb Tenant’s possession of Tenant’s Premises under the Lease, except in accordance with the terms of the Lease; (b) Successor Landlord shall be bound to Tenant under all the terms and conditions of the Lease (except as provided in Section 4 of this Agreement); (c) Tenant shall recognize and attorn to Successor Landlord as Tenant’s direct landlord under the Lease, subject to Section 4 of this Agreement; and (d) the Lease shall continue in full force and effect as a direct lease, in accordance with its terms (except as provided in Section 4 of this Agreement), between Successor Landlord and Tenant.
     85.3 Further Documentation. The provisions of this Article shall be effective and self-operative without any need for Successor Landlord or Tenant to execute any further documents. Tenant and Successor Landlord shall, however, confirm the provisions of this Article in writing upon request by either of them.
86. Protection of Successor Landlord.
     Notwithstanding anything to the contrary in the Lease or the Mortgage, Successor Landlord shall not be liable for or bound by any of the following matters:
     86.1 Claims Against Former Landlord. Any Offset Right that Tenant may have against any Former Landlord relating to any event or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as the result of any breach by Former Landlord that occurred before the date of attornment. (The foregoing shall not limit either (a) Tenant’s right to exercise against Successor Landlord any Offset Right otherwise available to Tenant because of events occurring after the date of attornment or (b) Successor Landlord’s obligation to correct any conditions that existed as of the date of attornment and violate Successor Landlord’s obligations as landlord under the Lease.)
     86.2 Prepayments. Any payment of Rent that Tenant may have made to Former Landlord more than thirty days before the date such Rent was first due and payable under the Lease with respect to any period after the date of attornment other than, and only to the extent that, the Lease expressly required such a prepayment.
     86.3 Payment; Security Deposit. Any obligation: (a) to pay Tenant any sum(s) that any Former Landlord owed to Tenant or (b) with respect to any security deposited with Former Landlord, unless such security was actually delivered to Mortgagee.
     86.4 Modification, Amendment, or Waiver. Any modification or amendment of the Lease, or any waiver of any terms of the Lease, made without Mortgagee’s written consent, which consent will not be unreasonably withheld or delayed, provided, however, the consent of Mortgagee will not be required for any modification or amendment of a ministerial nature or any modification or amendment executed and delivered by Landlord and Tenant to reflect the exercise valid and timely of a right or option contained in the Lease.
     86.5 Surrender, Etc. Any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of the Lease.

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     86.6 Construction-Related Obligations. Any Construction-Related Obligation of Former Landlord.
87. Exculpation of Successor Landlord.
     Notwithstanding anything to the contrary in this Agreement or the Lease, upon any attornment pursuant to this Agreement the Lease shall be deemed to have been automatically amended to provide that Successor Landlord’s obligations and liability under the Lease shall never extend beyond Successor Landlord’s (or its successors’ or assigns’) interest, if any, in Landlord’s Premises from time to time, including insurance and condemnation proceeds, Successor Landlord’s interest in the Lease, and the proceeds from the operation, financing and any sale or other disposition of Landlord’s Premises by Successor Landlord (collectively, “Successor Landlord’s Interest”). Tenant shall look exclusively to Successor Landlord’s Interest (or that of its successors and assigns) for payment or discharge of any obligations of Successor Landlord under the Lease as affected by this Agreement. If Tenant obtains any money judgment against Successor Landlord with respect to the Lease or the relationship between Successor Landlord and Tenant, then Tenant shall look solely to Successor Landlord’s Interest (or that of its successors and assigns) to collect such judgment. Tenant shall not collect or attempt to collect any such judgment out of any other assets of Successor Landlord.
88. Mortgagee’s Right to Cure.
     88.1 Notice to Mortgagee. Notwithstanding anything to the contrary in the Lease or this Agreement, before exercising any Termination Right or Offset Right, Tenant shall provide Mortgagee with notice of the breach or default by Landlord giving rise to same (the “Default Notice”) and, thereafter, the opportunity to cure such breach or default as provided for below.
     88.2 Mortgagee’s Cure Period. After Mortgagee receives a Default Notice, Mortgagee shall have a period of thirty days beyond the time available to Landlord under the Lease in which to cure the breach or default by Landlord. Mortgagee shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Landlord, except to the extent that Mortgagee agrees or undertakes otherwise in writing.
     88.3 Extended Cure Period. In addition, as to any breach or default by Landlord the cure of which requires possession and control of Landlord’s Premises, provided that (a) Mortgagee undertakes to Tenant by written notice to Tenant within thirty days after receipt of the Default Notice to exercise reasonable efforts to cure or cause to be cured by a receiver such breach or default within the period permitted by this paragraph and (b) Tenant shall be able to conduct its business at the Tenant’s Premises despite such default by Landlord, Mortgagee’s cure period shall continue for such additional time (the “Extended Cure Period”) as Mortgagee may reasonably require to either (a) obtain possession and control of Landlord’s Premises and thereafter cure the breach or default with reasonable diligence and continuity or (b) obtain the appointment of a receiver and give such receiver a reasonable period of time in which to cure the default.

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89. Miscellaneous.
     89.1 Rent Payment Notices. From and after Tenant’s receipt of written notice from Mortgagee (a “Rent Payment Notice”), Tenant shall pay all Rent to Mortgagee or as Mortgagee shall direct in writing, until such time as Mortgagee directs otherwise in writing. Tenant shall comply with any Rent Payment Notice notwithstanding any contrary instruction, direction or assertion from Landlord. Mortgagee’s delivery to Tenant of a Rent Payment Notice, or Tenant’s compliance therewith, shall not be deemed to: (a) cause Mortgagee to succeed to or to assume any obligations or responsibilities as Landlord under the Lease, all of which shall continue to be performed and discharged solely by Landlord unless and until any attornment has occurred pursuant to this Agreement; or (b) relieve Landlord of any obligations under the Lease.
     89.2 Notices. All notices or other communications required or permitted under this Agreement shall be in writing and given by certified mail (return receipt requested) or by nationally recognized overnight courier service that regularly maintains records of items delivered. Each party’s address is as set forth in the opening paragraph of this Agreement, subject to change by notice under this paragraph. Notices shall be effective the next business day after being sent by overnight courier service, and five business days after being sent by certified mail (return receipt requested). Notwithstanding the foregoing, any notice to Tenant shall be sent to the addresses specified in the Lease.
     89.3 Successors and Assigns. This Agreement shall bind and benefit the parties, their successors and assigns, any Successor Landlord, and its successors and assigns. If Mortgagee assigns the Mortgage, then upon delivery to Tenant of written notice thereof accompanied by the assignee’s written assumption of all obligations under this Agreement, all liability of the assignor shall terminate.
     89.4 Entire Agreement. This Agreement constitutes the entire agreement between Mortgagee and Tenant regarding the subordination of the Lease to the lien of the Mortgage and the rights and obligations of Tenant and Mortgagee as to the subject matter of this Agreement.
     89.5 Interaction with Lease and with Mortgage. This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of nondisturbance agreements by the holder of, the lien of the Mortgage. Mortgagee confirms that Mortgagee has consented to Landlord’s entering into the Lease.
     89.6 Mortgagee’s Rights and Obligations. Except as expressly provided for in this Agreement, Mortgagee shall have no obligations to Tenant with respect to the Lease. If an attornment occurs pursuant to this Agreement, then all rights and obligations of Mortgagee under this Agreement shall terminate, without thereby affecting in any way the rights and obligations of Successor Landlord provided for in this Agreement.
     89.7 Interpretation; Governing Law. The interpretation, validity and enforcement of this Agreement shall be governed by and construed under the internal laws of the State where Landlord’s Premises are located, excluding its principles of conflict of laws.
     89.8 Amendments. This Agreement may be amended, discharged or terminated, or any of its provisions waived, only by a written instrument executed by the party to be charged.

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     89.9 Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
     89.10 Mortgagee’s Representation. Mortgagee represents that Mortgagee has full authority to enter into this Agreement, and Mortgagee’s entry into this Agreement has been duly authorized by all necessary actions.

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     IN WITNESS WHEREOF, this Agreement has been duly executed by Mortgagee and Tenant as of the Effective Date.

MORTGAGEE	TENANT

REGENERON PHARMACEUTICALS,

INC., a New York corporation

By:	By:

Name:	Name:

Title:	Title:

Landlord consents and agrees to the foregoing Agreement, which was entered into at Landlord’s request. The foregoing Agreement shall not alter, waive or diminish any of Landlord’s obligations under the Mortgage or the Lease. The above Agreement discharges any obligations of Mortgagee under the Mortgage and related loan documents to enter into a nondisturbance agreement with Tenant. Landlord is not a party to the above Agreement. Landlord irrevocably directs Tenant to comply with any Rent Payment Notice, notwithstanding any contrary direction, instruction, or assertion by Landlord. Tenant shall be entitled to rely on any Rent Payment Notice. Tenant shall be under no duty to controvert or challenge any Rent Payment Notice. Tenant’s compliance with a Rent Payment Notice shall not be deemed to violate the Lease. Landlord hereby releases Tenant from, and shall indemnify and hold Tenant harmless from and against, any and all loss, claim, damage, liability, cost or expense (including payment of reasonable attorneys’ fees and disbursements) arising from any claim based upon Tenant’s compliance with any Rent Payment Notice. Landlord shall look solely to Mortgagee with respect to any claims Landlord may have on account of an incorrect or wrongful Rent Payment Notice. Tenant shall be entitled to full credit under the Lease for any Rent paid to Mortgagee pursuant to a Rent Payment Notice to the same extent as if such Rent were paid directly to Landlord.

LANDLORD
BMR-LANDMARK AT EASTVIEW LLC, a Delaware
limited liability company

By:
Name:
Title

Dated: ______, 200__
Attachments:
Schedule A = Description of Landlord’s Premises

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Schedule A
Description of Landlord’s Premises:

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EXHIBIT R
Intentionally Omitted

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EXHIBIT S
PRELIMINARY SIGNAGE SKETCHES
[IMAGE]

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EXHIBIT T
OPERATIONS PROTOCOL
JANITORIAL DESCRIPTION OF SERVICES
NIGHT SERVICES
TRASH
Daily:
•	Deposit all trash in designated areas (Ensure that recyclable trash is discarded in recyclable bins)
ELEVATORS
Daily:
•	Damp mop tile floors or vacuum carpets.

•	Spot clean walls, doors, and fixtures.

•	Clean elevator tracks.
Weekly:
•	Spray/buff tile floors, if any.

•	Clean interior to bottom of elevator cab
STAIRWAYS AND LANDINGS
Daily:
•	Sweep steps and landings, dust railings.
Weekly:
•	Damp mop stairs, tile and concrete.
Monthly:
•	Spot clean walls and doors.
CORRIDORS
Daily:
•	Dust mop.

•	Clean and polish water fountains.

•	Clean slop sinks.

•	Vacuum and spot clean carpets.

•	Spot mop concrete and tile floors.

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EXHIBIT U
RETAINED PREMISES HVAC CALCULATION MODEL
Monthly HVAC billings for each tenant are calculated by multiplying the monthly airflow in million cubic feet (“MCF”) for each tenant by the cost per MCF, also calculated monthly.
The monthly air flow for each tenant is determined by multiplying the full-load airflow rating of each fan feeding the tenant space in cubic feet per minute (“CFM”) by the runtime factor provided on the fan schedule and by 60 to provide an hourly usage in cubic feet. This is done each hour, and summed for the month to provide a total airflow for the month, expressed in MCF.
The runtime factor for each fan is provided on a fan schedule, and accounts for both partial runtime during an hour, and reduced flow on setback. Any changes to the fan schedule for billing purposes must be requested by the tenant in writing at least five (5) working days before the change is to take place.
Airflow from a fan providing air to more than one tenant will be allocated based on the percentage of MCF delivered.
The cost per MCF is determined by taking the appropriate costs associated with supplying and delivering conditioned air to tenant space and dividing it by the total airflow provided to the site, calculated as above and summing across all fans. This cost is calculated monthly.

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